Exhibit 4.3

RECEIVABLES PURCHASE AGREEMENT

dated as of July 31, 2013

among

FERGUSON RECEIVABLES, LLC,

as Seller,

FERGUSON ENTERPRISES, LLC,

as Servicer,

THE ORIGINATORS PARTY HERETO FROM TIME TO TIME,

THE CONDUIT PURCHASERS LISTED ON SCHEDULE I FROM TIME TO TIME,

THE COMMITTED PURCHASERS LISTED ON SCHEDULE I FROM TIME TO TIME,

THE LC BANKS LISTED ON SCHEDULE III FROM TIME TO TIME,

THE FACILITY AGENTS LISTED ON SCHEDULE I FROM TIME TO TIME,

ROYAL BANK OF CANADA,

as Administrative Agent,

SUNTRUST BANK,

as Co-Administrative Agent,

and

FERGUSON PLC,

as Parent

-i-

-ii-

-iii-

EXHIBIT A	—	Credit and Collection Policy

EXHIBIT B	—	Form of Monthly Report

EXHIBIT C	—	Form of Assumption Agreement

EXHIBIT D		Form of Addendum/Amendment (Extension of Scheduled Termination Date)

EXHIBIT E	—	Form of Purchase Notice/Letter of Credit Request

EXHIBIT F	—	Form of Optional Reduction Notice

EXHIBIT G	—	Form of Notice of Designated Excluded Receivables

SCHEDULE I	—	Schedule of Purchase Groups, Purchase Group Maximum Net Investments, Purpose Group Percentages, Notice Addresses and Funds Transfer Address)

SCHEDULE II	—	Schedule of Depositary Banks, Lockboxes, and Accounts

SCHEDULE III	—	Schedule of LC Banks, LC Bank Sublimits, Notice Addresses and Funds Transfer Information

SCHEDULE IV	—	Schedule of Designated Excluded Receivables

-iv-

RECEIVABLES PURCHASE AGREEMENT

RECEIVABLES PURCHASE AGREEMENT, dated as of July 31, 2013, among FERGUSON RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), FERGUSON ENTERPRISES, LLC, a Virginia limited liability company (“Ferguson”), as servicer (in such capacity, the “Servicer”), FERGUSON AND THE OTHER ORIGINATORS (as defined herein) party hereto from time to time (the “Originators”), the CONDUIT PURCHASERS (as defined herein) party hereto from time to time and listed on Schedule I hereto, the COMMITTED PURCHASERS (as defined herein) party hereto from time to time and listed on Schedule I hereto, the LC BANKS (as defined herein) party hereto from time to time and listed on Schedule III hereto, the FACILITY AGENTS (as defined herein) party hereto from time to time and listed on Schedule I hereto, ROYAL BANK OF CANADA, as administrative agent for the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents (together with its successors and assigns, in such capacity, the “Administrative Agent”), SUNTRUST BANK, as co-administrative agent for the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents (in such capacity, the “Co-Administrative Agent”), and FERGUSON PLC, a company incorporated in Jersey under registered number 128484 (the “Parent”).

RECITALS

WHEREAS, the Seller intends to purchase from the Originators receivables generated by the Originators from time to time, and certain rights and interests related thereto;

WHEREAS, the Facility Agents, on behalf of their respective Purchase Groups (as defined herein), will from time to time purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;

WHEREAS, the LC Banks, if any, will from time to time issue letters of credit at the request of the Seller, and the Seller will assign an undivided percentage interest in such receivables to secure its reimbursement obligations with respect to such letters of credit pursuant to and in accordance with the terms hereof;

WHEREAS, the Parent has agreed to provide a performance guaranty with respect to the obligations of the Servicer and the Originators contained herein and in the Purchase and Contribution Agreement (as defined herein); and

WHEREAS, each of the Administrative Agent and the Co-Administrative Agent will act in its respective capacity on behalf of the Facility Agents and the Purchase Groups hereunder.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01.    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Account” shall mean any Lockbox Account, any Depositary Account, any Blocked Local Account, any Local Account, the Concentration Account or the Collection Account.

“Acquisition Receivable” shall have the meaning specified in Section 11.21 hereof.

“Administrative Agent” shall mean Royal Bank of Canada, and its successors and assigns.

“Administrative Agent Fee Letter” shall mean the agreement between the Seller and the Administrative Agent, setting forth the fees payable by the Seller to the Administrative Agent, as the same may be from time to time amended, modified or supplemented.

“Affected Person” shall have the meaning specified in Section 2.14 hereof.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Obligor” shall mean any Obligor that is an Affiliate or Subsidiary of another Obligor.

“Aggregate Exposure Amount” shall mean, at any time, the sum of (i) the Aggregate Net Investment, (ii) the undrawn Stated Amount of all Letters of Credit outstanding and (iii) Reimbursement Obligations.

“Aggregate Net Investment” shall mean, at any time, the sum of each Purchase Group’s Net Investment at such time.

“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Yield on the Aggregate Net Investment and the Reimbursement Obligations at such time, (ii) the Aggregate Net Investment at such time, (iii) the aggregate amount of Reimbursement Obligations at such time; (iv) all fees accrued and unpaid hereunder or under the Transaction Fee Letters at such time and (v) all other amounts owed (whether due or accrued) hereunder by the Seller to the Purchasers, the Facility Agents, the LC Banks and the Co-Agents or the Support Providers at such time.

“Agreement” shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

“Alternate Base Rate” shall mean, for any Purchase Group, on any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of (i) the prime rate announced from time to time by the related Facility Agent in effect on such day, (ii) (A) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Facility Agent or LC Bank, as applicable, from three Federal funds brokers of recognized standing selected by it, plus (B) one-half of one percent (.50%) per annum and (iii) the one-month Eurodollar Rate plus one percent (1%) per annum.

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Law of the United States or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Annual Gross Write-off Ratio” shall mean the ratio (expressed as a percentage) calculated for each fiscal year ended July 31 and reported in the Monthly Report delivered to the Facility Agents on the Monthly Report Date immediately following such fiscal year of (i) the gross write-offs of Receivables during such fiscal year to (ii) the aggregate Outstanding Balance of Receivables generated during such fiscal year.

“Assumption Agreement” shall mean an agreement in the form of Exhibit C hereto (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Sections 2.16, 2.17, 11.02, and 11.08 hereof.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficiaries” shall mean the Administrative Agent, for the benefit of itself, the Co-Administrative Agent, the Facility Agents, the Purchasers and the LC Banks.

“Beneficial Ownership Certificate” shall mean a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation, in substantially the form prescribed in the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Blocked Account Agreement” shall mean the “control” agreement related to each Lockbox Account, Depositary Account, Blocked Local Account and the Concentration Account, in form and substance reasonably acceptable to the Administrative Agent, by and among the Seller, the Servicer, the Administrative Agent and the applicable Depositary Bank.

“Blocked Local Account” shall mean, with respect to an Originator, an account established and maintained at a Depositary Bank by the Seller into which Obligor payments with respect to Receivables, as well as payments on cash sales, in each case, generated by such Originator are deposited.

“Break Funding Costs” shall mean the amount payable by the Seller on any Reduction Date (other than a Mandatory Reduction Date or Optional Reduction Date that is a Settlement Date), equal to the sum of:

(i)    with respect to the amount, if any, of a Purchase Group’s Net Investment which is being repaid or assigned or the amount by which a Purchase Group’s Net Investment is not being increased due to a cancelled Incremental Purchase, the difference between (1) the Yield on such amount if such amount had remained or been outstanding through the last day of the Break Funding Period and (2) the income actually received during the Break Funding Period by reinvesting such amount; and

(ii)    all out-of-pocket expenses incurred and reasonably attributable to such repayment, assignment or cancelled Incremental Purchase.

In calculating Break Funding Costs, (i) if the funding source for the amount of Net Investment that is being repaid, assigned or not increased was or would have been Commercial Paper, Yield shall be calculated as set forth in clause (a) of that definition; if the funding source for the amount of Net Investment that is being repaid, assigned or not increased was or would have been LIBOR-based, Yield shall be calculated as set forth in the applicable portion of clause (b) of that definition and (ii) the “Break Funding Period” shall be the period from the applicable Reduction Date through the last day that the funding source for such repaid, assigned or cancelled Net Investment is or would have been outstanding.

“Business Day” shall mean any day on which (i) banks are not authorized or required to close under the Laws of New York, (ii) a bond market holiday is not recommended by the Securities Industry and Financial Markets Association and (iii) if used in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Calculation Period” shall mean a calendar month.

“Carrying Cost Reserve Amount” shall mean, on any day, the product of (i) the Carrying Cost Reserve Ratio and (ii) the Net Receivables Balance on such day.

“Carrying Cost Reserve Ratio” shall mean, on any day, calculated for the preceding Calculation Period, the product of (i) the applicable Stress Factor, (ii) the Default Rate and (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the prior 12 Calculation Periods and the denominator of which is 360.

“Change of Control” shall mean (i) with respect to the Seller, Ferguson shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, (ii) with respect to Ferguson, the Parent shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, (iii) with respect to any Originator other than Ferguson, Ferguson shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests therein, or (iv) with respect to the Parent, any Person (whether acting alone or in concert) gains Control (directly or indirectly) of the management and policies of the Parent, whether through the ownership of its Voting Stock, by contract or otherwise.

“Closing Date” shall mean July 31, 2013.

“Co-Administrative Agent” shall mean SunTrust Bank, and its successors and assigns.

“Co-Administrative Agent Fee Letter” shall mean the agreement between the Seller and the Co-Administrative Agent, setting forth the fees payable by the Seller to the Co-Administrative Agent, as the same may be from time to time amended, modified or supplemented.

“Co-Agents” shall mean the Administrative Agent and the Co-Administrative Agent.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning specified in Section 2.01(b) hereof.

“Collection Account” shall mean the account, if any, established and maintained by, and in the name of, the Administrative Agent (for the benefit of the Purchase Groups), in accordance with Section 4.10(e) hereof.

“Collections” shall mean, for any Receivable as of any date, all cash collections and other cash proceeds (whether in the form of cash, wire transfer, or checks) of that Receivable, including, without limitation, all finance charges, if any, and cash proceeds of the related property with respect to such Receivable, any Deemed Collections of such Receivable and any amounts received with respect to a Participation Interest in such Receivable..

“Commercial Paper” shall mean the commercial paper notes which fund the purchase of Receivables by each Conduit Purchaser and which are issued in the commercial paper market by such Conduit Purchaser or an entity sponsored by the same financial institution to provide funding to the related Conduit Purchaser.

“Committed Purchaser” shall mean each entity which is or becomes a party to this Agreement in such capacity by executing this Agreement or an Assumption Agreement and that is identified as such from time to time on Schedule I to this Agreement, and any of its successors and assigns.

“Complete Servicing Transfer” shall have the meaning specified in Section 4.09(a) hereof.

“Concentration Account” shall mean the deposit account established and maintained at Bank of America, N.A., account number 4427713552, in the name of the Seller, into which account Collections received in the form of credit card payments and Collections transferred from Local Accounts are deposited.

“Concentration Limit” shall mean, on any day, the aggregate Outstanding Balance of all Receivables with respect to the following specified Obligor or type of Obligor may not exceed the applicable concentration limit of the aggregate Outstanding Balance of all Eligible Receivables: (i) in the case of a single Obligor (including a Government Obligor) and such Obligor’s Affiliated Obligors (except in the case of multiple Government Obligors), 2%; (ii) in the case of all Government Obligors, 4%; and (iii) in the case of all Federal Government Obligors, 1.5%.

“Conduit Purchaser” shall mean each entity that is or becomes a party to this Agreement in such capacity by executing this Agreement or an Assumption Agreement and that is identified as such from time to time on Schedule I to this Agreement, and any of its successors and assigns.

“Conduit Support Document” shall mean any agreement entered into by any Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Support Provider of its interest in the Receivables (or any portion thereof) and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

“Consolidated Cash” shall mean the value of cash in hand or at banks, building societies or similar financial institutions standing to the credit of any member of the Group (which must be freely transferable other than to the extent represented by uncleared balances) excluding (i) cash deposited for a fixed term exceeding 12 months, (ii) cash which is subject to any Specified Lien and (iii) cash which is subject to any other Lien apart from any Lien to secure Debt of a member of the Group (and, for these purposes, cash shall not cease to be freely transferable by reason that it is deposited for a fixed term of up to 12 months).

“Contra Account” means, when the Parent is at Leverage Level 3, a Receivable that may be offset by a current account payable due from an Originator to the related Obligor.

“Contract” shall mean a contract between an Originator and an Obligor, and/or any and all invoices and other writings which, in either case, give rise to a receivable arising from the sale by such Originator of goods or rendering of services in the ordinary course of such Originator’s business.

“Control” shall mean the power, directly or indirectly, to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Date” shall mean the date on which the Administrative Agent delivers a notice of exclusive control pursuant to Section 4.10(b).

“Control Event” shall mean (i) the occurrence and continuance of a Termination Event or a Downgrade Event or (ii) if the Parent is at Leverage Level 3, the occurrence and continuance of a Potential Termination Event specified in any of Sections 8.01(f) and (j) through (o).

“Credit Agreement” shall mean (i) the Credit Agreement, dated as of July 21, 2011, among the Parent and Wolseley Limited, as borrowers, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent, as the same may from time to time be amended, supplemented or otherwise modified, or (ii) any credit agreement between the Parent and/or any of its Material Subsidiaries and a group of lenders which replaces the Credit Agreement in preceding clause (i).

“Credit and Collection Policy” shall mean the Servicer’s credit, collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibit A hereto, as the same may be modified from time to time in compliance with Section 4.05 hereof.

“Credit Card Agreement” shall have the meaning specified in Section 3.02(i) hereof.

“Days Sales Outstanding” shall mean, on any day for the preceding Calculation Period, an amount equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Receivables on the first day of such Calculation Period and the denominator of which is the aggregate amount of Receivables generated during such Calculation Period and (ii) 30.

“Debt” shall mean any indebtedness in respect of:

(a)    moneys borrowed and debit balances at banks;

(b)    any debenture, bond, note, loan stock or other security;

(c)    any acceptance or documentary credit being acceptances or documentary credits in respect of finance obligations but excluding acceptance or documentary credits in respect of trade performance obligations;

(d)      receivables sold or discounted (otherwise than those accounted for under IFRS on a non-recourse basis);

(e)      the acquisition cost of any assets to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)    finance leases and hire purchase agreements (whether in respect of land, machinery, equipment or otherwise) which would be shown as liabilities in a balance sheet in accordance with the relevant GAAP )for any relevant period prior to August 1, 2019, in accordance with IFRS);

(g)    interest swap, cap or collar arrangements (and the amount of such indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(h)    currency swap, cap or collar arrangements (and the amount of such indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(i)    amounts raised under any other transaction which is required to be shown as financial indebtedness in accordance with IFRS; or

(j)    any guarantee, indemnity or similar assurance against financial loss of any Person in respect of indebtedness of a type referred to in (a) to (i) above,

but any calculation of the aggregate Debt of the Group and calculation hereunder (1) shall not include any indebtedness of one member of the Group to another member of the Group and (2) shall be on a basis that no amount shall be taken into account more than once in the same calculation.

“Deemed Collections” shall mean collections deemed received by the Seller in an amount equal to (i) all Dilutions and (ii) the aggregate Outstanding Balance of any Receivables (a) which were included in the Net Receivables Balance and which were not Eligible Receivables, (b) in which the Administrative Agent does not have a first priority perfected ownership or security interest or (c) as to which the other representations and warranties set forth in Sections 6.01(d), (e), (g) and (h) and made by the Seller or the Servicer are no longer true and correct in all material respects.

“Default/Loss Proxy Modification Election” shall mean the determination by the Seller, in its sole discretion, in May 2014 (and before the Monthly Report Date in that month) to modify the Default Ratio and Loss Horizon Ratio and components thereof, such modification to take effect for the April 2014 Calculation Period and to be first evidenced in the May 2014 Monthly Report.

“Defaulted Receivable” shall mean the debit balance of a Receivable (i) which remains unpaid for 61 days (or, if the Default/Loss Proxy Modification Election has been made, 91 days) or more from the original due date (other than the portion of a Receivable subject to retainage that is re-aged in the normal course of business), (ii) the Obligor of which is in a bankruptcy or similar proceeding as debtor, (iii) which has been identified by the Servicer or the applicable Originator as uncollectible or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

“Defaulting Purchaser” shall mean any Committed Purchaser that fails to make a Purchase when all conditions to such Purchase have been satisfied.

“Default Rate” shall mean the Alternate Base Rate plus 2.0% per annum.

“Default Ratio” shall mean the ratio (expressed as a percentage) calculated on any day, for the preceding Calculation Period, of (i) the aggregate Outstanding Balance of all Receivables that were not Defaulted Receivables at the beginning of such Calculation Period but that became Defaulted Receivables or that were written off the books of the applicable Originator during such Calculation Period (without duplication) to (ii) the aggregate amount payable in respect of Receivables originated three months (or, if the Default/Loss Proxy Modification Election has been made, four months) prior to such Calculation Period, provided that for the purposes of the Termination Event specified in Section 8.01(l), the Default/Loss Proxy Modification Election will be deemed not to have been made.

“Deferrable Purchase Price” shall have the meaning specified in Section 2.02(b) hereof.

“Deferred Purchase Date” shall have the meaning specified in Section 2.02(b) hereof.

“Delinquency Ratio” shall mean the ratio (expressed as a percentage), calculated on any day, for the preceding Calculation Period, of (i) the aggregate Outstanding Balance of all Receivables which remain unpaid 31 to 60 days from the original due date (other than the portion of a Receivable subject to retainage that is re-aged in the normal course of business) as of the last day of such Calculation Period to (ii) the aggregate Outstanding Balance of all Receivables on such last day.

“Depositary Account” shall mean an account maintained at a Depositary Bank into which Collections in the form of wire transfer or electronic funds transfers are made by Obligors.

“Depositary Bank” shall mean, at any time, any financial institution reasonably acceptable to the Administrative Agent which holds a Lockbox Account, a Depositary Account, a Blocked Local Account, the Concentration Account or the Collection Account.

“Designated Account” shall mean the Seller’s bank account as follows:

Bank of America

411 North Akard Stree

Dallas, TX 75201

ABA No.: 026009593

Account Name: Ferguson Receivables, LLC

Account No.: 4427713552

“Designated Excluded Receivables” shall mean the receivables of the Designated Types listed on Schedule IV hereto from time to time in accordance with the provisions of Section 11.23 hereof.

“Designated Person” shall mean any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country that is subject to any Sanctions.

“Designated Type” shall mean each (i) Obligor or (ii) Originator log-on location(s), each of which has a customer number or log-on number, as identified on Schedule IV hereto from time to time. For the avoidance of doubt, a group of Obligors taken together can constitute a Designated Type, and a group of Originator log-on locations taken together can constitute a Designated Type.

“Dilution” shall mean the portion of any Receivable which is reduced or canceled as a result of (a) any defective, rejected, returned or repossessed goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract, (b) any change in or cancellation of any of the terms of such Contract or any other adjustment by an Originator or the Seller which reduces the amount payable by the Obligor on the related Receivable, (c) any rebates, warranties, allowances or charge-backs, or (d) any setoff or credit in respect of any claim by the Obligor thereof (regardless of whether such claim arises out of the same or a related transaction or an unrelated transaction). The Seller shall be deemed to have received a Collection in an amount equal to the amount of such Dilution of each Receivable on the day such Dilution occurs.

“Dilution Horizon” shall mean, initially, 40 days, and thereafter, such other number of days as may be consented to by the Required Facility Agents.

“Dilution Horizon Percentage” shall mean, on any day, a fraction, expressed as a percentage, the numerator of which is the Dilution Horizon on such day minus 30 and the denominator of which is 30.

“Dilution Horizon Ratio” shall mean a fraction, calculated on any day for the preceding Calculation Period, the numerator of which equals the sum of (i) the aggregate amount of all Receivables generated during such Calculation Period and (ii) the product of the Dilution Horizon Percentage and the aggregate amount of all Receivables generated during the Calculation Period prior to such Calculation Period (or such other number of Calculation Periods (or portions thereof) as reasonably determined by the Co-Agents based on the results generated by the most recent audits) and the denominator of which equals the Net Receivables Balance at the end of such Calculation Period.

“Dilution Ratio” shall mean the ratio (expressed as a percentage), calculated on any day for the preceding Calculation Period, of (i) the amount of Dilution for such Calculation Period to (ii) the aggregate Outstanding Balance of all Receivables generated during the Calculation Period prior to such Calculation Period.

“Dilution Reserve Amount” shall mean, on any day, the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such day.

“Dilution Reserve Percentage” shall mean, on any day, a percentage equal to the greater of (i) 5.0% (the “Dilution Reserve Floor”) and (ii) the amount expressed as a percentage and calculated in accordance with the following formula:

{(SF x ED) + ((DS – ED) x (DS/ED))} x DHR

Where:

SF	=	the applicable Stress Factor;

ED	=	the average of the Dilution Ratios for the twelve most recently ended Calculation Periods;

DS	=	(x) when the Parent is at Leverage Level 1, the highest three month average Dilution Ratio during the twelve most recently ended Calculation Periods, or (y) when the Parent is at Leverage Level 2 or Leverage Level 3, the highest Dilution Ratio during the twelve most recently ended Calculation Periods; and

DHR	=	the Dilution Horizon Ratio at such time.

“Distribution Date” shall mean each of (i) before the Termination Date, (a) the second (2nd) Business Day after each Monthly Report Date and (b) the Business Day after each Weekly Report Date and (ii) on and after the Termination Date, each Business Day.

“Dollar” and “$” shall mean lawful currency of the United States of America.

“Downgrade Event” shall mean that the Parent’s senior unsecured debt rating shall be downgraded below Ba3 from Moody’s or BB- from S&P, as applicable, or suspended or withdrawn.

“EBIT” shall mean, in relation to any period, operating profit as reported in the annual or semi-annual consolidated financial statements of the Parent for the period, before taking into account:

(a)    interest, commissions, discounts and other fees incurred or received or receivable by any member of the Group in respect of Debt or other finance charges deducted in calculating operating profit;

(b)    tax;

(c)    any share of profit of any associated company (as defined in IFRS) or undertaking, except for dividends received in cash by any member of the Group; and

(d)    all exceptional items as defined in the Group’s financial statements, provided that, for any relevant period on and after August 1, 2019, any interest and other finance charge in respect of any lease shown as a liability on the balance sheet shall be deducted from EBIT to the extent it is not deducted in calculating operating profit.

“EBITA” shall mean, in relation to any period, EBIT for such period after adding back all amounts provided for the amortization and impairment of intangible assets.

“EBITDA” shall mean, in relation to any period, EBITA for such period after adding back all amounts provided for depreciation and impairment of property, plant and equipment in such period (other than, for any relevant period on and after August 1, 2019, amounts provided for the depreciation of Rights of Use Assets shown as assets on the balance sheet which shall not be added back) and provided that, for the purpose of calculating the Leverage Ratio:

(a)    EBITDA shall be determined on a pro forma basis so as to give effect from the first day of the relevant period to any person that became a member of the Group or merged into or consolidated with the Parent or any member of the Group during the relevant period and as to exclude from the first day of the relevant period any former member of the Group that ceased to be a member of the Group during such period;

(b)    subject to paragraph (a) above, if a Subsidiary of the Parent is treated in the preparation of the Parent’s consolidated financial statements as a discontinued operation that is “held for sale”, EBITDA shall be determined on a pro forma basis so as to include (to the extent that Subsidiary would otherwise be excluded) that Subsidiary’s profit or loss in the calculation of EBITDA until such time as the Subsidiary concerned has ceased to be a member of the Group.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Purchaser” shall mean a financial institution (i) having two of the following short-term debt ratings: A-1 or better by S&P, P-1 or better by Moody’s, and F1 or better by Fitch and (ii) which, if there are LC Banks, is acceptable to such LC Banks (such determination not to be unreasonably withheld or delayed).

“Eligible Receivable” shall mean, at any time for the determination thereof, any Receivable:

(a)    which arises from the sale of products or services of an Originator in the ordinary course of business and has been invoiced;

(b)    which is an “account” or “payment intangible” as defined in Article 9 of the UCC;

(c)    the Obligor of which is not an affiliate of the Seller or any Originator;

(d)    which is denominated in U.S. dollars and payable in the U.S.;

(e)    the Obligor of which is a U.S. Obligor, except that up to 5.0% of the aggregate Outstanding Balance of all non-Defaulted Receivables may consist of Receivables owing by Foreign Obligors (but no more than 2.0% of such aggregate Outstanding Balance may consist of Receivables owing by Foreign Obligors domiciled in Mexico or any political subdivision thereof);

(f)    the sale of or granting of a security interest in which does not contravene any law and the related Contract does not contain any enforceable restriction on assignment of such Receivable that is effective under applicable Law;

(g)    which represents a bona fide obligation of the Obligor to pay the stated amount (which stated amount does not include any service charges), and the Receivable, together with the related Contract, is enforceable against the related Obligor in accordance with its terms;

(h)    which is not subject to any asserted dispute, counterclaim, defense or asserted right of set-off (including any portion of such Receivable that is attributable to accrued rebate);

(i)    which, together with the related Contract, does not contravene in any material respect applicable law, rule or regulation (including those relating to consumer protection) and no party to such Contract is in violation of any such law, rule or regulation if such contravention or violation, as applicable, would impair the collectability of such Receivable;

(j)    which satisfies all applicable requirements of the Credit and Collection Policy in all material respects;

(k)    except as provided in clause (r)(ii) of this definition, which is due within 90 days of the original billing date therefor;

(l)    in and to which the applicable Originator has validly sold all of its right, title and interest in and to the Seller, and Seller owns good and marketable title to the Receivable, free and clear of any encumbrance, lien or security interest;

(m)    the representations and warranties with respect to which in the Purchase and Contribution Agreement and this Agreement are true and correct in all material respects;

(n)    which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services;

(o)    with respect to which the Seller has not been notified by any Facility Agent of such Facility Agent’s determination in its reasonable credit judgment that such Receivable or type of Receivable or related Obligor will no longer be deemed to be an Eligible Receivable; provided that no Receivable shall cease to be an Eligible Receivable unless the Seller has received at least 10 days prior notice;

(p)    which is payable by an Obligor who is not the subject of bankruptcy or similar proceedings;

(q)    which is not a Defaulted Receivable;

(r)    which has not been extended, rewritten or otherwise modified from the original terms thereof except (i) in accordance with the Credit and Collection Policy, or (ii) with respect to retainage re-aging completed in the normal course of business, which Receivables subject to retainage re-aging shall not exceed 1% of all Receivables;

(s)    which has been fully earned by performance on the part of the applicable Originator, and no further action is required to be performed by such Originator or any other Person with respect thereto other than payment thereon by the applicable Obligor, provided, that a Receivable subject to retainage shall be considered fully earned for the purposes of this clause (s);

(t)    as to which the Obligor is required to make payments (i) directly to a Lockbox or Depositary Account, (ii) by credit card or (iii) directly to the applicable Originator for deposit to a Local Account or a Blocked Local Account;

(u)    which was originated by the applicable Originator and was not originated by a division of the applicable Originator created or resulting from the acquisition of a Person or its assets unless the Receivables originated in connection with such acquired Person or assets have been approved by the Facility Agents in accordance with Section 11.21 hereof, and which is reported by the applicable Originator on the same computer data reporting system as exists on the Closing Date;

(v)    the purchase of the obligation constitutes a current transaction within the meaning of the Section 3(a)(3) of the Securities Act of 1933;

(w)    which represents the sales price of goods or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940; and

(x)    which is not a Contra Account.

“Equity Interests” shall mean with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such securities (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent or Ferguson, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event with respect to a Plan ; (b) a withdrawal by the Parent or Ferguson or any of their respective ERISA Affiliates from a Plan subject to Section 4063 of ERISA during a plan year in which the relevant entity is a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by the Parent or Ferguson or any of their respective ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Plan or Multiemployer Plan, other than any of the foregoing that is a standard termination; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent, Ferguson or any of their respective ERISA Affiliates.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Liabilities” shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” shall mean, for any Purchase Group and any Calculation Period, the sum of LIBOR and the Eurodollar Reserve Percentage for such Purchase Group and such Calculation Period or other period.

“Eurodollar Reserve Percentage” of any Committed Purchaser or LC Bank for any Calculation Period shall mean the reserve percentage applicable two Business Days before the first day of such Calculation Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Calculation Period or other period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve, special deposit or similar requirement) for such Committed Purchaser or LC Bank with respect to liabilities or assets consisting of or including, or deposits with respect to, Eurodollar Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Liabilities is determined) having a term equal to such Calculation Period or other period.

“Excess Concentration Amount” shall mean, on any day, the sum of, without duplication of the amount of each excess concentration, (i) the aggregate amount by which the aggregate Outstanding Balance of Eligible Receivables of an Obligor and its Affiliated Obligor(s) exceeds the applicable Concentration Limit, (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of all Government Obligors exceeds the applicable Concentration Limit and (iii) the aggregate amount by which the Outstanding Balance of Eligible Receivables of all Federal Government Obligors exceeds the applicable Concentration Limit.

“Excluded Receivables” shall mean (i) the indebtedness or payment obligations owed by Obligors arising in connection with the sale of merchandise or rendering of services by the division of Ferguson known as “Lincoln Products/Ferguson Parts and Packaging”, (ii) Designated Excluded Receivables and (iii) Acquisition Receivables.

“Excluded Taxes” shall mean, with respect to an Indemnified Party, any of the following Taxes imposed on or with respect to such Indemnified Party or required to be withheld or deducted from a payment to such Indemnified Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes, and branch profits Taxes imposed as a result of such Indemnified Party being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or that are Other Connection Taxes, (b) in the case of an Indemnified Party, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Indemnified Party with respect to its portion of any Exposure Amount pursuant to a law in effect on the date on which (i) such Indemnified Party acquires or becomes obligated to acquire its portion of any Exposure Amount (other than pursuant to an assignment request by the Seller under Section 11.08) or (ii) such Indemnified Party changes its lending office (unless such change is at the request of the Seller), except in each case to the extent that amounts with respect to such Taxes were payable either to such Indemnified Party’s assignor immediately before such Indemnified Party became a party hereto or to such Indemnified Party immediately before it changed its lending office, (c) any Tax, assignment or other governmental charge attributable to and which would not have been imposed but for such Indemnified Party’s failure to comply with the delivery requirements contained in Section 11.07 with respect to the applicable tax forms (including any successor forms), reports and documentation required to be properly completed and duly executed by such Indemnified Party establishing such Indemnified Party’s exemption from or reduction in U.S. federal withholding tax, and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Exclusion Date” shall mean, with respect to each Designated Type, the date after which the receivables owing to an Originator of such Designated Type shall be Designated Excluded Receivables.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Exposure Amount” shall mean, for each Purchase Group, the applicable Purchase Group Percentage of the Aggregate Exposure Amount.

“Facility” shall mean the facility governed by the terms and conditions set forth in this Agreement, pursuant to which (i) the Facility Agents, on behalf of their respective Purchase Groups, purchase from the Seller undivided interests in the Receivables, the Related Security and the Collections, and (ii) the LC Banks make available to the Sellers Letters of Credit in favor of beneficiaries specified by the Seller and permissible under applicable Law.

“Facility Agent” shall mean, with respect to any Conduit Purchaser, Committed Purchaser or LC Bank, the entity acting as agent for such Conduit Purchaser, Committed Purchaser or LC Bank identified from time to time on Schedule I hereto, which executes this Agreement or an Assumption Agreement, and any successor thereto.

“Facility Termination” shall mean the date on which (i) all Aggregate Unpaids have been fully paid, (ii) the Maximum Net Investment is reduced to zero and (iii) no Letters of Credit remain outstanding.

“FATCA” shall mean the Foreign Account Tax Compliance Act under Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended, and any successor statute thereto.

“Federal Government Obligor” shall mean the United States of America, any territory, possession or commonwealth of the United States of America, or any agency, department or instrumentality of any of the foregoing.

“Fee Collateral Amount” shall mean, on any day on and after the Termination Date, the sum of the Used Fees, the Letter of Credit Fronting Bank Fees and other fees to accrue on the Letters of Credit that are outstanding and undrawn on such day through their stated expiration dates (as such stated expiration dates may be extended in accordance with the proviso in the definition of LC Obligations herein).

“Fee Letter” shall mean the agreement among the Seller and the Facility Agents, setting forth certain fees payable by the Seller in connection with the purchase by the Facility Agents (on behalf of their respective Purchase Groups) of the Receivable Interest, as the same may be amended, modified or supplemented from time to time.

“Ferguson” shall mean Ferguson Enterprises, LLC, a Virginia limited liability company.

“Ferguson Parties” shall mean, collectively, the Seller, each Originator, the Servicer, and the Parent.

“Financial Covenant” shall mean the covenant relating to leverage ratio, net worth or other measure of the financial condition of any Ferguson Party (whether expressed as a covenant or a stand-alone default) contained in the Credit Agreement.

“Foreign Obligor” shall mean an Obligor which is domiciled in Canada or Mexico or any political subdivision thereof.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by the Parent or any Affiliate which is mandated or governed by any Law of any Governmental Authority outside the United States.

“GAAP” shall mean generally accepted accounting principles ineffect in the United States of America from time to time.

“Government Obligor” shall mean (i) any Federal Government Obligor or (ii) any state or local government, including counties, cities and towns, any political subdivision of any of the foregoing, or any agency, department or instrumentality of any the foregoing.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” shall mean the Parent and its Subsidiaries, and for the purposes of the Parent’s consolidated financial statements and Parent’s Leverage Ratio, shall include subsidiary undertakings (within the meaning of Section 1162 of the Companies Act of 2006).

“IFRS” shall mean, with respect to any Person, the international accounting standards within the meaning of IAS Regulation 1606/2002, as in effect from time to time, to the extent applicable to the financial statements of that Person.

“Inclusion Date” shall have the meaning specified in Section 11.21 hereof.

“Incremental Purchase” shall have the meaning specified in Section 2.02(a) hereof.

“Indemnified Parties” shall have the meaning specified in Section 10.01(a) hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Issuance” shall mean the initial issuance by an LC Bank of a Letter of Credit in accordance with the provision of Section 2.10 hereof. “Issue” shall mean the doing of such action.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“LC Bank” and “LC Banks” shall mean each financial institution which agrees to issue Letters of Credit at the request of the Seller by being or becoming a party to this Agreement by executing this Agreement or an Assumption Agreement and which is identified as such from time to time on Schedule III to this Agreement, and any of its successors.

“LC Bank Fee Letter” shall mean, for each LC Bank, the fee letter between such LC Bank and the Seller, setting forth the Letter of Credit Fronting Bank Fee and the other fees payable by the Seller to such LC Bank in connection with the Issuance and/or Modification of a Letter of Credit, as the same may be from time to time amended, modified or supplemented.

“LC Bank Sublimit” shall mean, with respect to any LC Bank, the dollar amount indicated from time to time on Schedule III to this Agreement. For the avoidance of doubt, although the aggregate of the LC Bank Sublimits may exceed the LC Sub-Facility, the Stated Amount of the outstanding Letters of Credit may not exceed at any time the LC Sub-Facility.

“LC Cash Collateral Account” shall mean the account designated as the LC Cash Collateral Account to be established and maintained at JPMorgan Chase Bank, N.A., which account shall be in the name of the Administrative Agent, for the benefit of the Purchase Groups, in respect of the Facility.

“LC Effective Date” shall mean the date on which all of the following have occurred: (i) the LC Banks shall have agreed to provide the LC Sub-Facility and all Facility Agents shall have consented thereto; (ii) the LC Banks and their respective LC Bank Sublimits shall have been agreed upon and Schedule III shall have been completed to reflect the same; (iii) the LC Cash Collateral Account shall have been established; (iv) there shall have been delivered to each LC Bank, the LC Bank Fee Letter; (v) forms of Letter of Credit and Letter of Credit Application shall have been delivered by each LC Bank; and (vi) there shall have been delivered to the Facility Agents all certificates and opinions as are reasonably required by the Administrative Agent and the LC Banks.

“LC Obligations” shall mean, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then undrawn and outstanding Letters of Credit and (b) the aggregate Reimbursement Obligations described in clause (i) of the definition thereof that have not then been reimbursed pursuant to Section 2.11; provided that any Letter of Credit that has expired by its terms but may still be drawn upon in accordance with Rule 3.14 of the International Standby Practices, shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Sub-Facility” shall mean the maximum aggregate amount of Letters of Credit which the LC Banks agree to Issue and have outstanding at any one time, which amount shall equal 33 1/3% of the Maximum Net Investment.

“Letter of Credit” shall have the meaning set forth in Section 2.10(a) of this Agreement.

“Letter of Credit Application” shall mean, for each LC Bank, such LC Bank’s form of Letter of Credit Application, or such other form agreed to from time to time by the Seller and such LC Bank.

“Letter of Credit Bank Fronting Fee” shall mean the fees payable to an LC Bank which issues a Letter of Credit, as provided in the applicable LC Bank Fee Letter.

“Letter of Credit Request” shall mean the request for the Issuance or Modification of a Letter of Credit in substantially the form of Exhibit E hereto.

“Leverage Level” shall mean the applicable level specified below, based on the Parent’s most recently reported Leverage Ratio:

Leverage Level	Leverage Ratio
Level 1	< 1.5:1.0
Level 2	> 1.5:1.0 but < 3.0:1.0
Level 3	> 3.0:1.0

“Leverage Ratio” shall mean, at any time and for the “applicable period”, the ratio of Total Consolidated Net Borrowings to EBITDA. The “applicable period” shall be the 12-month period ended: (i) when the Parent is at Leverage Level 1 or at Leverage Level 2, on the last day of the fiscal year or half-year of the Parent evidenced by the consolidated financial statements most recently delivered pursuant to Section 7.01(b); (ii) in addition to (i) above, when the Parent is at Leverage Level 3, in addition to the dates listed in (i) above, on the last day of the most recent fiscal quarter occurring between the annual and half-yearly consolidated financial statements of the Parent, and (iii) in addition to (i) and (ii) above, if there shall have occurred and be continuing a material adverse change in the financial condition of the Parent and its Subsidiaries, taken as a whole, or Ferguson and its Subsidiaries, taken as a whole, as of any other date specified by the Co-Agents, provided that the Parent and Ferguson shall have received at least 30 days’ notice.

“LIBOR” shall mean, for any Purchase Group and any Calculation Period, a rate per annum, to be reasonably determined by the related Facility Agent, equal to the rate per annum which appears on the Reuters BBA Libor Page 3750, or such other page as may replace page 3750 on that service (rounded up to the nearest 1/100 of 1%), for the purpose of displaying London interbank offered rates of major banks for deposits of Dollars, at or about 11:00 a.m. (London time) two London Business Days prior to the first day of such Calculation Period or other period, as applicable, for a period equal to such Calculation Period or other period, as applicable, in an amount substantially equal to the amount of Dollars to be funded; provided, that in the event no rate is so posted, “LIBOR” shall mean the arithmetic average (rounded up to only four decimal places) of the offered quotations by the related Facility Agent for deposits of Dollars at or about 11:00 a.m. (London time) two London Business Days prior to the Calculation Period or other period, as applicable, in an amount substantially equal to the amount of Dollars to be funded.

“Lien,” with respect to any asset, shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset).

“Limited Liability Company Agreement” shall mean the Limited Liability Company Agreement of the Seller dated July 29, 2013.

“Local Account” shall mean a deposit account established and maintained by a financial institution in the name of an Originator into which account Obligor payments with respect to Receivables as well as payments on cash sales generated by such Originator are deposited. Each Local Account shall be identified on Schedule II hereto, as amended from time to time with the consent of the Administrative Agent.

“Lockbox” shall mean a post office box to which Collections are sent and which is administered by a Depositary Bank.

“Lockbox Account” shall mean an account maintained in the name of the Seller at a Depositary Bank into which Collections are deposited.

“Lookback Period” shall mean, with respect to the Exclusion Date for any Designated Type, the 12 calendar month period most recently ended prior to such Exclusion Date.

“Loss Horizon Ratio” shall mean a fraction, calculated on any day, for the preceding Calculation Period, (i) the numerator of which equals the aggregate Outstanding Balance of all Receivables generated during the four most recent Calculation Periods (or, if the Default/Loss Proxy Modification Election has been made, five Calculation Periods) including such Calculation Period times the Weighted Average Term Factor and (ii) the denominator of which is equal to the Net Receivables Balance on the last day of such Calculation Period.

“Losses” shall have the meaning specified in Section 10.01(a) hereof.

“Loss Ratio” shall mean, on any day, the highest average of the Default Ratios for any three consecutive Calculation Periods during the twelve Calculation Periods preceding the day on which determined.

“Loss Reserve Amount” shall mean, on any day, the product of (i) the Loss Reserve Percentage and (ii) the Net Receivables Balance on such day.

“Loss Reserve Percentage” shall mean, the percentage, calculated on any day, equal to the greater of (a) 10.00% (the “Loss Reserve Floor”) and (b) the product of (i) 2.50, (ii) the Loss Ratio and (iii) the Loss Horizon Ratio.

“Mandatory Reduction Amount” shall mean the amount necessary to cause the Percentage Interest to be less than or equal to 100%, or 90% when the Parent is at Leverage Level 3.

“Mandatory Reduction Date” shall mean the date on which a Mandatory Reduction Amount is paid.

“Marketable Securities” shall mean certificates of deposit, gilt-edged securities or other European Union or United States governmental securities which are freely tradable, units in Sociétés d’Investissement à Capital Variable (managed by reputable banks or financial institutions), commercial paper rated at least A1/P1 by S&P or Moody’s, UK Certificates of Tax Deposit and such other liquid investments as the Parent may from time to time agree in writing with the Administrative Agent.

“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition or operations of (a) the Seller, (b) Ferguson and its Subsidiaries, taken as a whole, or (c) the Parent and its Subsidiaries, taken as a whole; (ii) the ability of the Seller, Ferguson or any other Originator, or the Parent to perform its obligations under any Transaction Document; (iii) the legality, validity or enforceability of any Transaction Document, or (iv) any Purchaser’s or LC Bank’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto.

“Material Subsidiary” shall mean, at any time (i) with respect to any Ferguson Party (other than the Parent), any Subsidiary of such Ferguson Party which as of such time meets the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the SEC and (ii) with respect to the Parent, any Subsidiary (a) the net assets of which represent at least 10% of the consolidated net assets of the Group and (b) whose earnings before interest and tax (calculated in the same manner as EBIT) represents 10% or more of the EBIT of the Group (calculated by reference to the latest available financial statements).

“Maximum Net Investment” shall mean $800,000,000, unless such amount shall be reduced as provided in Section 2.15 or the next sentence or following the termination of a Purchase Group pursuant to Section 11.08 hereof or increased as provided in Section 2.16. On a Non-Pro Rata Extension Date for any Non-Extending Purchase Group, unless such Non-Extending Purchase Group’s Purchase Group Maximum Net Investment has been assigned pursuant to Section 2.17, the Maximum Net Investment shall be reduced by that Non-Extending Purchase Group’s Purchase Group Maximum Net Investment. On any day on and after the occurrence and continuance of a Termination Event or the Scheduled Termination Date, the Maximum Net Investment shall be equal to the Aggregate Exposure Amount.

“Minimum Funding Ratio” shall mean the ratio (expressed as a percentage) calculated on any day, of (i) the Net Receivables Balance on such day minus the Total Reserve Amount on such day to (ii) the aggregate Outstanding Balance of all Receivables.

“Modification” shall mean any renewal, extension (to the extent not automatically renewed subject to the terms of Section 2.10(a)), increase, decrease or other modification of a Letter of Credit, other than a ministerial amendment. “Modify” shall mean the doing of such action.

“Monthly Report” shall have the meaning specified in Section 4.11(a)(i) hereof.

“Monthly Report Date” shall mean the 20th calendar day of each month, or, if such day is not a Business Day, the next Business Day.

“Moody’s” shall mean Moody’s Investors Service, Inc., together with any successor that is a nationally recognized statistical rating association.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 3(37) of ERISA to which the Parent, Ferguson or any ERISA Affiliate makes or is obligated to make contributions.

“Net Investment” shall mean, for each Purchase Group, at any time, the sum of the amounts of Purchase Price paid by the Purchasers in that Purchase Group to the Seller for each Incremental Purchase and Reimbursement Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the related Facility Agent to reduce such Net Investment in accordance with the terms hereof; provided, that each Purchase Group’s Net Investment shall be increased by the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.

“Net Receivables Balance” shall mean, at any time, the Outstanding Balances of the Eligible Receivables at such time reduced by the sum of, without duplication of amounts reducing the amount of total Receivables to determine Eligible Receivables, the following: (i) the Excess Concentration Amount, (ii) the aggregate amount of Collections that are unidentified cash, and (iii) the sales taxes payable in connection with the Receivables.

“Non-Extending Purchase Group” shall have the meaning specified in Section 2.17(c) hereof.

“Non-Pro Rata Extension Date” shall have the meaning specified in Section 2.17(c) hereof.

“Obligor” shall mean a Person who purchased merchandise or services on credit under a Contract and who is obligated to make payments to an Originator.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.

“Optional Reduction Amount” shall mean the amount of reduction of the Aggregate Net Investment specified by the Seller pursuant to Section 2.15(b) hereof.

“Optional Reduction Date” shall mean the date on which an Optional Reduction Amount is paid.

“Optional Reduction Notice” shall have the meaning specified in Section 2.15(b) hereof.

“Originator” shall mean each of Ferguson and each other Subsidiary of Ferguson identified as such from time to time on the signature pages or an addendum hereto; provided that each Subsidiary of Ferguson which is not a party to this Agreement on the Closing Date shall become an Originator hereunder only upon satisfaction of the conditions precedent contained in Section 3.04 hereof.

“Other Companies” shall have the meaning set forth in Section 7.03(a) hereof.

“Other Connection Taxes” shall mean with respect to any Indemnified Party, Taxes imposed as a result of a present or former connection between such Indemnified Party and the jurisdiction imposing such Tax (other than connections arising from such Indemnified Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any portion of its Aggregate Exposure).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.08).

“Outstanding Balance” of any Receivable shall mean, at any time, the then outstanding amount thereof.

“Parent” shall mean Ferguson plc, a company incorporated in Jersey under registered number 128484.

“Parent Undertaking” shall mean the unconditional guarantee by the Parent, for the benefit of the Beneficiaries, specified in Section 5.01 hereof.

“Participation Interest” shall mean, with respect to any Reassigned Receivable, a 100% undivided beneficial interest in the applicable Originator’s right, title and interest, whether now owned or hereafter arising, in, to and under such Receivable and all Related Security and Collections with respect thereto.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Interest” shall mean, at any time of determination, an undivided percentage interest in the Receivables, Related Security and Collections, which percentage is equal to the following:

AEA– LCA + TRA

NRB

Where:

AEA	=	the Aggregate Exposure Amount at the time of such determination;

LCA	=	the amount on deposit in the LC Cash Collateral Account (other than the amount deposited therein pursuant to Section 2.12(a) or (c) hereof or allocable to the Fee Collateral Amount) at the time of determination;

TRA	=	the Total Reserve Amount at the time of such determination; and

NRB	=	the Net Receivables Balance at the time of such determination.

Following the Scheduled Termination Date or the occurrence and continuance of a Termination Event, for the purpose of allocating Collections pursuant to Section 2.08, the Percentage Interest shall be equal to 100% until the Facility Termination.

“Person” shall mean an individual, corporation, limited liability company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or Ferguson or any ERISA Affiliate of either of them contributes or has an obligation to contribute (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to contribute or have an obligation to contribute).

“Potential Termination Event” shall mean any event that, with the giving of notice or the passage of time, or both, would constitute a Termination Event.

“Proceeds” shall mean “proceeds” as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrative Agent’s ownership or security interests therein.

“Proposed Effective Date” shall have the meaning specified in Section 2.17(a) hereof.

“Purchase” shall mean a purchase, including each Reinvestment Purchase, Incremental Purchase and Reimbursement Purchase, by a Facility Agent (on behalf of its related Purchasers) of the Receivable Interest.

“Purchase and Contribution Agreement” shall mean the Purchase and Contribution Agreement dated as of July 31, 2013, by and between the Seller, as purchaser, Ferguson and the Originators, as sellers, as the same may from time to time be amended, supplemented or otherwise modified.

“Purchase Group” shall mean each separate group consisting of one or more Conduit Purchasers, if any, one or more Committed Purchasers, one or more LC Banks, if any, and a Facility Agent, identified from time to time on Schedule I to this Agreement.

“Purchase Group Maximum Net Investment” shall mean, with respect to any Purchase Group, the dollar amount indicated from time to time on Schedule I to this Agreement; provided, that if any Purchase Group becomes a Non-Extending Purchase Group, then, effective on its Non-Pro Rata Extension Date, such Non-Extending Purchase Group’s Purchase Group Maximum Net Investment will equal the Net Investment until repaid in accordance with Section 2.17 hereof; and provided further, that if any Purchase Group is terminated without replacement pursuant to Section 11.08, such Purchase Group’s Purchase Group Maximum Net Investment will be reduced to $0.

“Purchase Group Percentage” shall mean, with respect to a Purchase Group, the percentage equivalent of a fraction, (i) unless the Termination Date has occurred, the numerator of which is the Purchase Group Maximum Net Investment of such Purchase Group and the denominator of which is the Maximum Net Investment and (ii) on each day on and after the Termination Date, the numerator of which is the Exposure Amount of such Purchase Group on such day and the denominator of which is the Aggregate Exposure Amount on such day.

“Purchase Notice” shall mean a notice of an Incremental Purchase or a Reimbursement Purchase substantially in the form of Exhibit E hereto.

“Purchase Price” shall mean (i) with respect to any Incremental Purchase, the amount agreed to by the Seller and the Facility Agents and paid to the Seller by the Facility Agents, on behalf of the Purchasers, as set forth in the Purchase Notice related to such Incremental Purchase and (ii) with respect to any Reimbursement Purchase, the amount drawn under the Letter of Credit as specified in the related Purchase Notice.

“Purchaser” or “Purchasers” shall mean a Conduit Purchaser or a Committed Purchaser, or one or more Conduit Purchasers or Committed Purchasers, as the context so requires, and shall include a Support Provider and any of their respective successors and assigns that may purchase any portion of the Receivable Interest pursuant hereto or which acquires an undivided interest in any Conduit Purchaser’s Receivable Interest pursuant to a Conduit Support Document.

“Rating” shall mean the “Private Monitor” rating assigned by S&P to the Parent’s senior unsecured debt as in effect on the Closing Date.

“Rating Agencies” shall mean, collectively, Moody’s, S&P and Fitch Ratings.

“RBC” shall mean Royal Bank of Canada, a Canadian chartered bank.

“Reassigned Receivable” shall have the meaning specified in Section 2.01A hereof.

“Receivable” shall mean all indebtedness and other payment obligations owed to an Originator by an Obligor arising from the sale of merchandise or rendering of services, by the such Originator under a Contract, including all rights to payment of any interest or finance charges and any security related thereto. “Receivables” shall not include Excluded Receivables.

“Receivable Interest” shall mean, at any time, an undivided percentage ownership or security interest in (i) each and every then outstanding Receivable owned by the Seller, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) all cash and non-cash Proceeds of the foregoing, equal to the Percentage Interest at such time, and only at such time (without regard to prior calculations).

“Records” shall mean correspondence, memoranda, computer programs, tapes, discs, reports, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language; provided, that any intellectual property (such as software) or rights therein that are not permitted by applicable Law or contract to be assigned shall not be included herein.

“Reduction Date” shall mean any day on which any portion of a Purchase Group’s Net Investment funded with Commercial Paper or with Yield based on LIBOR (i) is reduced without compliance by the Seller with the notice requirements under this Agreement, (ii) is assigned by a Conduit Purchaser to its Support Provider pursuant to the applicable Conduit Support Document following the occurrence of a Termination Event under Section 8.01(o) hereof, (iii) is reduced in connection with the payment of an Optional Reduction Amount or a Mandatory Reduction Amount or (iv) would have increased due to an Incremental Purchase requested in a Purchase Notice delivered by the Seller in accordance with Section 2.02 but was not in fact increased.

“Regulatory Change” shall mean the occurrence after the Closing Date (or with respect to any Purchaser or LC Bank, such later date on which such Purchaser or LC Bank, as the case may be, becomes a party to this Agreement) of (i) the adoption of any applicable Law, rule, regulation or treaty (including any applicable law, rule, regulation or treaty regarding capital adequacy or liquidity) or any change therein, (ii) any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, application or implementation, whether commenced prior to or after the Facility closing date, by any Affected Person with the requirements of (a) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (b) the revised BASEL ACCORD prepared by the BASEL Committee on Banking Supervision entitled “A global regulatory framework for more resilient banks and banking systems”, revised June 2011 (“BASEL III”), or (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any existing or future rules, regulations, guidance, interpretations or directives from U.S., Canadian, or other foreign bank regulatory agencies relating to the FAS 166/167 Capital Guidelines, BASEL III or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law), regardless of the date any of the foregoing is enacted, adopted or issued.

“Reimbursement Obligation” shall mean the obligation of the Seller to (i) reimburse the LC Bank pursuant to Section 2.11(a) for amounts drawn under Letters of Credit that have not been satisfied by a Reimbursement Purchase in accordance with the terms of Section 2.11(a) and/or (ii) cash collateralize the Stated Amount of undrawn and outstanding Letters of Credit pursuant to Section 2.11(e), as the context requires.

“Reimbursement Purchase” shall have the meaning specified in Section 2.11(a) or (b) hereof.

“Reinvestment Purchase” shall have the meaning specified in Section 2.05 hereof.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.

“Related Security” shall mean with respect to any Receivable:

(a)    all Contracts with respect to such Receivable;

(b)    all of the Seller’s interest, if any, in the goods (including returned goods) sold by the applicable Originator and which gave rise to such Receivable;

(c)    all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(d)    all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(e)    all Records relating to, and all service contracts and any other contracts associated with, such Receivable, the related Contracts or the related Obligors; and

(f)    all Proceeds of the foregoing.

“Reportable Event” shall mean a “reportable event” as that term is defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived).

“Required Facility Agents” shall mean the Co-Agents and the Facility Agents representing Purchase Groups having Purchase Group Maximum Net Investments equal to more than 50% of the Maximum Net Investment; provided, that if any Facility Agent’s Purchase Group includes a Defaulting Purchaser, its Purchase Group Maximum Net Investment (including as part of the Maximum Net Investment) shall not be included for purposes of this definition.

“Required LC Cash Collateral Amount” shall mean on any day, the sum of (i) if before the Termination Date, the amount, if any, required to be deposited in the LC Cash Collateral Account to cause the Percentage Interest to be less than 100% (90% when the Parent is at Leverage Level 3) on such day, (ii) the amount required to be deposited therein pursuant to Section 2.12(a) with respect to a Defaulting Purchaser, and (iii) on and after the Termination Date, the aggregate Stated Amount of outstanding and undrawn Letters of Credit on such day plus the Fee Collateral Amount, which amount is held in the LC Cash Collateral Account for the benefit of the LC Banks, the Facility Agents and the Purchasers.

“Response Date” shall have the meaning specified in Section 2.17(a) hereof.

“Responsible Officer” shall mean, with respect to each Ferguson Party, the chief executive officer, the president, the chief financial officer or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, as such Ferguson Party may from time to time notify the Administrative Agent.

“Right of Use Asset” shall mean an asset that represents a lessee’s right to use any underlying asset for the lease term.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctions” shall mean any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State) or (b) the European Union or any member state thereof.

“Scheduled Termination Date” shall mean December 20, 2021, or such later date as the Seller, the Parent, Ferguson and the Facility Agents shall agree in writing in accordance with the provisions of Section 2.17 hereof.

“SEC” shall mean the United States Securities and Exchange Commission or any successor regulatory body.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and any successor statute thereto.

“Seller” shall have the meaning defined in the preamble hereto.

“Servicer” shall mean, initially, Ferguson, and thereafter, any Person which upon the termination of a Servicer succeeds to the functions performed by such Person as the Servicer of the Receivables pursuant to a Complete Servicing Transfer.

“Servicer Default” shall have the meaning specified in Section 4.12 hereof.

“Servicer Report” shall mean, as applicable, a Monthly Report or a Weekly Report.

“Servicer Report Date” shall mean, as applicable, each Monthly Report Date and each Weekly Report Date.

“Servicing Fee” shall have the meaning specified in Section 4.14.

“Servicing Fee Percentage” shall mean 1.0%.

“Servicing Fee Reserve Amount” shall mean, on any day, the product of (i) the Servicing Fee Reserve Ratio and (ii) the aggregate Outstanding Balance of all Receivables on such day.

“Servicing Fee Reserve Ratio” shall mean, on any day, for the preceding Calculation Period, the product of (i) the Servicing Fee Percentage, (ii) the applicable Stress Factor and (ii) a fraction the numerator of which is the highest Days Sales Outstanding for the preceding twelve Calculation Periods (including such Calculation Period) and the denominator of which is 360.

“Settlement Date” shall mean (i) the third (3rd) Business Day of each calendar month beginning in September, 2013, and (ii) on and after the Termination Date, each Business Day.

“Stated Amount” shall have the meaning specified in Section 2.10(g) hereof.

“Specified Lien” shall mean: (I) a Lien upon a specific asset or specific assets where such Lien is given solely for the purpose of financing the cost of the acquisition of such specific asset or specific assets or any replacement or substitution of such Lien and where the principal amount secured by each such Lien does not exceed the cost of such acquisition; (ii) a Lien over any asset of any member of the Group acquired by such member of the Group subject to such Lien and which secures only indebtedness secured thereby at the date of such acquisition; (xii) a Lien created by any member of the Group prior to its becoming a member of the Group and securing only indebtedness incurred by such member of the Group prior to its becoming a member of the Group and not incurred in contemplation of its so becoming a member of the Group and which secures only indebtedness secured thereby at the date on which such member becomes a member of the Group; or (iv) a Lien on replacement Excluded Priority Debt (as such term is defined in the Credit Agreement) of the Parent to the extent such Lien is of the nature described in preceding clauses (i), (ii) or (iii).

“Stress Factor” shall mean (i) when the Parent is at Leverage Level 1 or Leverage Level 2, 2.25 and (ii) when the Parent is at Leverage Level 3, 2.50.

“Sub-Servicer” shall mean each Originator (other than Ferguson) in its capacity as sub-servicer of the Receivables originated by it under Section 4.01.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with relevant IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which Voting Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“S&P” shall mean Standard & Poor’s Ratings Services, together with any successor that is a nationally recognized statistical rating organization.

“Support Provider” shall mean and include any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program (excluding any such Person providing any of the foregoing credit or support obligations only with respect to a transaction not related to this Agreement).

“Taxes” shall mean any all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed on an Indemnified Party by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall mean the earlier of (i) the Scheduled Termination Date and (ii) the date on which, following the occurrence and continuance of a Termination Event, a wind-down period is determined (or deemed to have been determined) to commence pursuant to Section 8.02(a).

“Termination Event” shall have the meaning specified in Section 8.01 hereof.

“Total Consolidated Net Borrowings”, shall mean, in respect of any “applicable period” for which the Leverage Ratio is calculated, the aggregate amount of the Debt of the Group determined on a consolidated basis less (i) Consolidated Cash at such time and (ii) the Marketable Securities of the Group at such time, in each case as at the last day of such applicable period. As from (and including) each applicable period which ends after the date hereof, the foreign exchange rate used to calculate Total Consolidated Net Borrowings for that applicable period shall be the rate (or average of the rates) applied in calculating EBITDA for that applicable period.

“Total Reserve Amount” shall mean the sum of (i) the Loss Reserve Amount, (ii) the Dilution Reserve Amount, (iii) the Carrying Cost Reserve Amount and (iv) the Servicing Fee Reserve Amount.

“Transaction Documents” shall mean this Agreement, the Purchase and Contribution Agreement, the Purchase Notices, the Transaction Fee Letters, the Letter of Credit Requests, the Letter of Credit Applications, the Blocked Account Agreements, the Credit Card Agreements, the Limited Liability Company Agreement, and all other material agreements, documents and agreements executed and delivered in connection therewith.

“Transaction Fee Letters” shall mean the Fee Letter, Administrative Agent Fee Letter, the Co-Administrative Agent Fee Letter and the LC Bank Fee Letters.

“Unused Fee” shall have the meaning specified in the Fee Letter.

“Used Fee” shall have the meaning specified in the Fee Letter.

“U.S. Obligor” shall mean (i) if a natural person, is a resident of the United States or (ii) if a corporation or other business organization, (a) is organized under the laws of the United States or any political subdivision thereof and (b) has its principal place of business in the United States or any political subdivision thereof.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

“Voting Stock” shall mean, with respect to any Person, the outstanding shares of Equity Interests voting power for the election of directors of such Person, whether at all times or only so long as no senior class of Equity Interests has such voting power because of default in dividends or such other default.

“Weekly Report” shall have the meaning specified in Section 4.11(a)(ii) hereof.

“Weekly Report Date” shall mean, if a Weekly Report is required to be delivered pursuant to Section 4.11(a)(ii) hereof, the second Business Day of each week.

“Weighted Average Term Factor” shall mean, on any day, the greater of (i) 1.0 and (ii) (A) the weighted average payment terms of the Receivables plus 60 (90, if the Default/Loss Proxy Modification Election has been made) (B) divided by 90 (120, if the Default/Loss Proxy Modification has been made).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” shall mean, for any Purchase Group, for any Calculation Period (or portion thereof), the sum of, for each day in such Calculation Period (or portion thereof):

(a)    to the extent any portion of the Net Investment of such Purchase Group is funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, the product of (i) the portion of the Net Investment of such Purchase Group funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, (ii) a rate of interest equal to the per annum rate (expressed as a percentage and an interest yield equivalent) or, if more than one rate, the weighted average thereof, paid or payable by such Conduit Purchaser from time to time as interest on or otherwise in respect of the Commercial Paper issued by such Conduit Purchaser that is allocated, in whole or in part, by the related Facility Agent to fund such portion of Net Investment on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360; and

(b)    to the extent Net Investment is funded by a Purchaser other than through the issuance of Commercial Paper, the product of (i) the Net Investment on such day of the Purchaser, (ii) a rate per annum equal to the Eurodollar Rate for such day, or, in the event (x) LIBOR cannot be determined for any reason, including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings or (y) it shall become unlawful for the applicable Purchaser to obtain funds in the London interbank market to fund or maintain any portion of the Net Investment of its Purchase Group, then a rate per annum equal to the Alternate Base Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360 (if the Eurodollar Rate is applicable) or 365 or 366, as applicable (if the Alternate Base Rate is based on the prime rate or the federal funds rate and is applicable); and

(c)    to the extent such Purchase Group includes a related LC Bank which is owed a Reimbursement Obligation described in clause (i) of the definition thereof, the product of (i) the amount of such Reimbursement Obligation owed to such LC Bank on such day, (ii) a rate per annum equal to the Eurodollar Rate for such day, or, in the event (x) LIBOR cannot be determined for any reason, including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings or (y) it shall become unlawful for the applicable Purchaser to obtain funds in the London interbank market to fund or maintain any portion of the Net Investment of its Purchase Group, then a rate per annum equal to the Alternate Base Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360 (if the Eurodollar Rate is applicable) or 365 or 366, as applicable (if the Alternate Base Rate is based on the prime rate or the federal funds rate and is applicable);

provided, that at any time when any Termination Event shall have occurred and be continuing, Yield with respect to each Purchase Group’s Net Investment on each day shall be the product of (i) the Net Investments of all Purchasers in such Purchase Group on such day, (ii) a rate per annum equal to the Default Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360 (if the Default Rate is based on the Eurodollar Rate) or 365 or 366, as applicable (if the Default Rate is based on the prime rate or the federal funds rate) and provided, further, that that at any time when any Termination Event shall have occurred and be continuing, Yield for each Purchase Group that includes an LC Bank which is owed a Reimbursement Obligation on each day shall be the product of (i) the amount of such Reimbursement Obligation owed to such LC Bank on such day, (ii) a rate per annum equal to the Default Rate on such day and (iii) a fraction the numerator of which is one and the denominator of which is 360 (if the Default Rate is based on the Eurodollar Rate) or 365 or 366, as applicable (if the Default Rate is based on the prime rate or the federal funds rate).

Section 1.02.    Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, and references to the part include the whole. The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

Section 1.03.    IFRS. If the relevant IFRS changes, as applicable, during the term of this Agreement such that any tests or covenants contained herein would then be calculated, or reports delivered pursuant to those tests or covenants would then be prepared, in a different manner or with different components, the Facility Agents and the Co-Agents agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those tests or covenants as criteria for evaluating the Group’s financial condition to substantially the same criteria as were effective prior to such change in the relevant IFRS; provided, however, that, until the Facility Agents and the Co-Agents so amend this Agreement, all such tests or covenants shall be calculated, and all such reports prepared, in accordance with the relevant IFRS, as in effect immediately prior to such change. All accounting terms not specifically defined herein shall be construed in accordance with the relevant IFRS.

Section 1.04.    LIBOR. If during the term of this Agreement, it shall become no longer market standard to use the London interbank offered rate announced by the British Bankers Association as an index for floating rate borrowings made by or to financial institutions, the Seller, the Servicer, the Parent, the Co-Agents and the Facility Agents agree to negotiate in good faith to amend this Agreement as necessary to substitute for LIBOR an index that approximates the cost of funds based on LIBOR.

Section 1.05.    Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.

ARTICLE II

PURCHASES AND SETTLEMENTS

Section 2.01.    General Assignment and Conveyance; Intent of the Parties. (a) At the time of each Incremental Purchase (including the initial Incremental Purchase) pursuant and subject to Sections 2.02 and 2.03 hereof, each Reinvestment Purchase pursuant and subject to Section 2.05 hereof and each Reimbursement Purchase pursuant and subject to Section 2.11(a) or (b) hereof, the Seller hereby sells to the Facility Agents, for the benefit of the applicable Purchasers, and the Facility Agents, on behalf of the applicable Purchasers, purchases from the Seller of, all of the Seller’s right, title and interest in and to the Receivable Interest representing such Purchases. At the time of each Issuance or Modification of a Letter of Credit, as applicable, pursuant and subject to Section 2.10 hereof, and at all times as such Letters of Credit are outstanding, the Seller hereby assigns to the Facility Agents, for the benefit of the applicable Purchasers and LC Banks, and the applicable Facility Agents, on behalf of the applicable Purchasers and LC Banks, accept the assignment from the Seller of, all of the Seller’s right, title and interest in and to the Receivable Interest securing such Letters of Credit. Any change in the Receivable Interest on any day shall be deemed to be (i) in the event of an increase in the Percentage Interest, a further sale or assignment by the Seller to the Facility Agents, ratably in accordance with their respective Purchase Group Percentages, of an undivided percentage ownership or security interest in each Receivable, together with Related Security and Collections, equal to the amount of such increase or (ii) in the event of a reduction in the Percentage Interest, a reassignment by each Facility Agent, ratably in accordance with its applicable Purchase Group Percentage, to the Seller of an undivided percentage ownership or security interest in each Receivable, together with Related Security and Collections, equal to (in the aggregate for all Facility Agents) the amount of such reduction.

(b)    It is the intention of the parties hereto that each Purchase shall convey to each Facility Agent (for the benefit of its Purchasers), the applicable Purchase Group Percentage of the Receivable Interests, an undivided ownership interest in the Receivables, Related Security, Collections and Proceeds in respect thereof and that such transaction shall not constitute a secured loan. It is not the intention of the parties that the Incremental Purchases, Reinvestment

Purchases and Reimbursement Purchases be deemed a pledge of the Receivable Interests in the Receivables, Related Security, Collections and Proceeds from the Seller to the Facility Agents (on behalf of the Purchasers) to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivable Interests in the Receivables, Related Security, Collections or Proceeds is characterized as collateral for a secured loan or otherwise held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Receivable Interests in the Receivables, Related Security, Collections or Proceeds (any of the foregoing being a “Recharacterization”), then it is the intention of the parties hereto that this Agreement shall be a security agreement and the conveyance provided for in Section 2.01(a) shall be deemed to be a grant by the Seller to the Administrative Agent (for the benefit of the Facility Agents and the related Purchasers) of a first priority perfected security interest, securing repayment of the Aggregate Net Investment and all other amounts payable to the Administrative Agent, the Facility Agents and the Purchasers hereunder, in the Collateral. In the case of any Recharacterization, the Seller represents and warrants as to itself that each remittance of Collections to the Administrative Agent, the Facility Agents or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of its business or financial affairs and (ii) made in the ordinary course of its business or financial affairs. It is the intention of the parties hereto that each Issuance or Modification of a Letter of Credit shall convey to each Facility Agent (for the benefit of its related LC Bank(s) and Purchasers), the applicable Purchase Group Percentage of the Receivable Interest, a first priority security interest in the Collateral, securing repayment of all Reimbursement Obligations and all other amounts payable to the Administrative Agent, the Facility Agents, the Purchasers and the LC Banks hereunder. “Collateral” shall mean the Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to (a) (i) the Receivables, (ii) the Related Security with respect to such Receivables, (iii) all Collections, (iv) all Participation Interests, and (v) the Accounts and the LC Cash Collateral Account and (b) all Proceeds of any of the foregoing.

Notwithstanding anything to the contrary in this Agreement and in any Transaction Document, all the parties to this Agreement shall treat this Agreement as indebtedness for U.S. federal income tax purposes secured by the Receivables and shall take no position inconsistent therewith.

Section 2.01A.     Certain Reconveyances. If the Servicer determines in its reasonable judgment that (i) the filing of a mechanics lien or the making of a claim on a payment bond is necessary or advisable in order to collect a Receivable that is due from a contractor or (ii) it desires to recover any sales or similar tax paid with respect to a Receivable, the Servicer shall prepare the necessary documentation for filing such lien claim or tax refund for signature by the applicable Originator which originated such Receivable. Immediately prior to the execution of such documentation, and without any further action hereunder, the Administrative Agent (on behalf of the Facility Agents and their respective Purchase Groups) shall be deemed to have sold and assigned to the Seller and released its security interest in each such Receivable (each such Receivable, a “Reassigned Receivable”) and pursuant to the Purchase and Contribution Agreement, the Seller shall be deemed to have simultaneously sold all of its right, title and interest in each such Receivable to the applicable Originator. The purchase price paid by the applicable Originator for each sale of a Reassigned Receivable under the Purchase and

Contribution Agreement shall be in the form of the Seller’s retention of a Participation Interest in such Reassigned Receivable, which shall entitle the Seller to receive from such Originator (by deposit into the Concentration Account or other Account subject to a Blocked Account Agreement) all Collections subsequently received with respect to such Reassigned Receivable, but only to the extent actually received. Upon each reconveyance of a Reassigned Receivable pursuant to this Section, the Administrative Agent shall receive a security interest in the Participation Interest relating to such Reassigned Receivable and in any security interest obtained by the Seller in such Reassigned Receivable. Notwithstanding the foregoing, no additional reconveyances of Receivables by the Administrative Agent pursuant to this Section (and sales by the Seller to the applicable Originator pursuant to the Purchase and Contribution Agreement) shall occur (A) without the consent of the Co-Agents, if a Control Event shall have occurred and be continuing or (B) if, during the 12-month period ending on the last day of the month preceding such reconveyance, the sum of the aggregate Outstanding Balance (in each case determined as of the date of reconveyance) of Reassigned Receivables reconveyed hereunder plus the Outstanding Balance of such additional Receivables in which a reconveyance is proposed under this Section would exceed 1% of the aggregate Outstanding Balance of the Receivables generated during such 12-month period.

Section 2.02.    Incremental Purchases. (a) Subject to the terms and conditions hereof, including Section 3.03 and, as applicable, Section 3.04, (i) the Seller may at any time and from time to time at its option sell to the Facility Agents (as agents for the applicable Purchaser(s)) undivided percentage ownership interests in each and every Receivable, together with the Related Security and Collections with respect thereto (each an “Incremental Purchase”), and (ii) each Facility Agent, on behalf of the applicable Purchaser(s) shall make an Incremental Purchase. The Seller shall provide the Administrative Agent and the Facility Agents with a Purchase Notice by 1:00 p.m. (New York City time) at least two Business Days prior to each Incremental Purchase. Each Purchase Notice shall specify (a) the Purchase Price requested to be paid to the Seller and the allocation among the Purchase Groups (which shall be based on their respective Purchase Group Percentages) and (b) the date of such requested Purchase. Subject to the terms and conditions hereof, for any Purchase Group that includes a Conduit Purchaser, if any Conduit Purchaser in such Purchase Group chooses not to purchase (through its related Facility Agent) an Incremental Purchase, the applicable Committed Purchaser in such Conduit Purchaser’s Purchase Group shall purchase (through the related Facility Agent) such Incremental Purchase. Subject to the terms and conditions hereof, Incremental Purchases shall be allocated among the Facility Agents pro rata in accordance with the respective Purchase Group Percentages. No Facility Agent shall have any obligation to make an Incremental Purchase on any day if the conditions set forth in Section 3.03 and, as applicable, Section 3.04, hereof are not satisfied. No Facility Agent, on behalf of its related Purchaser(s), shall make any such Purchase on or after the Termination Date. Each Incremental Purchase shall be in an aggregate amount of at least $1,000,000 or any higher multiple of $100,000 per each Purchase Group. Each Facility Agent shall purchase its related Purchase Group Percentage of each Incremental Purchase.

(b)    Notwithstanding anything to the contrary in this Agreement, to the extent that the Seller delivers a Purchase Notice pursuant to Section 2.02(a) specifying the amount of the requested Purchase Price and the allocation thereof among the Purchase Groups, each Facility Agent may notify the Seller, the Servicer and the Administrative Agent in writing, before the proposed date of the Incremental Purchase, of the election of the Purchasers in its Purchase Group to fund their portion of such requested Purchase Price (the “Deferrable Purchase Price”) not on the requested date of such Purchase, but rather on a day that falls no later than the thirty-second (32nd) day (or if such day is not a Business Day, the next succeeding Business Day) following the date on which the related Purchase Notice is delivered (a “Deferred Purchase Date”). In the event of such an election to defer by any Purchase Group, the Seller shall have the option to cancel the Purchase Notice by prompt notice to all the Purchase Groups, and in the absence of such cancellation, (i) the Committed Purchasers in the Purchase Groups which did not elect to defer the Purchase shall be obligated to fund their portion of the Purchase Price on the applicable requested date of Purchase as specified in the Purchase Notice and the Committed Purchasers in the Purchase Group which elected to defer the Purchase shall be obligated to fund the Deferrable Purchase Price on the applicable Deferred Purchase Date and (ii) the applicable Deferrable Purchase Price shall not be taken into account in determining the Net Investment of the deferring Purchase Group until such time as it has been funded other than for purposes of calculating such Purchase Group’s available Purchase Group Maximum Net Investment.

Section 2.03.    Purchase Price. (a) On the closing date for each Incremental Purchase (or Deferred Purchase Date, if applicable), each Facility Agent, on behalf of the applicable Purchaser(s), shall pay to the Seller in immediately available funds an amount equal to its Purchase Group Percentage of the Purchase Price for such Incremental Purchase. The Purchase Price of the initial Incremental Purchase shall equal the initial Aggregate Net Investment; each Facility Agent, on behalf of its Purchase Group, shall pay its Purchase Group Percentage of such initial Purchase Price. The Purchase Price of each subsequent Incremental Purchase shall equal the amount by which the Aggregate Net Investment is increased by such Incremental Purchase and shall be funded by the Facility Agents, pro rata on the basis of their respective Purchase Group Percentages. Each Purchase Notice shall be irrevocable and binding on the Seller and Seller shall pay Break Funding Costs under Section 2.07(c) incurred as a result of any failure by the Seller to complete such Incremental Purchase except in the event of a Deferred Purchase Date pursuant to Section 2.02(b).

(b)    On the day of each Reimbursement Purchase, the Facility Agents, on behalf of the applicable Purchasers shall pay to the applicable LC Bank in immediately available funds an amount equal to the Purchase Price for such Reimbursement Purchase. The Purchase Price for a Reimbursement Purchase shall be equal to the amount drawn under the applicable Letter of Credit. Each Facility Agent, on behalf of its Purchase Group, shall pay its Purchase Group Percentage of the Purchase Price for each Reimbursement Purchase. The Aggregate Net Investment shall be increased by the amount of each Purchase Price for a Reimbursement Purchase.

Section 2.04.    Payments to Seller. The Purchase Price for each Purchase and all other amounts paid by any Facility Agent or the Administrative Agent hereunder to the Seller shall be made to the Designated Account.

Section 2.05.    Reinvestment Purchases. Subject to Section 3.03 hereof, on each Business Day occurring after the initial Incremental Purchase or Reimbursement Purchase, whichever first occurs hereunder, and prior to the Termination Date, the Seller hereby sells as set forth in Section 2.01 to the Facility Agents, for the benefit of the applicable Purchasers, and each Facility Agent shall, on behalf of the related Purchaser, purchase from the Seller undivided percentage ownership interests in each and every Receivable Interest not previously purchased to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof (each, a “Reinvestment Purchase”), such that after giving effect to such Purchase (and for each Facility Agent that is making such Reinvestment Purchase), (i) the amount of the Aggregate Net Investment of such Facility Agents, for the benefit of their respective Purchasers, at the end of each such day shall be equal to the amount of the Aggregate Net Investment of such Facility Agents, for the benefit of the related Purchasers, at the end of the day immediately preceding such day, plus the Purchase Price paid with respect to any Incremental Purchase or Reimbursement Purchase made on such day, if any, minus the reduction in Aggregate Net Investment pursuant to Section 2.08, 2.09 or 2.15(b) hereof made on such day, if any, and (ii) such Facility Agent’s (for the benefit of its related Purchaser) Purchase Group Net Investment, at the end of each such day shall be equal to the amount of its Purchase Group Net Investment at the end of the day immediately preceding such day, plus its Purchase Group Percentage of the Purchase Price paid with respect to any Incremental Purchase or Reimbursement Purchase made on such day, if any, minus its pro rata portion of the reduction in the Aggregate Net Investment pursuant to Section 2.08, 2.09 or 2.15(b) hereof made on such day. Subject to the terms and conditions hereof, each such Reinvestment Purchase shall be allocated among the Facility Agents (for the benefit of their related Purchasers) pro rata in accordance with the Purchase Group Percentage of the related Purchase Group.

Section 2.06.    [RESERVED]

Section 2.07.    Yield and Fees; Break Funding Costs. (a) The Seller shall pay the Facility Agents (for distribution to the Purchasers and LC Banks, as applicable) Yield due on their Net Investment on each Settlement Date. On the first Business Day of each calendar month, each Facility Agent will provide the Seller and the Servicer with an invoice showing (a) the Yield due on the Net Investment funded by the Purchaser(s) in its Purchase Group and (b) the Yield due on the Reimbursement Obligations owed by the Seller to the LC Banks on the related Settlement Date for the preceding Calculation Period.

(b)    The Seller shall pay the Facility Agents (for distribution to the Purchasers and LC Banks, as applicable), the Administrative Agent and the Co-Administrative Agent, as applicable, the non-refundable fees set forth in the Transaction Fee Letters on each Settlement Date. For each Settlement Date, each Co-Agent and each Facility Agent will provide the Seller and Servicer with an invoice showing the fees due to it and/or the related Purchasers and LC Banks in its Purchase Group on such Settlement Date.

(c)    The Seller shall pay Break Funding Costs to the Facility Agent for any Purchaser whose funding of its portion of Net Investment gives rise to Break Funding Costs on any Reduction Date (other than a Mandatory Reduction Date or an Optional Reduction Date that is also a Settlement Date). The Facility Agent for such Purchaser shall provide a certificate to the Seller and Servicer showing the calculation of such Break Funding Costs and the basis therefor. Break Funding Costs in connection with the payment of an Optional Reduction Amount or a

Mandatory Reduction Amount shall be due and payable at the time such Optional Reduction Amount and Mandatory Reduction Amount is paid. Break Funding Costs in connection with the reduction of Net Investment without the required notice or due to an assignment by a Conduit Purchaser to its Support Provider shall be due and payable on the date of such reduction or assignment. Break Funding Costs in connection with the failure to make a requested Incremental Purchase shall be due and payable on the day such Incremental Purchase was requested to be made.

(d)    All payments made by the Seller or the Servicer to any Facility Agent pursuant to this Section 2.07 shall be made to the account designated by such Facility Agent on Schedule I hereto.

(e)    The calculations of amounts owing to any Facility Agent (for itself or on behalf of its Purchase Group) or to the Administrative Agent in any invoice or certificate provided in this Section 2.07 shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08.    Settlements and Other Payment Procedures. (a) The Servicer shall, on each day before the Termination Date on which Collections of Receivables are received or deemed received by it (including amounts held in the Collection Account):

(i)    set aside on its books and Records and hold in trust from the Percentage Interest in such Collections, an amount equal to (A) with respect to each Purchase Group, the aggregate amount of Yield, Used Fee, Unused Fee and other fees, costs, expenses and indemnity amounts accrued through, or payable on, such day for such Purchase Group, (B) with respect to each LC Bank to which Reimbursement Obligations are due and owing, an amount equal to accrued and unpaid Yield on any outstanding Reimbursement Obligations owed to such LC Bank, (C) with respect to each LC Bank that has issued Letters of Credit, all fees, including the Letter of Credit Fronting Bank Fee, accrued and unpaid to such LC Bank, (D) with respect to the Co-Agents, any accrued and unpaid fees due to the Co-Agents, and (E) with respect to the Servicer, any accrued and unpaid Servicing Fees;

(ii)    deposit to the LC Cash Collateral Account, the amount required to cash collateralize any Defaulting Purchaser’s pro rata share of the aggregate undrawn Stated Amount of Letters of Credit pursuant to 2.12(a) hereof;

(iii)    with respect to any LC Bank to which Reimbursement Obligations are owed, set aside the entire amount of such Reimbursement Obligations owed;

(iv)    with respect to any Non-Extending Purchase Group, on and after the applicable Non-Pro Rata Extension Date (so long as a Termination Event shall not have occurred and be continuing), set aside on its books and Records its ratable share of Collections as described in Section 2.17(c) hereof;

(v)    if the Seller has provided timely notice of an optional reduction of the Aggregate Net Investment or a Mandatory Reduction Amount is due and unpaid, set aside on its books and Records from such Collections the Optional Reduction Amount and Mandatory Reduction Amount, as applicable, and any associated Break Funding Costs due and payable;

(vi)    apply all or a portion of the remainder of the Percentage Interest in such Collections, such that the Aggregate Net Investment after such receipt and Reinvestment Purchases is the same as before such receipt and Reinvestment Purchases; and

(vii)     release any remaining Collections to the Seller;

and on each Settlement Date, Distribution Date, Reduction Date or other day on which other amounts are due and payable pursuant to the terms of this Agreement, pay the amounts set aside above, together with other amounts paid by the Seller, the Servicer or the Parent hereunder, to the Administrative Agent, the Facility Agents (on behalf of their Purchase Groups), the Purchasers or the LC Banks, as the case may be. If the Control Date but not the Termination Date shall have occurred, the daily set asides, applications and payments specified in this Section 2.08(a) shall be performed by the Administrative Agent, based on the information provided in the Servicer Reports and pursuant to Section 4.10(f).

(b)    On the Termination Date and each Business Day thereafter, all Collections received or deemed received (including amounts in the Collection Account), together with other amounts paid by the Seller, the Servicer or the Parent hereunder, shall be applied in the following order of priority (whether or not such funds are sufficient to pay in full all such amounts and pro rata within each level based on the amounts due at such level):

FIRST, to the Servicer in payment of all accrued and unpaid Servicing Fee and all other out-of-pocket costs and expenses owed to it, if any, in connection with the servicing, administering and collecting the Receivables;

SECOND, on a pro rata basis (a) to each Facility Agent, the accrued and unpaid Yield due on its Purchase Group’s Net Investment and (b) to any LC Bank, accrued and unpaid Yield on any outstanding Reimbursement Obligations;

THIRD, on a pro rata basis, (a) to each Facility Agent, the accrued and unpaid Used Fees and Unused Fees due to its related Purchase Group, (b) to each LC Bank, all accrued and unpaid Letter of Credit Fronting Bank Fees due to it and (c) to the Co-Agents, all accrued and unpaid fees due to the Co-Agents;

FOURTH, to the LC Cash Collateral Account, the amount necessary to cause the amount therein to equal the Required LC Cash Collateral Amount;

FIFTH, to any LC Bank, in payment in full of any outstanding Reimbursement Obligations owed to it;

SIXTH, to each Facility Agent, to reduce the related Purchase Group’s Net Investment to zero;

SEVENTH, to the Administrative Agent and each Facility Agent, any amounts necessary to reimburse the Administrative Agent or such Facility Agent for the costs of collection and enforcement of the Facility;

EIGHTH, to each Facility Agent and LC Bank, in payment in full of any other amounts owed by the Seller to the Purchasers and LC Banks in their related Purchase Groups pursuant to this Agreement; and

NINTH, to the Administrative Agent, in payment of expenses owed to it by the Seller pursuant to this Agreement.

(c)    After the Aggregate Net Investment, Reimbursement Obligations, Yield, fees and any other Aggregate Unpaids have been paid in full and, if required hereunder, the LC Cash Collateral Account has been funded in an amount equal to the Required LC Cash Collateral Amount, all additional Collections with respect to the Receivable Interest shall be paid to the Seller for its own account.

(d)    For the purposes of this Section 2.08:

(i)    if, on any day, there arises a Deemed Collection with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such Deemed Collection;

(ii)    except as otherwise required by applicable Law or in (i) above or the relevant Contract, all Collections (other than Deemed Collections) received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables, provided that Deemed Collections shall be applied to the applicable Receivable that gave rise to such Deemed Collection; and

(iii)    if and to the extent any Purchaser or LC Bank shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Purchaser or LC Bank, as applicable, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(e)    The funds deposited into the LC Cash Collateral Account pursuant to (i) Section 2.08, Section 2.09 or Section 2.12 may be applied as set forth in (A) Section 2.11(b) to satisfy the Seller’s Reimbursement Obligations or (B) Sections 2.12(a) or (c) to satisfy a Defaulting Purchaser’s obligations to fund its portion of Reimbursement Purchases, or (ii) Section 11.08 may be applied to satisfy the Seller’s Reimbursement Obligation and the Required

LC Cash Collateral Amount. If on any Monthly Report Date the amount on deposit in LC Cash Collateral Account (other than amounts deposited therein pursuant to Section 11.08 and not then applied pursuant to clause (ii) of the preceding sentence) exceeds the Required LC Cash Collateral Amount, the Administrative Agent shall, on the second Business Day after the next Monthly Report Date, withdraw such excess funds on deposit in the LC Cash Collateral Account, and pay the same to the Seller.

Section 2.09.    Mandatory Reduction of Aggregate Exposure Amount. If, on any day, the Seller knows or should know that the Percentage Interest exceeds 100% (90% when the Parent is at Leverage Level 3), the Servicer or the Seller shall promptly notify the Administrative Agent and the Facility Agents and shall specify the Mandatory Reduction Amount. By the second Business Day after the date of such notification (or, the next Business Day after such notification, if the Parent is at Leverage Level 2 or Leverage Level 3), the Seller shall pay the Mandatory Reduction Amount to the Administrative Agent. The Administrative Agent shall distribute such funds (i) first, to each LC Bank owed any Reimbursement Obligations(s), its pro rata share (based on such LC Banks’ Reimbursement Obligation(s) as a percentage of the aggregate amount of Reimbursement Obligations owed to LC Banks) of such Mandatory Reduction Amount (but in no event in excess of the Reimbursement Obligations(s) owed to each such LC Bank), (ii) second, to pay to each Facility Agent, its Purchase Group’s Purchase Group Percentage of any remaining Mandatory Reduction Amount to repay all or a portion of the related Purchase Group’s Net Investment, and (iii) third, to the LC Cash Collateral Account, any remaining Mandatory Reduction Amount. On any day on which a Mandatory Reduction Amount is due and payable, the Seller shall also be obligated to pay to each Purchaser any Break Funding Costs incurred by such Person in connection with the payment of such Mandatory Reduction Amount, if paid on a date other than a Settlement Date.

Section 2.10.    Letters of Credit. (a) On and after the LC Effective Date, subject to the terms and conditions hereof, each LC Bank, in reliance on the agreements of the Facility Agents set forth in Section 2.11, agrees to issue standby and documentary letters of credit (the “Letters of Credit”) for the account of the Seller on any Business Day during the period from the LC Effective Date to the Termination Date (or, in the case of an LC Bank in a Non-Extending Purchase Group, the applicable Non-Pro Rata Extension Date) in such form as may be approved from time to time by such LC Bank; provided that no LC Bank shall have any obligation to Issue any Letter of Credit if, after giving effect to such Issuance, (i) without the consent of the applicable LC Bank, the LC Obligations owed to such LC Bank at such time would exceed such LC Bank’s LC Bank Sublimit, (ii) the Percentage Interest would exceed 100% (90% when the Parent is at Leverage Level 3), (iii) in the event that the Scheduled Termination Date shall have been extended pursuant to Section 2.17 with respect to some but not all of the Purchase Groups, the portion of the LC Obligations attributable to Letters of Credit with expiry dates after the next Non-Pro Rata Extension Date will exceed the portion of the Maximum Net Investment attributable to the Maximum Net Investment of the Purchase Groups that are not Non-Extending Purchase Groups, or (iv) any Committed Purchaser is a Defaulting Purchaser, unless (x) arrangements with respect to such Defaulting Purchaser have been made which are reasonably satisfactory to such LC Bank to mitigate such LC Bank’s risk with respect to such Defaulting Purchaser (as to both existing Letters of Credit and any proposed new Issuance), (y) the Seller has fulfilled the requirements set forth in Section 2.12(a), or (z) such Defaulting Purchaser has assigned all of its rights, interests and obligations hereunder to assignee(s) in accordance with Section 11.08 hereof. Each Letter of Credit shall (A) be denominated in Dollars, (B) have a face amount of at least $5,000,000, (C) expire no later than the earlier of (1) the first anniversary of its date of issuance and (2) the date that is five Business Days prior to the Scheduled Termination Date (or, in the case of an LC Bank in a Non-Extending Purchase Group, the applicable Non-Pro Rata Extension Date), provided that any Letter of Credit with a one-year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (2) above) and (D) provide for the payment of sight drafts or other written demands for payment no earlier than the next Business Day after being presented for honor thereunder (as long as presented by 2:00 p.m., New York City time, on such Business Day, and, if presented after 2:00 p.m, the second Business Day after being presented) in accordance with the terms thereof and when accompanied by the documents described therein.

(b)     The Seller may from time to time request that an LC Bank Issue or Modify a Letter of Credit, as the case may be, by delivering to such LC Bank, at its address for notices specified on Schedule I hereto (or transmit by electronic communication, if arrangements for doing so have been approved by such LC Bank) and the Administrative Agent a Letter of Credit Application therefor, completed to the satisfaction of such LC Bank, and a Letter of Credit Request. Additionally, the Seller shall furnish to the applicable LC Bank such other certificates, documents and other papers and information as such LC Bank may request. Upon receipt of any Letter of Credit Application, such LC Bank will also provide a copy thereof to the Administrative Agent and, following receipt, the Administrative Agent shall advise the Facility Agents thereof. Such LC Bank will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures. Unless such LC Bank has knowledge, or has received written notice from any Facility Agent, the Administrative Agent or the Seller at least one Business Day prior to the requested date of the applicable Issuance or Modification, that one or more applicable conditions contained in Section 3.03 shall not then be satisfied, then, subject to the terms and conditions hereof, such LC Bank shall on the requested date of the applicable Issuance or Modification, Issue or Modify the Letter of Credit, as the case may be, requested by such Letter of Credit Application and related documentation (but in no event shall such LC Bank be required to Issue or Modify any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all related documentation) by Issuing the original of such Letter of Credit (or requested Modification, if applicable) to the beneficiary thereof or as otherwise may be agreed to by such LC Bank and the Seller. Such LC Bank shall furnish a copy of such Letter of Credit or any amendment thereto to the Seller promptly following the Issuance or Modification thereof. Such LC Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Facility Agents, notice of the Issuance or Modification, as applicable, of each Letter of Credit (including the amount thereof), each increase or decrease in the amount of such Letter of Credit (including the amount thereof) and the termination of such Letter of Credit.

(c)     Notwithstanding the foregoing or anything else to the contrary contained herein, no LC Bank shall be under any obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Bank from Issuing such Letter of Credit, or any Law applicable to such LC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Bank (x) shall prohibit, or request that such LC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, (y) shall impose upon such LC Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Bank is not otherwise entitled to be compensated hereunder) not in effect on the LC Effective Date, or (z) shall impose upon such LC Bank any unreimbursed loss, cost or expense which was not applicable on the LC Effective Date and which such LC Bank in good faith deems material to it; provided that, in the cases of clauses (y) and (z), such LC Bank shall have provided written notice to the Seller of its refusal to issue any Letter of Credit and the specific reasons therefor and the Seller shall not have compensated such LC Bank for the imposition of such restriction, reserve or capital requirement or reimbursed such LC Bank for such loss, cost or expense, as applicable; (ii) the Issuance of such Letter of Credit would otherwise conflict with, or cause such LC Bank or any Purchase Group to exceed any limits imposed by, any applicable Law; or (iii) the Issuance of such Letter of Credit would violate one or more policies of such LC Bank applicable to letters of credit generally. An LC Bank shall not be obligated to Modify any Letter of Credit if (A) such LC Bank would have no obligation at such time to Issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d)    The Seller shall authorize and direct each LC Bank to name the Seller as the “Applicant” or “Account Party” of each Letter of Credit; provided, that any such Letter of Credit may indicate that it is issued “on behalf of Ferguson Enterprises, LLC or an Affiliate of Ferguson Enterprises, LLC” Notwithstanding that a Letter of Credit issued or otherwise outstanding hereunder is in support of any obligations of a Person other than the Seller, the Seller shall be obligated to reimburse the applicable LC Bank hereunder for any and all drawings under such Letter of Credit as provided in this Agreement.

(e)    If any draft shall be presented for payment under any Letter of Credit, the relevant LC Bank shall promptly notify the Seller and the Administrative Agent of the date and the amount thereof and whether such LC Bank has made or will make a payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Seller of its obligation to reimburse such LC Bank with respect to any drawing under a Letter of Credit in accordance with the terms hereof. Upon receipt of any such notice, the Administrative Agent shall promptly advise the Facility Agents thereof. The responsibility of such LC Bank to the Seller in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(f)    To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.10, the provisions of this Section 2.10 shall apply.

(g)    For purposes of determining the “Stated Amount” of a Letter of Credit at any time hereunder, such amount shall be deemed to be the maximum stated amount (including any automatic increases provided by its terms) of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(h)    The Seller shall cause the aggregate Stated Amount of all Letters of Credit outstanding hereunder and all Reimbursement Obligations under clause (i) of that definition to be secured at all times by the Receivable Interest, and shall on every Business Day make such further grant, assignment, transfer and conveyance to the Facility Agents, for the benefit of the related Purchasers and LC Banks, in the Receivables, Related Security and Collections, as is necessary (if any) to cause such Receivable Interest to be so maintained.

(i)    All payments made by an LC Bank pursuant to any Letter of Credit shall be made from funds of such LC Bank, and not from the funds of any other Person.

(j)    Whenever any LC Bank issues a Letter of Credit, each Facility Agent, on behalf of its related Purchasers, shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably (i) agreed to acquire a participation interest therein in an amount equal to its Purchase Group Percentage of the Stated Amount of such Letter of Credit and (ii) committed to make a Reimbursement Purchase hereunder equal to its ratable share of the applicable Reimbursement Obligation in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed by the Seller upon such draw. In the event that any Letter of Credit expires or is surrendered to the issuing LC Bank without being drawn (in whole or in part) then, in such event, the foregoing commitment to make a Reimbursement Purchase with respect to draws under such Letter of Credit shall expire with respect to such Letter of Credit and the Aggregate Exposure Amount shall automatically reduce by the Stated Amount of the Letter of Credit which is no longer outstanding.

Section 2.11. Letter of Credit Reimbursements; Payments. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable LC Bank will promptly notify the Seller and the Administrative Agent of such request on the date such request is made, and the Administrative Agent shall, in turn, promptly advise the Facility Agents thereof. Upon such drawing, the Seller will have a Reimbursement Obligation to reimburse such LC Bank at or prior to 11:00 a.m., New York time on the date on which such draw is required to be paid, in an amount equal to the amount paid by such LC Bank under such Letter of Credit in respect of such drawing. The Seller shall use its own funds available therefor to satisfy its Reimbursement Obligation; provided, that on and after the Termination Date, the Administrative Agent shall apply funds on deposit in the LC Cash Collateral Account to pay the applicable LC Bank the Reimbursement Obligation owed to it. If the Seller shall not have satisfied its Reimbursement Obligation, the applicable LC Bank shall promptly notify the Administrative Agent, the Seller and the Facility Agents of such non-payment by the Seller of its Reimbursement Obligation and the Seller shall be deemed to have requested that a Purchase (each such Purchase, a “Reimbursement Purchase”) be made on the date of the required drawing in the amount paid by such LC Bank under such Letter of Credit in respect of such drawing on such date and (ii) the Seller will deliver promptly to the Facility Agents a Purchase Notice with respect to such Reimbursement Purchase. Such Purchase Notice will specify the amount of the Reimbursement Purchase and the allocation thereof among the

Purchase Groups and remittance instructions provided by the applicable LC Bank. Upon receipt of such Purchase Notice, a Reimbursement Purchase will be made by each Facility Agent (on behalf of its related Purchasers) by delivering its portion of such Reimbursement Purchase (or, in the case of a Defaulting Purchaser, by the Administrative Agent using funds in the LC Cash Collateral Account, if available, to fund such Defaulting Purchaser’s portion of the Reimbursement Purchase) to the Seller by 5:00 p.m. (New York time) on such Business Day; provided, that in no event shall any Facility Agent make a Reimbursement Purchase in the event that, after giving effect to the making of such Reimbursement Purchase, the related Purchase Group’s Exposure Amount would exceed such Purchase Group’s Maximum Net Investment. The requirement to make Reimbursement Purchases hereunder shall continue until the last to occur of any of the following events: (i) each LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (ii) no Letter of Credit issued hereunder remains outstanding and uncancelled; and (iii) all Persons (other than the Seller or any Affiliate) have been fully reimbursed for all payments made under or relating to Letters of Credit. To the extent that any Facility Agent (on behalf of its related Purchasers) does not fund such Reimbursement Purchase hereunder, the aggregate amount of such unfunded Reimbursement Purchases shall be deemed to be a Reimbursement Obligation of the Seller until such time (if at all) that any such Facility Agent(s) (on behalf of their related Defaulting Purchaser(s)) fund their Reimbursement Purchase(s) to such LC Bank. Each Facility Agent’s funding of its ratable portion of a Reimbursement Purchase shall reduce the Seller’s Reimbursement Obligation by the amount of such funding.

(b)     If an LC Bank is required at any time to return to the Seller or any other Person, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to such LC Bank pursuant to this Agreement in payment of a Reimbursement Obligation, each Facility Agent’s obligation (on behalf of its related Purchaser) to make a Reimbursement Purchase in accordance with the terms of Section 2.11(a) shall thereupon arise, and following demand by such LC Bank, each such Facility Agent shall make a Reimbursement Purchase of its ratable amount of any amounts so returned by such LC Bank.

(c)    Notwithstanding any other provision of this Agreement, prior to the date on which a drawing occurs on any Letter of Credit (each such date, a “Drawing Date”), no Yield shall accrue or be payable on the Stated Amount of such Letter of Credit, but fees with respect thereto shall be payable in accordance with the Fee Letter and each LC Bank Fee Letter. Following the Drawing Date of any Letter of Credit and funding of a Reimbursement Purchase, applicable Yield shall accrue and be payable on the outstanding unpaid amount of such Reimbursement Purchase for each day from and including the date such Reimbursement Purchase is made. In addition, following the Drawing Date of any Letter of Credit (and until a Reimbursement Purchase or payment in satisfaction of a Reimbursement Obligation in full), applicable Yield shall accrue and be payable on the outstanding amount of such Reimbursement Obligation for each day from and including the date such Reimbursement Obligation arose to but excluding the date the Seller reimburses the Reimbursement Obligation (or such time as the Reimbursement Purchase is made in full to satisfy the Reimbursement Obligation).

(d)     The Seller’s obligations under this Section 2.11 and the Facility Agents’ obligations to fund Reimbursement Purchases under this Section 2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Seller or any such Facility Agent may have or have had against any LC Bank, any beneficiary of a Letter of Credit or any other Person. The Seller also agrees with each LC Bank that no LC Bank shall be responsible for, and the Seller’s Reimbursement Obligations shall not be affected by, among other things, (i) any lack of validity or enforceability of any Letter of Credit or any Transaction Document or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any LC Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.11(d), constitute a legal or equitable discharge of, or provide a right of setoff against, the Seller’s obligations hereunder. Neither the Administrative Agent, the Facility Agents, the Purchasers nor the LC Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any LC Bank; provided, that the foregoing shall not be construed to excuse the relevant LC Bank from liability to the Seller to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Seller to the extent permitted by applicable Law) suffered by the Seller that are caused by such LC Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an LC Bank (as finally determined by a court of competent jurisdiction), such LC Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an LC Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)    If any Letter of Credit remains outstanding and undrawn (either in full or in part) on the Termination Date, effective as of such date, the Seller shall have a Reimbursement Obligation with respect to all such Letters of Credit in an amount equal to the aggregate Stated Amount of outstanding and undrawn Letters of Credit on such day, together with the associated Fee Collateral Amount, and the Seller agrees to satisfy such Reimbursement Obligation by depositing such amount into the LC Cash Collateral Account.

Section 2.12.    Defaulting Purchasers. (a) If any Committed Purchaser becomes a Defaulting Purchaser at any time when there are undrawn Letters of Credit outstanding, then the Servicer shall on each day following such occurrence apply Collections to cash collateralize for the benefit of the LC Banks the portion of the amount of the then outstanding Letters of Credit equal to such Defaulting Purchaser’s ratable share of such undrawn Stated Amount of outstanding Letters of Credit by depositing all Collections available pursuant to Section 2.08 into the LC Cash Collateral Account until the amount therein is equal to such Defaulting Purchaser’s ratable share of undrawn Stated Amount of outstanding Letters of Credit (including increased amounts due to newly-issued Letters of Credit and reductions due to terminations of Letters of Credit). The Administrative Agent shall (1) apply funds deposited into the LC Cash Collateral Account pursuant to this Section 2.12(a) to satisfy a Defaulting Purchaser’s obligation to fund it portion of a Reimbursement Purchase pursuant to Section 2.11(a) or (b) hereof and (2) transfer funds in the LC Cash Collateral Account in excess of the Required LC Cash Collateral Amount to the Seller as provided in Section 2.08(e) hereof. For the avoidance of doubt, the amount required to be deposited and maintained in the LC Cash Collateral Account pursuant to this Section 2.12(a) is only one component of the Required LC Cash Collateral Amount, and other amounts may be required to be deposited and maintained in the LC Cash Collateral Account pursuant to Section 2.08 or 2.09.

(b)    The Seller shall not be required to pay any Defaulting Purchaser the portion of the Used Fee or Unused Fee pursuant to the Fee Letter with respect to the amount of the undrawn Letters of Credit that is cash collateralized pursuant to Section 2.12(a).

(c)    Except for the portion of any fees not otherwise payable to such Defaulting Purchaser pursuant to Section 2.12(b), no amount payable by the Seller for the account of a Defaulting Purchaser under this Agreement (whether on account of Net Investment, Yield, indemnity payments or other amounts) shall be paid or distributed to such Defaulting Purchaser (or its Facility Agent), but instead shall be deposited to the LC Cash Collateral Account until the amount therein is equal to the amount of such Defaulting Purchaser’s ratable share of the Stated Amount of the undrawn Letters of Credit that is not cash collateralized in accordance with Section 2.12(a), and to the extent of any remaining amounts, to pay to such Defaulting Purchaser amounts owed to it.

Section 2.13.    Payments and Computations, Etc. All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof in immediately available funds no later than the time specified in the applicable provision of this Agreement, or, if not so specified, by 11:00 a.m. (New York City time) on the day when due. All such amounts shall be paid or deposited to the applicable party or account, as applicable, at the address listed on Schedule I hereto (or in the applicable Assumption Agreement); provided, that, if such amounts are payable to any Purchasers or LC Banks, they shall be paid or deposited in the applicable Facility Agent’s account indicated on Schedule I hereto (or in the applicable Assumption Agreement), until otherwise notified by such party. The Seller shall, to the extent permitted by Law, pay interest on all amounts not paid or deposited when due hereunder at a rate equal to the Default Rate. All computations of Yield hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Alternate Base Rate which shall be calculated on the basis of a 365- or 366-day year, as applicable.

Section 2.14.    Increased Costs. The Seller will indemnify each Purchaser (and any of its Support Providers) and LC Bank if any Regulatory Change (i) subjects such Person (each an “Affected Person”) to any charge on or with respect to such Affected Person’s obligations in connection with the Facility, or on or with respect to the Receivables, or subjects any such Affected Person to Tax on its Exposure Amount or its obligation to fund a portion of the Aggregate Exposure Amount (except for Indemnified Taxes and Excluded Taxes), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of any Affected Person, or credit extended by any Affected Person in connection with the Facility (excluding Taxes) or (iii) imposes any other condition the result of which is to increase the cost to any Affected Person of performing its obligations in connection with the Facility, or to reduce the rate of return on any Affected Person’s capital as a consequence of its obligations in connection with the Facility, or to reduce the amount of any sum received or receivable by any Affected Person in connection with this Facility, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it (excluding Taxes). The Seller will promptly pay to the Facility Agent for the Affected Person such indemnity amount as shall be specified to the Seller in a certificate of the Affected Person (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Affected Person shall be conclusive and binding for all purposes, absent manifest error.

Section 2.15.    Optional Reduction of Maximum Net Investment; Optional Reduction of Aggregate Net Investment. (a) The Seller may at any time and from time to time reduce in whole or in part the Maximum Net Investment (but not below the Aggregate Exposure Amount) by giving the Facility Agents written notice thereof at least five (5) Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $100,000. Any reduction in the Maximum Net Investment shall be allocated ratably among the Purchase Groups. The Seller shall pay each Facility Agent any accrued and unpaid Unused Fee on the date of such reduction with respect to the reduction amount.

(b)    The Seller may reduce, in whole or in part, the Aggregate Net Investment (the amount of such reduction, the “Optional Reduction Amount”) by giving the Administrative Agent and the Facility Agents written notice thereof at least five (5) Business Days before such optional reduction (each, an “Optional Reduction Notice”) substantially in the form of Exhibit F hereto. Each such Optional Reduction Notice shall specify the requested Optional Reduction Amount and the requested optional reduction date. If the Seller has delivered an Optional Reduction Notice, then on the requested Optional Reduction Date, the Servicer shall apply Collections that would have been used for Reinvestment Purchases to pay the Facility Agents (for the benefit of their respective Purchasers) their ratable shares of the reduction amount, together with any applicable Break Funding Costs (unless such Optional Reduction Date is also a Settlement Date). Each partial reduction shall be in minimum increments of $5,000,000 or any higher multiple of $100,000.

Section 2.16.    Increase in Maximum Net Investment. The Seller may at any time and from time to time as long as no Termination Event or Potential Termination Event exists increase the Maximum Net Investment up to $800,000,000 by (a) either (i) adding additional Purchase Groups or (ii) causing an existing Purchase Group or Groups to increase its Purchase Group Maximum Net Investment and (b) executing an amendment to this Agreement. Each new Purchase Group shall become a party hereto by executing and delivering to the Administrative Agent, the Seller and the Servicer an Assumption Agreement (which Assumption Agreement shall be executed by all Purchasers in such new Purchase Group).

Section 2.17.    Procedures for Extension of Scheduled Termination Date. (a) No more than 90 days prior to date as of which the proposed extension would become effective (the “Proposed Effective Date”), the Seller may request in writing that each Facility Agent consent to the extension of the Scheduled Termination Date for an additional period specified in such request, which decision shall be made by each Facility Agent (after consultation with its Purchase Group) in its sole discretion. Each Facility Agent shall notify the Seller of its willingness or its determination not to consent to such extension of the Scheduled Termination Date as soon as practical after receiving such request, and in any event by the thirtieth day following the day such request is received (the “Response Date”). Any Facility Agent which does not expressly notify the Seller of its willingness to extend by the Response Date will be deemed not to have consented to such extension.

(b)    If, by the Response Date, all Facility Agents have notified the Seller of their determination to extend the Scheduled Termination Date, then on the Proposed Effective Date, the Scheduled Termination Date will be so extended by the period agreed between the Seller and the Purchase Groups, such extension to be evidenced in an addendum or amendment to this Agreement signed by all parties hereto.

(c)    If, by the Response Date, any Facility Agent has notified (or is deemed to have notified) the Seller of its determination not to extend, then such Purchase Group will become a “Non-Extending Purchase Group” on the Proposed Effective Date unless on or before such Proposed Effective Date, the Seller withdraws its request for an extension, in which case, all Purchase Groups shall maintain their existing Purchase Group Maximum Net Investments for the unextended Scheduled Termination Date. If the Seller elects not to withdraw its request, then on the Proposed Effective Date (or such date as is agreed by the parties hereto) (i) for any Facility Agents which have agreed to the extension of the Scheduled Termination Date, the Scheduled Termination Date will be extended for the period requested by the Seller and accepted by such Facility Agents and (ii) the Seller shall either (A) cause each Non-Extending Purchase Group to assign, and each Non-Extending Purchase Group hereby agrees to make such assignment, governed by the terms of Section 11.08, of its interests, rights and obligations under this Agreement to existing Purchase Groups, an Eligible Purchaser, or other Purchaser acceptable to the Administrative Agent and following the LC Effective Date, the LC Banks, which agree to the extended Scheduled Termination Date, or (B) declare a “Non-Pro Rata Extension Date” as of which date (1) the Maximum Net Investment (and the LC Sub-Facility) will be reduced by the amount of each Non-Extending Purchase Group’s Purchase Group Maximum Net Investment and (2) the Servicer shall set aside and hold in trust for each Non-Extending Purchase Group, a ratable percentage of Collections (based on the Exposure Amount of such Non-Extending Purchase Group as a percentage of the Aggregate Exposure Amount). If the amount so set aside on such Non-Pro Rata Extension Date is not adequate to repay each Non-Extending Purchase Group’s Net Investment, together with Yield thereon and other Aggregate Unpaids due to it, then on each Business Day after the Non-Pro Rata Extension Date, unless a Termination Event or Potential Termination Event shall have occurred and be continuing or would occur after giving effect to the payment of such amounts, the Servicer shall allocate to each Non-Extending Purchase Group its ratable portion of Collections (up to such Net Investment, Yield and other amounts) and on each Distribution Date after the Non-Pro Rata Extension Date, shall pay to the Facility Agent for the Non-Extending Purchase Group the Non-Extending Purchase Group’s Net Investment, Yield thereon and other Aggregate Unpaids due them until such amounts have been paid in full. The Facility Agent for a Non-Extending Purchase Group shall not be obligated to make any Purchases or Issue or Modify Letters of Credit on and after its Non-Pro Rata Extension Date. An extension of the Scheduled Termination Event shall be evidenced by an addendum or amendment to this Agreement executed by all parties hereto (including any new Purchasers and Facility Agents).

Section 2.18.    Facility Termination. Subject to other provisions of this Agreement requiring earlier termination, the Facility Agents’ obligations (on behalf of their respective Purchasers) to make Purchases hereunder and LC Banks’ obligations to Issue or Modify (and honor draws under) the Letters of Credit hereunder shall terminate at Facility Termination.

ARTICLE III

CLOSING PROCEDURES

Section 3.01.    Purchase and Sale Procedures.

(a)    General. Each Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Facility Agents for the benefit of the Purchasers of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing.

(b)    Sale Without Recourse. The Receivable Interest sold by the Seller hereunder shall be made without recourse except as specifically provided herein.

(c)    Non-Assumption by the Purchase Groups of Obligations. No obligation or liability of the Seller to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which the Facility Agents, on behalf of their respective Purchase Groups, have acquired the Receivable Interest shall be assumed by any Facility Agent or Purchaser, and any such assumption is hereby expressly disclaimed. Each Purchaser, each LC Bank, each Facility Agent and the Co-Agents shall be indemnified by the Seller in accordance with

Section 10.01 hereof in respect of any Losses arising out of or incurred in connection with any Obligor’s assertion of such obligation or liability against the Purchasers, the LC Banks, the Facility Agents or the Co-Agents.

Section 3.02.    Conditions to Closing. On or prior to the date of the execution of this Agreement, the Seller shall deliver or cause to be delivered to the Administrative Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent and each Facility Agent (with copies for the Facility Agents, and with such additional copies thereof as the Administrative Agent may request):

(a)    Copies of the resolutions of the board of managers or directors of each Ferguson Party, each certified as of the date hereof by such Person’s secretary or an assistant secretary authorizing the execution, delivery and performance of this Agreement (at a potential Maximum Net Investment of $800,000,000), any other Transaction Document to which such Person is a party, and the other documents to be delivered by such Person hereunder and approving the transactions contemplated hereby and thereby;

(b)    The certificate of formation or incorporation of each Ferguson Party certified as of a date reasonably near the date hereof by the Secretary of State or other similar official of such Person’s jurisdiction of organization or incorporation, as applicable;

(c)    A good standing certificate for each Ferguson Party issued by the Secretary of State or other similar official of such Person’s jurisdiction of organization or incorporation, each such certificate to be dated a date reasonably near the date hereof;

(d)    A certificate of the secretary or, in the case of the Seller, other authorized officer, of each Ferguson Party dated the date hereof and certifying (i) the names and signatures of the officers authorized on such Person’s behalf to execute, and the Responsible Officers authorized to perform, this Agreement, any other Transaction Document to which such Person is a party, and any other documents to be delivered by such Person hereunder (on which certificate the Co-Agents, the Facility Agents, the Purchasers and the LC Banks may conclusively rely until such time as the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (d)(i)) and (ii) a copy of such Person’s By-laws or, in the case of the Seller, the Limited Liability Company Agreement;

(e)    Financing statements (Form UCC-l) in proper form for filing naming (i) the Seller as the debtor/seller and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as the secured party/purchaser for filing in the State of Delaware, and (ii) each Originator as the debtor/seller, the Seller, as the secured party/purchaser, and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as assignee, for filing in the State of Delaware;

(f)    Executed copies of proper financing statements (Form UCC-2 or UCC-3), necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller or any Originator;

(g)    Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the Closing Date listing all effective financing statements which name the Seller or each Originator as debtor and which, in each case, are filed in jurisdictions in which the filings related to each such Person were made pursuant to item (e) above, together with copies of such Liens and financing statements;

(h)    Evidence of establishment of the Lockboxes, Lockbox Accounts, Depository Accounts, Blocked Local Accounts and the Concentration Account in the name of the Seller and copies of duly executed Blocked Account Agreements in form and substance reasonably satisfactory to the Administrative Agent;

(i)    Copies of an agreement or letter signed by American Express Travel Related Services Company, Inc. and First Data, each of which as party to an agreement with Ferguson for the provision of services relating to the processing of credit card payments (each, a “Credit Card Agreement”), acknowledging that such credit card processor will make credit card payments on Receivables to the Concentration Account and agreeing to look first to a Ferguson account for payment of fees, expenses, chargebacks and other amounts owing to it under its Credit Card Agreement;

(j)    An opinion of Mayer Brown LLP, as counsel to the Ferguson Parties, dated the date hereof, relating to bankruptcy matters, including (i) true sale between each Originator and the Seller, and (ii) no substantive consolidation of any Ferguson Party with the Seller;

(k)    A favorable opinion or opinions of Mayer Brown LLP, as special counsel to the Ferguson Parties (other than the Parent, except with respect to enforceability), each dated the date hereof, relating to (i) limited liability company matters with respect to the Seller, (ii) enforceability of the Transaction Documents, (iii) no conflicts with laws or agreements, (iv) no consents, (v) first priority perfected security interest of (A) the Seller’s interest in the Receivables, Related Security and Collections and (B) the Facility Agents’ interest in the Receivable Interest and (vi) such other matters as the Administrative Agent may reasonably request;

(l)    A favorable opinion of Hunton & Williams LLP, as counsel to the Ferguson Parties, dated the date hereof, relating to (i) corporate or limited liability company matters (except with respect to the Seller) and (ii) such other matters as the Administrative Agent may reasonably request;

(m)    A favorable opinion or opinions of Carey Olsen Jersey Partnership, as Jersey counsel to the Parent, dated the date hereof, relating to (i) corporate matters and (ii) such other matters as the Administrative Agent may reasonably request;

(n)    Certificates of authorized officers of each Ferguson Party as to (i) the truth and correctness in all material respects of the representations and warranties in the Transaction Documents and (ii) the absence of any Potential Termination Event or Termination Event;

(o)    Executed copies of the Transaction Fee Letters;

(p)    Payment to each Facility Agent, the Administrative Agent and the Co-Administrative Agent of all fees payable in accordance with the Transaction Fee Letters, and payment of rating agency fees and fees of Chapman and Cutler LLP, counsel to the Administrative Agent and Facility Agents to the extent invoiced at least two business days before the closing of the Facility;

(q)    An executed copy of the Purchase and Contribution Agreement;

(r)    A pro forma Monthly Report for the Calculation Period ended June 30, 2013;

(s)    Satisfactory completion of a final agreed-upon procedures report by Protiviti Inc.;

(t)    Evidence that the Parent has received a Rating of “BBB” or higher,

(u)    For each Purchase Group which includes a Conduit Purchaser (if so required by such Purchase Group), rating agency confirmation of the commercial paper rating of such Conduit Purchaser’s Commercial Paper;

(v)    Credit approval for the Facility from each Facility Agent; and

(w)    Such other documents as the Administrative Agent or any Facility Agent may reasonably request.

Section 3.03.    Conditions to Purchases and Letter of Credit Usage. In addition to any applicable terms set forth in Section 2.02 and 2.05, each Incremental and Reinvestment Purchase and each Issuance or Modification of a Letter of Credit shall be subject to the following terms and conditions:

(a)    in the case of the initial Issuance, the LC Effective Date shall have occurred;

(b)    the Termination Date shall not have occurred;

(c)    (i) in the case of an Incremental Purchase, the Administrative Agent and each Facility Agent shall have received a Purchase Notice, and (ii) in the case of an Issuance or Modification of a Letter of Credit, the applicable LC Bank and the Administrative Agent shall have received a Letter of Credit Request and, if applicable, a Letter of Credit Application;

(d)    the representations and warranties made by each of the Ferguson Parties in any Transaction Document are true and correct in all material respects as of such day, except to the extent that such representation or warranty relates to a prior date;

(e)    the Ferguson Parties are in compliance with their respective covenants and agreements in the Transaction Documents;

(f)    no Termination Event or Potential Termination Event shall have occurred and be continuing or shall occur as a result of such Purchase and/or Issuance/Modification of a Letter of Credit;

(g)    both before and after such Purchase and/or Issuance/Modification of a Letter of Credit, the Aggregate Exposure Amount shall not exceed the Maximum Net Investment (and in the case of each Purchase Group, the Exposure Amount shall not exceed the related Purchase Group Net Investment) and the aggregate Stated Amount of Letters of Credit shall not exceed the LC Sub-Facility;

(h)    the Facility Agents shall have received all reports and other information required to be delivered by any Ferguson Party; and

(i)    both before and after such Purchase and/or Issuance/Modification of a Letter of Credit, the Percentage Interest shall not exceed 100% (90% when the Parent is at Leverage Level 3).

Each Reimbursement Purchase shall be subject to the terms and conditions set forth in Section 2.11(a) or (b) hereof.

Section 3.04.    Conditions to Purchase/Acceptance of Assignment of Receivables of Additional Originator. The initial Purchase or acceptance of an assignment of security interest of Receivables generated by a Subsidiary of Ferguson which is not an Originator party hereto on the Closing Date is subject to the conditions precedent that on or prior to the date of such Purchase or acceptance, the Seller shall deliver or cause to be delivered to the Administrative Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent and each Facility Agent (with copies for the Facility Agents, and with such additional copies thereof as the Administrative Agent may request):

(a)    Consent of all Facility Agents to the addition of such Subsidiary as an Originator hereunder;

(b)    A signature page or addendum to this Agreement by which such Subsidiary becomes a party to this Agreement;

(c)    A signature page or joinder agreement to the Purchase and Contribution Agreement by which such Subsidiary becomes a party to the Purchase and Contribution Agreement;

(d)     An acknowledgment by the Parent that the Obligations of such Subsidiary are guaranteed by it pursuant to the provisions of Article V of this Agreement;

(e)    For such Subsidiary, each document or certificate specified in Section 3.02(a) through (d) and Section 3.02(n), dated a date reasonably near the addition of such Subsidiary;

(f)    A financing statement (Form UCC-l) in proper form for filing naming such Subsidiary as the debtor/seller, the Seller, as the secured party/purchaser, and RBC, as Administrative Agent (on behalf of the Facility Agents for the benefit of the Purchasers and the LC Banks), as assignee, for filing in the state of such Subsidiary’s organization;

(g)    Executed copies of proper financing statements (Form UCC-2 or UCC-3), necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by such Subsidiary;

(h)    A certified copy of a request for information (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near such addition listing all effective financing statements which name such Subsidiary as debtor and which, in each case, are filed in jurisdictions in which the filings related to each such Subsidiary were made pursuant to item (g) above, together with copies of such Liens and financing statements;

(i)    Executed Blocked Account Agreements for any Lockboxes, Lockbox Accounts, Depositary Accounts and Blocked Local Accounts holding Collections of Receivables originated by such Subsidiary;

(j)    Evidence of instructions to any financial institutions maintaining Local Accounts holding Collections of Receivables originated by such Subsidiary to transfer funds deposited into those accounts to the Concentration Account within 2 Business Days of deposit therein;

(k)    An opinion of Mayer Brown LLP, dated a date reasonably near such addition, addressing all such matters included in the opinions described in Sections 3.02(j) and (k) with respect to such Subsidiary;

(l)    Such historical portfolio information and data with respect to such Subsidiary hereunder as may be requested by the Administrative Agent;

(m)    Evidence satisfactory to the Co-Agents that such Subsidiary is able to provide information on a monthly basis sufficient for inclusion in the Monthly Report required by Section 4.11(a); and

(n)    Such other documents as the Administrative Agent or any Facility Agent may reasonably request.

ARTICLE IV

PROTECTION OF THE PURCHASERS;

ADMINISTRATION AND SERVICING

OF RECEIVABLES; COLLECTIONS

Section 4.01.    Acceptance of Appointment and Other Matters Relating to the Servicer. Ferguson agrees to act, and is hereby appointed by the Seller, the Administrative Agent and the Facility Agents to act, subject to the terms hereof, as the Servicer under this Agreement, and all Purchasers and the LC Banks hereby consent to Ferguson acting as Servicer. The Servicer shall collect payments due under the Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.

(a)    Without limiting the generality of the foregoing and subject to Sections 2.08 and 4.09 hereof, the Servicer is hereby authorized and empowered (i) to receive and hold in trust for the Facility Agents (for the benefit of their respective Purchasers and the LC Banks) and Seller (to the extent of its interest) Collections received from Receivables as set forth in Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Seller and the Facility Agents (for the benefit of the Purchasers and the LC Banks), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables permitted under and in compliance with applicable Law and regulations. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer is hereby authorized and empowered to receive and hold in trust such Collections for the Facility Agents (for the benefit of their respective Purchasers and LC Banks) and Seller (to the extent of its interest) to be allocated and distributed as provided in this Agreement.

(b)    Subject to the rights retained by the Administrative Agent pursuant to Section 4.09 hereof, each of the Seller, the Purchasers, the LC Banks, the Facility Agents and the Co-Agents hereby appoint the Servicer to enforce its respective rights and interests in and to the Receivable Interest. If any Person succeeds the initial Servicer as a Servicer, the replaced Servicer shall promptly deliver to such successor Servicer and the replaced Servicer shall hold in trust for the Co-Agents, the Purchasers, the LC Banks, the Facility Agents and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Receivables.

(c)    Without the prior written consent of the Required Facility Agents, the Servicer shall not be permitted to delegate any of its duties or responsibilities as Servicer to any other Person other than (i) to each Originator (other than itself), acting as Sub-Servicer with respect to the Receivables which it originated, (ii) to First Data or American Express Travel Related Services Company, Inc. with respect to processing Receivables repaid by credit card, and (iii) to outside collection agencies in accordance with its customary practices with respect to written-off Receivables. The Servicer shall be responsible for coordinating the servicing of the Receivables by the Sub-Servicers and all other Persons to whom any servicing responsibilities are delegated in accordance with this Section 4.01(c). No delegation of duties by the Servicer permitted hereunder shall relieve the Servicer of its liability and responsibility with respect to such duties.

Section 4.02.    Maintenance of Information and Marking of Computer Records. The Servicer will hold in trust and keep safely for the Purchasers and the LC Banks all evidence of the Facility Agents’ (for the benefit of the Purchasers and the LC Banks) right, title and interest in and to the Receivable Interest. Each of the Servicer and each Originator acting as a Sub-Servicer will place an appropriate code or notation in its computer Records to indicate that the Facility Agents, on behalf of the Purchasers and the LC Banks, have acquired the Receivable Interest.

Section 4.03.    Protection of the Interests of the Purchasers and LC Banks. (a) The Servicer will, or will cause the Seller and the Originators to, from time to time and at Seller’s sole expense, take all actions reasonably requested by the Administrative Agent necessary to perfect or protect the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks) right, title and interest in the Receivable Interest, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Facility Agents or the Co-Agents to exercise or enforce any of their respective rights hereunder.

(b)    To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, such financing statements and continuation statements (including “initial financing statements in lieu of continuation statements” under Revised Article 9 of the UCC) and amendments thereto or assignments thereof as the Administrative Agent or any Facility Agent deems necessary to protect or perfect the Receivable Interest; provided, however, that the rights of the Administrative Agent pursuant to such power of attorney shall be exercised only if a Control Event exists.

(c)    The Administrative Agent shall have the right to do all such acts and things as they may deem necessary to protect the interests of the Purchasers and the LC Banks, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables; provided, however, that the Administrative Agent shall not contact any Obligor or mark any invoice as “assigned” unless a Termination Event shall have occurred and be continuing.

Section 4.04.    Maintenance of Writings and Records. The Servicer will, and will cause each Originator to, at all times until completion of a Complete Servicing Transfer keep each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent and the Facility Agents or their designees to determine at any time the status of, the Receivable Interest of the Facility Agents (for the benefit of their respective Purchasers and LC Banks). The Servicer shall at its own expense prepare and maintain such Records in electronically-readable form in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer with respect to the Servicer, the replaced Servicer shall within 10 Business Days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.

Section 4.05.    Information. The Servicer will, or will cause each Originator to, furnish to the Administrative Agent such information with respect to the Receivables (including but not limited to such Originator’s standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request, in consultation with the Facility Agents. The Servicer will also furnish to the Administrative Agent and each Facility Agent all material modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without each Facility Agent’s prior written consent, alter or consent to the alteration of the Credit and Collection Policy as in effect from time to time unless such alteration would not impair the collectability of any Receivables in any material respect or would not otherwise be reasonably likely to have a Material Adverse Effect.

Section 4.06.    Audits; Agreed-Upon Procedures. (a) Each of the Seller, the Servicer and each Originator will, from time to time during regular business hours as requested by the Administrative Agent, the Co-Administrative Agent or any Facility Agent upon reasonable notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, and at the sole cost of such Person, permit the Administrative Agent, the Co-Administrative Agent, the Facility Agents or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller, the Servicer or such Originator having knowledge of such matters; provided, that as long as no Termination Event shall have occurred and be continuing, (A) the Seller, the Servicer and each Originator shall only be responsible for the cost of one (1) such visit during any calendar year if the Parent is at Leverage Level 1 and two (2) such visits during any calendar year if the Parent is at Leverage Level 2 and (B) as long as the Parent is at Leverage Level 1 or 2, the Co-Agents and the Facility Agents hereby agree to coordinate their due diligence visits.

(b)    The Servicer shall cause Protiviti Inc. or another firm selected by the Co-Agents and engaged by the Co-Administrative Agent, to furnish a report to the Facility Agents pursuant to procedures agreed upon by the Servicer and the Co-Administrative Agent (in consultation with the Facility Agents) as follows: (i) as long as no Termination Event has occurred and is continuing and the Parent is at Leverage Level 1, on (a) the 6th month anniversary of the Closing Date and (b) the one year anniversary of the Closing Date and annually thereafter; (ii) if the Parent is at Leverage Level 1 but a Termination Event has occurred and is continuing, at any time upon request of the Co-Agents; (iii) if the Parent is at Leverage Level 2, (y) two times per year and (z) if a Termination Event as occurred and is continuing or a Potential Termination Event has occurred, at any time upon request of the Co-Agents; and (iv) if the Parent is at Leverage Level 3, at any time upon request of the Co-Agents. The Co-Administrative Agent shall assist the Seller and the Servicer in preparing for each audit and addressing any recommendations made in the audit report.

Section 4.07.    No Impairment. Neither the Servicer nor any Originator will not take any action or cause any action to be taken to impair the rights of any Facility Agents (for the benefit of the Purchasers and LC Banks) in the Receivable Interest.

Section 4.08.    Administration and Collections.

(a)    General. Until a Complete Servicing Transfer shall have occurred, the Servicer will be responsible for the administration, servicing and collection of the Receivables.

(b)    Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of the Seller and each Facility Agent, to take such action in respect of any Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods. In addition, the Servicer may adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of any Receivable as it determines to be appropriate to maximize Collections thereof.

(c)    Enforcement Proceedings. If there is a default under any Receivable, the Servicer shall, at the Seller’s sole expense, to the full extent permitted by Law and as it determines to be appropriate to maximize recoveries on that Receivable, have the power and authority, on behalf of the Seller and each Facility Agent (for the benefit of its related Purchasers and LC Banks), to take or cause to be taken any action in respect of any such Receivable as the Servicer may deem advisable, including, but not limited to, the authority to effectuate the reconveyance of Reassigned Receivables as provided in Section 2.01A hereof. The Servicer will apply or will cause to be applied at all times when a Termination Event does not exist the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts serviced by it that are not owned by the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks). The Facility Agents hereby authorize the Servicer and each Sub-Servicer, to the extent the Servicer deems it necessary or desirable, to bring suit in the name of the Servicer or the applicable Sub-Servicer, to collect on a Receivable or enforce the terms of its related Contract. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make any Facility Agent, Purchaser or LC Bank a party to any litigation without such Facility Agent’s, Purchaser’s or LC Bank’s, as the case may be, express prior written consent.

(d)     Facility Agents’ Rights to Enforce Receivables. At any time that a Control Event exists, the Facility Agents may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, including, but not limited to, delivery to an Obligor of notice of the Facility Agents’ (for the benefit of their respective Purchasers and LC Banks) interest in the Receivables, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer has any obligation to pursue the collection of Receivables and the Administrative Agent, the Co-Administrative Agent, the Facility Agents or any Purchaser or LC Bank possesses any documents necessary therefor, the Administrative Agent, the Co-Administrative Agent or such Facility Agent, Purchaser or LC Bank, as the case may be, agrees to furnish such documents to the Servicer, to the extent and for the period necessary for the Servicer to comply with its obligations hereunder.

Section 4.09.    Complete Servicing Transfer.

(a)    General. The Administrative Agent may, and at the request of the Required Facility Agents shall, by notice in writing to the Seller, the Servicer and each Originator terminate the Servicer’s capacity as Servicer in respect of the Receivables (such termination referred to herein as a “Complete Servicing Transfer”) if a Termination Event shall have occurred and be continuing or a Downgrade Event shall exist. Upon a Complete Servicing Transfer, the Originators’ duties as Sub-Servicers shall also be terminated. After a Complete Servicing Transfer, the Administrative Agent (or its designee approved by the Facility Agents) may itself administer, service and collect the Receivables, and in such event, may retain the Servicing Fee for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Facility Agents may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors all or a portion of the Servicing Fee in consideration thereof.

(b)    Transition. The Servicer and each Originator, promptly but in no event later than twenty (20) days after receiving a notice pursuant to Section 4.09(a) hereof, shall, at the Seller’s sole expense, (x) deliver to the Administrative Agent, the Co-Administrative Agent and the Facility Agents or their designated agents (i) a schedule of the Receivables serviced by the Servicer or sub-serviced by such Originator, as the case maybe, in which the Facility Agents (for the benefit of their respective Purchasers and LC Banks) have a Receivable Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of such Receivable and the location of the evidences of such Receivable, together with such other information as the Administrative Agent, the Co-Administrative Agent and the Facility Agents may reasonably request and (ii) true copies of such Receivables and such other Records related thereto (including, without limitation, true copies of all evidence of any computer tapes and data in computer memories), (y) permit the Co-Agents and the Facility Agents reasonable access to the Servicer’s or such Originator’s premises, equipment and files and other Records relating to the Receivables and (z) to the extent not prohibited by contract or applicable Law, take all actions as are necessary to transfer or cause to be transferred to the Administrative Agent or its designated agent any software that relates to, and is necessary for the servicing of, such Receivables, in each case as the Administrative Agent and the Facility Agents may reasonably deem necessary to enable them to protect and enforce their rights and the rights of the Purchasers and LC Banks in the Receivable Interest. Following the termination of the Facility, the Administrative Agent, the Co-Administrative Agent and the Facility Agents or any of their applicable designated agents hereby agree to return to the Servicer any materials previously delivered pursuant to this Section 4.09(b) and still in their possession.

(c)    Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer or each Originator will cause to be transmitted and delivered directly to the successor Servicer, promptly upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected on behalf of the Facility Agents (for the benefit of their respective Purchasers and LC Banks)) to be distributed to the Facility Agents as provided herein. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer or an Originator for a period longer than two Business Days after the Servicer’s knowledge of its receipt thereof. If the successor Servicer receives items or monies that are not payments on account of the Receivables, such items or monies shall be delivered promptly to the terminated Servicer after being so identified by or to such successor Servicer. After a Complete Servicing Transfer, each of the Seller, the terminated Servicer and each Originator hereby irrevocably grants the Administrative Agent or each of its designated agents, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or the terminated Servicer, as the case may be, all steps with respect to any Receivable which the Administrative Agent, after consultation with the Facility Agents, may deem reasonably necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or the terminated Servicer, as the case may be, or transmitted to or received by any Facility Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Facility Agents’ (for the benefit their respective Purchasers and LC Banks) Receivable Interest, which power of attorney shall automatically terminate upon the termination of the Facility.

(d)    Collection and Administration at Expense of the Seller. The Seller agrees that in the event of a Complete Servicing Transfer it will reimburse the Co-Agents, each Facility Agent, each Purchaser and LC Bank for all reasonable out-of-pocket expenses (including, without limitation, attorneys’ and accountants’ and other third parties’ fees and expenses, expenses incurred by either Co-Agent, such Facility Agent, such Purchaser or such LC Bank, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller or any Originator) incurred by the Administrative Agent, the Co-Administrative Agent, such Facility Agent, such Purchaser or such LC Bank in connection with the transfer of functions following a Complete Servicing Transfer whenever such expenses are incurred.

(e)    Payments by Obligors. At any time, and from time to time, following a Complete Servicing Transfer, the Seller, the terminated Servicer and each Originator shall permit such Persons as the Administrative Agent, with the consent of the Facility Agents, may designate to open and inspect all mail received by the Seller or the terminated Servicer and reasonably believed to relate to the Receivables, and to remove from such mail any and all Collections.

Section 4.10.    Collections; Lockboxes; Accounts. (a) Each of the Servicer and each Originator, acting in its capacity as Sub-Servicer, shall have instructed all Obligors to make all payments in respect of the Receivables to a Lockbox Account or a Depositary Account (either by check mailed to the relevant Depositary Bank or directly by wire transfer or electronic funds transfer to a Depositary Account), except to the extent that the Servicer or such Originator, as of such date, in the normal course of its business and consistent with past and ongoing practices has accepted payments by credit card from Obligors or has permitted Obligors to remit payments directly to such Originator at its business locations for deposit to a Local Account or Blocked Local Account. Each of the Servicer and each Originator, acting in its capacity as Sub-Servicer, also shall have established separate collection systems that are intended to keep payments in respect of Excluded Receivables separate from payments in respect of the Receivables.

(b)    As of the Closing Date, the Seller and the Servicer shall have established the Lockboxes and related Lockbox Accounts and the Depositary Accounts specified on Schedule II hereto. The Seller and Servicer hereby agree as follows: (i) each Lockbox Account and Depositary Account shall be established in the name of the Seller as a segregated account and the funds deposited therein from time to time shall not be commingled with any other funds of the Seller or any Affiliate thereof; (ii) each Lockbox Account and Depositary Account shall be maintained with a Depositary Bank pursuant to the terms of the related Blocked Account Agreement; (iii) not to direct any funds other than Collections to be mailed to Lockboxes or deposited into related Lockbox Accounts or Depositary Accounts; (iv) not to change any Depositary Bank, any Blocked Account Agreement or the location of any Lockbox, Lockbox Account or Depositary Account without the consent of the Administrative Agent; and (v) if a Control Event exists, the Administrative Agent may, or shall at the direction of the Required Facility Agents, deliver a “shifting control notice” to the Depositary Banks, upon receipt of which notice, the Depositary Banks will, upon direction of the Administrative Agent, transfer funds in their respective Lockbox Accounts and Depositary Accounts to the Collection Account within two (2) Business Days of deposit into those Lockbox Accounts or Depositary Accounts, as applicable.

(c)    As of the Closing Date, the Seller and the Servicer shall have established the Blocked Local Accounts specified on Schedule II hereto and the Concentration Account. The Seller and Servicer hereby agree as follows: (i) each Blocked Local Account and the Concentration Account shall be established in the name of the Seller; (ii) each Blocked Local Account and the Concentration Account shall be maintained with a Depositary Bank pursuant to the terms of the related Blocked Account Agreement; (iii) not to change any Depositary Bank, any Blocked Account Agreement or the location of any Blocked Local Account or the Concentration Account without the consent of the Administrative Agent; and (iv) if a Control Event exists, the Administrative Agent may, or shall at the direction of the Required Facility Agents, deliver a “shifting control notice” to the Depositary Banks, upon receipt of which notice, the Depositary Banks will, upon direction of the Administrative Agent, be required to transfer funds in their respective Blocked Local Accounts and the Concentration Account to the Collection Account within two (2) Business Days of deposit into those Blocked Local Accounts or the Concentration Account, as applicable.

(d)    As of the Closing Date, each Originator shall have established and maintain the applicable Local Account(s) specified on Schedule II hereto. Each Originator hereby agrees as follows: (i) to transfer, within two (2) Business Days of deposit therein, funds therein to the Concentration Account; (ii) not to change the location of any Local Account without the consent of the Administrative Agent; and (iii) if a Downgrade Event has occurred, within 30 days of the request of the Administrative Agent, to transfer the Local Accounts to the Seller’s name and enter into Blocked Account Agreements with Depositary Banks with respect to such Local Accounts which are subject to the same terms as the Blocked Local Accounts as described in preceding clause (c).

(e)    The Co-Agents shall have the right at any time to establish the Collection Account. On or after the Control Date, the Administrative Agent shall direct the Depositary Banks to transfer funds in their respective Accounts to the Collection Account within two (2) Business Days of deposit into the respective Accounts. The Administrative Agent shall set aside and hold in trust for the Seller such portion of funds in the Collection Account as are not allocated to the Purchase Groups.

(f)     On each Business Day, the Servicer shall have the ability to identify which of the collected funds received in the Blocked Local Accounts, the Local Accounts and the Concentration Account, or if the Administrative Agent has directed that funds be transferred to the Collection Account, funds received in the Collection Account, on the second preceding Business Day do not constitute Collections on account of Receivables, and shall, upon request, provide such information to the Administrative Agent on such Business Day; provided that, on each Business Day following a Control Event the Servicer shall provide such information to the Administrative Agent on a daily basis. The parties hereto agree and acknowledge that due to the Servicer’s systems limitations, the data reported in the Monthly Report (and, if applicable, the Weekly Report) with respect to sales generated by Originators and Collections will include cash sales. For the avoidance of doubt, proceeds of cash sales remain the property of the applicable Originators, and do not constitute Collections.

(g)    If the Seller or the Servicer determines that it is advisable to add or close any Account, the Servicer shall provide written notice of such determination to the Administrative Agent at least 30 days prior to the date on which such addition or closure is proposed to take effect. If any such addition or closure necessitates changes to any Blocked Account Agreement, the Seller, the Servicer and the Administrative Agent shall work together with the Depositary Bank to make such changes. Schedule II hereof shall be deemed amended (and a replacement Schedule prepared and distributed to the Facility Agents) to reflect any addition or closure of an Account proposed by the Seller or Servicer and consented to by the Administrative Agent.

Section 4.11.    Reports. (a) (i) On or prior to the Monthly Report Date in each month, the Servicer shall deliver to each Facility Agent a monthly report, substantially in the form of Exhibit B (a “Monthly Report”), as of the close of business on the last day of the immediately preceding Calculation Period.

(ii)    In addition to delivery of Monthly Reports in accordance with clause (a) above, if at any time the Parent is at Leverage Level 3, the Servicer shall, on each Weekly Report Date, deliver to each Facility Agent a report in form and substance to be agreed upon by the Servicer and the Required Facility Agents (each a “Weekly Report”).

(b)     The Seller shall, or shall cause the Servicer and each Originator to, furnish to either Co-Agent (who shall promptly deliver the same to each Facility Agent) at any time and from time to time such other or further information in respect of the Receivables, the Seller and the Obligors as the Administrative Agent, the Co-Administrative Agent or any Facility Agent may reasonably request.

(c)     The Seller shall immediately notify the Servicer, the Co-Administrative Agent, and the Facility Agents of its decision to make the Default/Loss Proxy Modification Election. Failure to provide such notification shall be deemed to mean that the Seller has not made the Default/Loss Proxy Modification Election.

(d)     The Co-Administrative Agent shall assist the Seller and the Servicer (i) in preparing the Monthly Reports and Weekly Reports, (ii) if a Weekly Report is required to be delivered, in developing the form of that Weekly Report, and (iii) in updating the form of the Monthly Report from time to time as is necessary and desirable to improve the presentation of information about the Receivables and the Facility, address changed circumstances or respond to recommendations made in the agreed-upon procedures reports provided pursuant to Section 4.06(b).

Section 4.12.    Servicer Default. The occurrence of each of the following events shall constitute a “Servicer Default”:

(a)    Failure of Servicer to perform or observe any covenant or agreement under the Transaction Documents, and such failure shall continue for five (5) Business Days after the Servicer receives written notice or has actual knowledge of such failure;

(b)    Failure of the Servicer to make when due any payment or deposit required to be made by it under any Transaction Document, and such failure shall continue for two (2) Business Days;

(c)    Any representation or warranty made or deemed made by the Servicer under or in connection with any Transaction Document or any certificate, report or other statement delivered by the Servicer pursuant to the terms set forth in the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty in Section 6.01(d) or Section 6.01(g) herein relates solely to one or more specific Receivables and immediately following the removal of the related Receivables from the Net Receivables Balance, the Percentage Interest does not exceed 100% (90% if the Parent is a Leverage Level 3));

(d)    The Servicer or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal Bankruptcy Code or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of the Servicer or any of its Material Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer or any of its Material Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Servicer or such Material Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer or such Material Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed for any period of 60 consecutive days;

(e)    the Servicer shall fail to deliver any Monthly Report or Weekly Report when required under the Transaction Documents, and such failure shall continue for one (1) Business Day;

(f)    there shall occur any change in the operations or financial condition of the Servicer which could reasonably be expected to have a Material Adverse Effect as specified in clauses (ii) through (iv) of that definition or the collectability of the Receivables; or

(g)    the Minimum Funding Ratio is less than (i) 25% if the Parent is at Leverage Level 1, (ii) 25% if the Parent is at Leverage Level 2, or (iii) 25% if the Parent is at Leverage Level 3.

Section 4.13.    Servicer Indemnification of Indemnified Parties. (a) The Servicer agrees to indemnify and hold harmless the Indemnified Parties from and against any Losses (other than any Losses to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party, the Indemnified Party’s breach of contract under any Transaction Document or any document delivered pursuant to any Transaction Document, Taxes (except as provided in this Agreement), or recourse (except as provided in this Agreement) for uncollectible Receivables) arising out of or resulting from (i) false or incorrect representations warranties or certifications of the Servicer, acting in that capacity, in any Transaction Document or any document delivered pursuant to any Transaction Document or (ii) any breach (whether by action or omission) by the Servicer, acting in that capacity, of any of its obligations or covenants under any Transaction Document.

(b)    Promptly upon receipt by any Indemnified Party under this Section 4.13 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Indemnified Party. The approval of the Servicer and the Indemnified Party will not be unreasonably withheld or delayed. After notice from the Servicer to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Indemnified Party, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Indemnified Party, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ counsel to represent it (them).

(c)    The Servicer will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to the Servicer in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 4.13 shall survive the termination of this Agreement.

Section 4.14.    Servicing Fee. The monthly fee due to the Servicer for performing its obligations hereunder shall be equal to (A) the product of (1) the Servicing Fee Percentage, expressed as a decimal, and (2) the average daily Outstanding Balances of Receivables during the preceding Calculation Period, divided by (B) twelve (the “Servicing Fee”). Such monthly Servicing Fee shall be paid to the Servicer in arrears on the second (2nd) Business Day after each Monthly Report Date.

ARTICLE V

PARENT UNDERTAKING

Section 5.01.    Guaranty. The Parent hereby unconditionally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations of (a) Ferguson and its successor legal entities, in its capacities as Originator, Servicer and the party requesting Letters of Credit, and (b) the other Originators and their successor legal entities, in their respective capacities as Originators and sub-servicers and parties on behalf of which the Seller will request Letters of Credit hereunder, now or hereafter existing under the Transaction Documents, whether for Collections, repurchase, indemnification payments, fees, expenses or otherwise (such obligations being the “Obligations”), and agrees to pay any and all reasonable and properly documented out-of-pocket expenses (including counsel fees and expenses) incurred by any Beneficiary in enforcing any rights under this Parent Undertaking, together with interest on such amounts from the time when the Parent was notified that such amounts were due, based on a 365-day year, at a rate per annum for each day equal to 2.00% over the Alternate Base Rate on such day. Without limiting the generality of the foregoing, the Parent’s liability shall extend to all amounts which constitute part of the Obligations and would be owed by Ferguson or any Originator to the Seller or any Beneficiary under any Transaction Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Ferguson or such Originator as debtor. For the avoidance of doubt, the obligations of the Parent under this Parent Undertaking do not include losses in respect to Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

Section 5.02.    Guaranty Absolute. The Parent guarantees that the Obligations will be performed or paid strictly in accordance with the terms of the applicable Transaction Documents, regardless of the rights of the Administrative Agent or any Beneficiary with respect thereto. The obligations of the Parent under this Parent Undertaking are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Undertaking, irrespective of whether any action is brought against Ferguson or any Originator, as the case may be, or whether Ferguson or such Originator is joined in any such action or actions. The liability of the Parent under this Parent Undertaking shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of any Transaction Document, or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Obligations resulting from additional Purchases or Issuances/ Modifications of Letters of Credit or otherwise;

(c)    any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof;

(d)    any waiver of any right, power or remedy or of any default with respect to the Obligations or any part thereof or any agreement relating thereto;

(e)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(f)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of Ferguson, any Originator or any of their respective Subsidiaries;

(g)    the existence of any claim, setoff or other rights which the Parent may have at any time against Ferguson or any Originator in connection herewith or any unrelated transaction;

(h)    any assignment or transfer of the Obligations or any part thereof permitted under the Purchase and Contribution Agreement, this Agreement or any other Transaction Document;

(i)    any change, restructuring or termination of the corporate structure or existence of Ferguson, any Originator or any of their respective Subsidiaries; or

(j)    any other circumstance which might otherwise constitute a defense available to, or a discharge of Ferguson or any Originator.

Section 5.03.    Waiver. (a) The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Parent Undertaking and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Ferguson, any Originator or any other Person or entity or any collateral.

(b)     The Parent irrevocably and unconditionally abandons and waives any rights which it may have at any time under the existing or future laws of Jersey: (i) whether by virtue of the droit de discussion or otherwise to require that recourse be had by the beneficiaries of this Parent Undertaking to the assets of any other person before any claim is enforced against it in respect of the obligations assumed by it under this Parent Undertaking; and (ii) whether by virtue of the droit de division or otherwise to require that any liability under any guarantee or indemnity contained in this Parent Undertaking be divided or apportioned with any other person or reduced in any manner whatsoever.

(c)     The Parent hereby waives any right to revoke this Parent Undertaking, and acknowledges that this Parent Undertaking is continuing in nature and applies to all Obligations, whether existing now or in the future.

(d)     The Parent acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 5.03 are knowingly made in contemplation of such benefits.

Section 5.04.    Subrogation. The Parent will not exercise any rights which it may acquire by way of subrogation under this Parent Undertaking, by any payment made hereunder or otherwise, until all the Obligations and other amounts payable under this Parent Undertaking shall have been paid in full and the Facility Termination shall have occurred. If any amount shall be paid to the Parent on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Parent Undertaking and (y) the date after the Termination Date that all Aggregate Unpaids are paid in full, such amount shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the applicable Transaction Document or to be held by the Administrative Agent as collateral security for any Obligations thereafter existing. If (i) the Parent shall make payment to the Beneficiaries of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Parent Undertaking shall be paid in full and (iii) the date after the Termination Date that all Aggregate Unpaids are paid in full shall have occurred, the Co-Agents and the Facility Agents on behalf of their respective Beneficiaries will, at the Parent’s request, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Obligations resulting from such payment by the Parent.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01.    General Representations and Warranties of the Ferguson Parties. Except as otherwise set forth below, each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries), hereby represents and warrants to each Purchaser, each LC Bank, each Facility Agent and each Co-Agent on and as of the date hereof and on and as of the date of each Purchase and each Issuance or Modification that:

(a)    Corporate Existence, Power and Authority, Etc. It is duly organized, validly existing and in good standing in its jurisdiction of organization; it is duly qualified to do business in each jurisdiction where the conduct of its business so requires and except where failure to be so qualified would not be reasonably expected to have a Material Adverse Effect; it has power and authority to execute and deliver the Transaction Documents and to carry out the transactions contemplated thereby; each of the Transaction Documents to which it is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to usual and customary bankruptcy and equitable principles exceptions); it has all necessary authorizations and approvals to execute, deliver and perform its obligations under all of the Transaction Documents to which it is a party, except where failure to obtain any such authorization or approval would not reasonably be expected to result in a Material Adverse Effect; no notices to, or filings with, any governmental authority or regulatory body are required for the due execution, delivery or performance by it of any of the Transaction Documents to which it is a party, except for the filing of financing statements referred to therein and except where the failure to provide any such notice or make any such filing would not reasonably be expected to result in a Material Adverse Effect;

(b)    No Conflicts. The execution and delivery by such Ferguson Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, in each case, do not contravene or violate its certificate or articles of incorporation or formation, or its by-laws or limited liability company agreement, as applicable, (ii) any Law applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any adverse claim on assets of such Ferguson Party or its Subsidiaries (except that created in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks) except, in the case of Ferguson Parties other than the Seller, where any such contraventions or violations would not reasonably be expected to result in a Material Adverse Effect; and no transaction contemplated under any Transaction Document requires compliance with any bulk sales act or similar law;

(c)    No Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing, or will, after giving effect to the Purchase and/or Issuance or Modification to occur on such day, occur;

(d)    Eligible Receivables. All Receivables represented as being Eligible Receivables are Eligible Receivables at such time;

(e)    Accuracy of Information. The written reports, financial statements, certificates and other written information furnished by it or on its behalf in connection with the negotiation of the Transaction Documents or delivered in connection therewith (as modified or supplemented by other written information when so furnished), when taken as a whole, did not contain as of the date such written reports, financial statements or other written information were so furnished, any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)    Servicer Reports. The information furnished by it or on its behalf in each Monthly Report or Weekly Report is true and complete as of the date of such report;

(g)    Good Title. In the case of each Originator, each Receivable sold under the Purchase and Contribution Agreement is owned by such Originator free and clear of any lien or adverse claim (except that created in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks)). In the case of the Seller, the Administrative Agent (on behalf of the Purchasers and LC Banks) has acquired from the Seller a valid and perfected first priority security interest in each Receivable sold and/or assigned under this Agreement free and clear of any Lien or adverse claim (except for liens created pursuant to any of the Transaction Documents);

(h)    Ownership/Security Interest. It has taken or caused to be taken all actions, including necessary filings, to evidence the Administrative Agent’s (on behalf of the Purchasers and the LC Banks) first priority undivided percentage ownership or security interest in all Receivables (whether existing or thereafter arising) and in the Related Security and Collections with respect thereto;

(i)     Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract. It has not made any change in its underwriting policies or the Credit and Collection Policy that would (i) impair the collectability of any Receivables in any material respect or (ii) be reasonably likely to have a material adverse effect on the Servicer’s performance of its obligations under the Transaction Documents;

(j)    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Ferguson Party, asserted against it, which would be reasonably likely to have a Material Adverse Effect as specified in clauses (ii) through (iv) of that definition;

(k)    Collections. Except as described in Section 4.10(a), all Obligors have been directed to remit their Collections to Lockboxes, Lockbox Accounts or Depositary Accounts, as applicable, listed on Schedule II to this Agreement,;

(l)    Payments to the Originators. The Seller has given reasonably equivalent value to the applicable Originator under the Purchase and Contribution Agreement in connection with each sale of Receivables thereunder, and no such sale was made for or on account of an antecedent debt owed by such Originator to the Seller or is or may be voidable as a fraudulent transfer under Section 547 of the Federal Bankruptcy Code or a voidable preference under Section 548 of the Federal Bankruptcy Code;

(m)    Change of Control. No Change of Control has occurred with respect to any Ferguson Party (other than, in the case of the Parent, a “Permitted Change of Control”, as defined in the Credit Agreement);

(n)    Subsidiaries, Business. The Seller has no subsidiaries and is engaged in no other business activities other than the business activities contemplated by the Transaction Documents;

(o)    Solvency. After giving effect to any Purchase, Issuance, or Modification on such date and the application of the proceeds therefrom, the Seller is (i) not “insolvent” (as such term is defined in the Federal Bankruptcy Code), (ii) able to pay its debts as they become due, (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it reasonably expects to engage, and (iv) has tangible net worth equal to at least 6% of the aggregate Outstanding Balance of Receivables (for the avoidance of doubt, for the purposes of this subsection (o), the calculation of tangible net worth shall take into account any intercompany debt issued by the Seller to Ferguson or any other Originator);

(p)    Tax. The Seller has paid when due all material taxes payable in connection with the Receivables, exclusive of (i) any taxes imposed on the Conduit Purchasers, (ii) Excluded Taxes, and (iii) any taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Each such other Ferguson

Party has filed or caused to be filed all material federal, state and local income tax returns and all other material tax returns on or before the applicable due date (as such due date may have been timely extended), and has paid or caused to be paid all taxes due pursuant to such returns or pursuant to any assessment received by it (other than those which are currently being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant IFRS shall have been set aside on its books).

(q)    ERISA. Such Ferguson Party and each of its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except as any noncompliance could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan nor has any prohibited transaction under Section 406 of ERISA occurred with respect to any “Employee Benefit Plan” (as that term is defined in Section 3(3) of ERISA), of such Ferguson Party or any of its ERISA Affiliates which, in either case, could reasonably be expected to result in a Material Adverse Effect. No prohibited transaction under Section 406 of ERISA which could be expected to result in a Material Adverse Effect has occurred with respect to such Ferguson Party or any of its ERISA Affiliates or will occur upon the closing of any Purchase or any Issuance or Modification or the execution of any Transaction Document. Neither the Parent nor any of its Subsidiaries has (i) engaged in any transaction prohibited by any Law applicable to any Foreign Plan; (ii) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (iii) otherwise failed to comply with the requirements of ay Law applicable to any Foreign Plan, where singly or cumulatively, the above could reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably likely to occur which is reasonably likely to result in a Material Adverse Effect;

(r)    Material Adverse Effect. Since the date of its formation, the Seller is not aware of the occurrence of any event or circumstance which has had or will have a Material Adverse Effect. Since January 31, 2013, such other Ferguson Party is not aware of the occurrence of any event or circumstance which has had or would be reasonably likely to have a Material Adverse Effect as specified in clauses (ii) and (iii) of that definition;

(s)    Investment Company Act. It is not and is not required to be registered as an “investment company” or a company “controlled” by an “investment company,” each as defined in the Investment Company Act of 1940, as amended;

(t)    Required Credit Enhancement. After giving effect to the Purchase and/or Issuance or Modification on such date, the Percentage Interest shall not exceed 100% (90% when the Parent is at Leverage Level 3);

(u)    Compliance with Capital Requirements Directive. The Seller (i) owns a net economic interest in the Receivables in an amount at least equal to 5.0% of the Net Receivables Balance as required under Article 122a of the CRD, (ii) has not changed the manner (as contemplated under Article 122a of the CRD) in which it retains such net economic interest since the Closing Date, and (iii) has not entered into any short position or hedge with respect to such net economic interest. “CRD” means the Capital Requirements Directive which is comprised of Directives 2006/48/EC of the European Parliament and of the Council of 14 June 2006 relating to the taking up and pursuit of the business of credit institutions and Directive 2006/49/EC of the European Parliament and of the Council of 14 June 2006 on the capital adequacy of investment firms and credit institutions, as amended from time to time;

(v)    Use of Proceeds. It has not taken and will not take any action which would cause the use of the proceeds of the Purchases to violate the provisions of Regulation U of the Board of Governors of the Federal Reserve System; and

(w)    Accuracy of Financial Statements. (i) The audited combined financial statements of the Group as of the most recent fiscal year-end fairly present in all material respects, in conformity with IFRS, the combined financial position of the Group as of such date and their combined results of operations and cash flows for such fiscal year; and (ii) the audited financial statements of Ferguson and its Subsidiaries and the operating companies under its Control as of the most recent fiscal year-end fairly present in all material respects, in conformity with IFRS, the financial position of Ferguson and its Subsidiaries and the operating companies under its Control as of such date and their results of operations and cash flows for such fiscal year;

(x)    Accounting. On its consolidated financial statements, each of the Parent and Ferguson treats the transactions contemplated by the Purchase and Contribution Agreement as financings by Ferguson or the applicable Originator, but includes appropriate notations to indicate that the Seller is a separate entity from each Ferguson Party and that the assets of the Seller are not available to satisfy the debts and obligations of any Ferguson Party;

(y)    Purpose. The Seller has determined that, from a business viewpoint, the purchase of the Receivables and the Related Security with respect thereto form the Originators under the Purchase and Contribution Agreement, and the sale of the Receivables to the Administrative Agent, for the benefit of the Purchasers and the LC Banks, and the other transactions contemplated herein, are in the best interests of the Seller;

(z)    Parent Undertaking. The Parent’s guaranty in the Parent Undertaking is a direct and unsecured obligation of the Parent ranking pari passu as against all other present and future unsecured Debt of the Parent which is not expressed to be subordinate or junior in rank to any other Debt of the Parent, except for obligations mandatorily preferred by Law applying to companies generally; and

(aa)    Foreign Assets Control, Etc.

(i)     Neither it nor any of its Subsidiaries (A) is, or is controlled by, a Designated Person; (B) has received funds or other property from a Designated Person; or (C) is in violation of or is the subject of any action or investigation under any Anti-Terrorism Law or any Sanctions. None of the Ferguson Parties nor any of their respective Subsidiaries engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Ferguson Party and each Subsidiary thereof is in compliance, in all material respects, with the Patriot Act. Each Ferguson Party and each Subsidiary thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that no Person who owns any direct or indirect interest in any Ferguson Party or any Subsidiary thereof is a Designated Person, and funds invested directly or indirectly in any Ferguson Party and each Subsidiary thereof are derived from legal sources.

(ii)    No portion of the proceeds of any Purchase made hereunder has been or will be used, directly or indirectly (A) for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable law, including the U.S. Foreign Corrupt Practices Act of 1977, as amended or (B) in any manner that would result in the violation of any applicable Sanctions.

(bb)    Not a Covered Fund. The Seller is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended (together with the implementing regulations thereunder, commonly referred to as the “Volcker Rule”). In determining that the Seller is not a “covered fund,” the Seller is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended;

(cc)    Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certificate is true and correct in all respects.

ARTICLE VII

COVENANTS

Section 7.01.    Affirmative Covenants of the Ferguson Parties. In addition to its other covenants contained herein or made pursuant hereto, until the Facility Termination, each of the

Ferguson Parties (as applicable) covenants to each Purchaser, each Facility Agent, the Administrative Agent and the Co-Administrative Agent as follows:

(a)    General:

(i)    Compliance with Laws, Etc. It will comply, and will cause each of its Subsidiaries to comply, with all applicable Laws and preserve and maintain its corporate or organizational existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect;

(ii)    Offices, Records, and Books of Account. It will keep its jurisdiction of organization and the office where it keeps its records concerning the Receivables at the address set forth under its name on the signature pages to this Agreement or upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Receivables have been taken and completed. In the case of each of the Servicer and each Originator, it also will maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Each Originator will mark its data processing records and other books and records to indicate which Receivables have been sold or contributed to the Seller under the Purchase and Contribution Agreement and the Seller will mark its data processing records and other books and records to indicate that the Receivables have been sold or assigned to the Administrative Agent;

(iii)    Taxes. It will file all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except when failure to pay would not reasonably be expected to have a Material Adverse Effect or such as are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with relevant IFRS (in the case of the Seller, in accordance with GAAP) shall have been set aside on its books. It will pay when due any taxes payable in connection with the Receivables, exclusive of (i) any taxes imposed on the Purchasers, (ii) Excluded Taxes, and (iii) any taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with relevant IFRS (in the case of the Seller, in accordance with GAAP) shall have been set aside on its books;

(iv)    Performance and Compliance with Credit and Collection Policy. It will, as applicable and at its own expense, timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contracts;

(v)    Payments to the Originators. With respect to any Receivable purchased or accepted as a capital contribution from any Originator, such sale or acceptance shall be effected under, and in strict compliance with the terms of, the Purchase and Contribution Agreement, including the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable;

(vi)    Transfers from Local Accounts. It will direct the Depositary Banks holding the Local Accounts to transfer Collections received in such Local Accounts to the Concentration Account on a daily basis;

(vii)    Other Information. It will cause to be provided to each Co-Agent and each Facility Agent such other information in respect of the Receivables or its condition or operations, financial or otherwise, as the Administrative Agent, the Co-Administrative Agent or such Facility Agent may from time to time reasonably request, including, but not limited to, all notices delivered to it under the Purchase and Contribution Agreement; and

(viii)    Payments to Credit Card Processors. To the fullest extent practicable, Ferguson will use its own funds (rather than funds in the Concentration Account) to pay the entities processing the credit card payments with respect to its receivables (including the Receivables) the fees, assessments, chargebacks and other amounts owed to those processors.

(b)    Reporting:

(i)    The Parent will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 120 days after the close of each of its fiscal years, audited and unqualified consolidated financial statements of the Group, certified by independent public accountants as having been prepared in accordance with IFRS;

(ii)    Ferguson will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 180 days after the close of each of its fiscal years, audited and unqualified consolidated financial statements of Ferguson and its consolidated Subsidiaries and operating companies under its Control, certified by independent public accountants as having been prepared in accordance with IFRS;

(iii)    The Seller will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 180 days after the close of each of its fiscal years, financial statements of the Seller, (which may be unaudited), prepared in accordance with GAAP;

(iv)    The Parent will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) as soon as available and in any event within 90 days after the end of the first half of each of its fiscal years, condensed consolidated financial statements of the Group prepared in accordance with IFRS;

(v)    Each of the Parent and Ferguson will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) at the time of the delivery of the financial statements provided for above, a certificate of its financial officer to the effect that such financial statements fairly represent its financial condition as of the date as at which such financial statements were prepared;

(vi)    Each of the Parent and Ferguson will cause to be provided to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) within 10 days after the delivery of the financial statements provided for above, a certificate of its financial officer to the effect that to the best of such officer’s knowledge, no Termination Event or Potential Termination Event has occurred and is continuing or, if any Termination Event or Potential Termination Event has occurred and is continuing, specifying the nature and extent thereof;

(vii)    Each of the Parent and Ferguson will cause the financial statements provided for above to be prepared using accounting practices and financial reference periods consistent with those applied in preparation of the financial statements provided on or before the Closing Date, unless it notifies the Administrative Agent (who shall promptly notify the Facility Agents) that there has been a change in the relevant IFRS, the relevant accounting practices or the relevant reference periods, together with a description of any change necessary for those financial statements to reflect the relevant IFRS, relevant accounting practices and relevant reference periods upon which such financial statements were prepared;

(viii)    The Parent shall report to the Administrative Agent its Leverage Ratio for the “applicable period” (as defined in the definition of Leverage Ratio) (A) at the time of delivery of its consolidated financial statements pursuant to clauses (i) and (iv) of this Section 7.01(b), (B) within 30 days of the end of each of the fiscal quarters occurring between the end period dates of its annual and half-yearly consolidated financial statements, and (C) within 30 days of each request by a Co-Agent. The Parent shall also provide to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) sufficient information, in form and substance as may be reasonably required by the Administrative Agent, to allow the Facility Agents to recalculate the Leverage Ratio; and

(ix)    Each of the Parent and Ferguson shall provide to the Administrative Agent (who shall promptly distribute the same to the Facility Agents) such additional information regarding its and its Subsidiaries’ operations, business affairs and financial condition, or compliance with the terms of this Agreement or any other Transaction Document, as may be reasonably requested by either Co-Agent.

(c)     Notices:

(i)    Termination. It will provide or cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge of the occurrence of a Termination Event or Potential Termination Event, with a statement of its financial officer setting forth details of such Termination Event or Potential Termination Event;

(ii)    Credit Agreement. It will provide to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) notice of the occurrence of an “Event of Default” under the Credit Agreement, together with a copy of the same, as soon as practicable after, but in no event later than 15 days following such amendment or occurrence;

(iii)    ERISA Event. It will cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge thereof, notice of the occurrence or existence of any ERISA Event which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(iv)    Tax Lien. It will cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly and in any event within five Business Days after obtaining knowledge of the arising or existence of any tax Lien which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(v)    Material Event. It will provide or cause to be provided to the Administrative Agent (and the Administrative Agent shall promptly distribute the same to the Facility Agents) promptly after the occurrence thereof, notice of any event or condition of which it has knowledge that has had or could reasonably be expected to have a Material Adverse Effect with respect to any of the Ferguson Parties.

(vi)    Changes with respect to Beneficial Ownership Certificate; etc. The Seller shall, promptly upon a responsible officer of the Seller becoming aware thereof, notify the Administrative Agent and each Facility Agent of any change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners or control party identified in such certification. Without limiting the generality of the preceding sentence, promptly following any request therefor, the Seller shall provide such information and documentation reasonably requested by the Administrative Agent or any Facility Agent for purposes of compliance with the Beneficial Ownership Regulation.

Section 7.02.    Negative Covenants of the Ferguson Parties. Except as otherwise specified below and in addition to its other covenants contained herein or made pursuant hereto, until the Facility Termination, each of the Ferguson Parties (as applicable) covenants and agrees as follows:

(a)    Sales, Liens, Etc. Such Ferguson Party (other than the Seller) will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any adverse claim (except for the interest in favor of the Seller created pursuant to the Purchase and Contribution Agreement and the interest in favor of the Administrative Agent (for the benefit of the Purchasers and the LC Banks) created pursuant to this Agreement) upon or with respect to, any Receivable, Related Security, related Contract or Collections, or upon or with respect to any Account, or assign any right to receive income in respect thereof;

(b)    Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Depositary Bank from those listed on Schedule II hereto provided to the Facility Agents, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Depositary Bank, unless the Administrative Agent will have received notice of such addition, termination or change (including an updated Schedule II)    and a fully executed Blocked Account Agreement in form and substance satisfactory to the Administrative Agent with respect to each new Lockbox Account or Depositary Account;

(c)    Change in Name or Jurisdiction of Origination, Etc. It will not change its name, identity or organizational structure unless the Administrative Agent shall have received at least thirty (30) days’ advance written notice of such change and all action by such Ferguson Party, necessary or appropriate to perfect or maintain the perfection of the Administrative Agent’s (for the benefit of the Purchasers and the LC Banks) ownership or security interest in the Receivables, the Related Security and the Collections (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) will have been duly taken;

(d)    Treatment as Sales. It will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase and Contribution Agreement and this Agreement in any manner other than as the sale and/or absolute conveyance of Receivables, except that such transactions will be treated (i) under relevant IFRS as a liability in the Parent’s consolidated financial statements and in Ferguson’s consolidated financial statements and (ii) for U.S. federal income tax purposes, as a financing;

(e)    Transaction Documents. The Seller will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Transaction Document or grant any other consent or other indulgence under any Transaction Document, in each case without the prior written consent of the Required Facility Agents. The Seller will perform all of its obligations under the Purchase and Contribution Agreement and enforce the Purchase and Contribution Agreement in accordance with its terms;

(f)    Nature of Business. The Seller will not engage in any business activities other than those contemplated by the Transaction Documents and will not create or form any subsidiary;

(g)    Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Transaction Documents. No other Ferguson Party will (a) consolidate or merge with or into any other person or (b) sell, lease or otherwise transfer (in one transaction or in a series of transactions) all or substantially all of its assets to any other person; provided, that (i) any person may consolidate or merge with or into the Parent in a transaction in which the Parent is the surviving Person, (ii) any Originator may consolidate or merge with or into any other Originator in a transaction in which one or the other such Originator is the surviving Person, and (iii) if at the time thereof and immediately after giving effect thereto no Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement) under the Credit Agreement shall have occurred and be continuing, any Person may consolidate or merge with or into the Parent, and the Parent may consolidate or merge with or into any Person, as long as the surviving entity, if other than the Parent, has unsecured debt ratings at least equal to those of the Parent (prior to consolidation or merger) and the surviving entity assumes the obligations of the Parent under this Agreement pursuant to an agreement executed and delivered to the Facility Agents in a form reasonably satisfactory to the Required Facility Agents;

(h)    Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights,

obligations or securities on account of any membership interests or other equity interests of the Seller, or return any capital to its members or other equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests or other equity of the Seller or any warrants, rights or options to acquire any membership interests or other equity of the Seller, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends to its member out of Collections available for such purpose pursuant to the Transaction Documents so long as (i) no Termination Event or Potential Termination Event shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the Delaware Limited Liability Company Act, and (iii) such dividends have been approved by all necessary and appropriate limited liability company action of the Seller and its board of directors;

(i)    Debt. The Seller will not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than the incurrence of obligations pursuant to, and, as contemplated in, the Transaction Documents and the incurrence of operating expenses in the ordinary course of business or other liabilities;

(j)    Sales, Liens. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any adverse claim upon (including the filing of any financing statement) or with respect to, any Receivable, Related Security or Collection, or upon or with respect to any Contract under which any Receivable arises, or any Lockbox or Account or any amounts from time to time on deposit therein or credited thereto, or assign any right to receive income with respect thereto (other than, in each case the creation of the interests therein in favor of the Administrative Agent or the sale or assignment of a Reassigned Receivable pursuant to Section 2.01A hereof), and the Seller will defend the right, title and interest of the Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or an Originator;

(k)    ERISA. (i)     Neither it nor any of its ERISA Affiliates shall (A) adopt or institute any Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Ferguson Party, or any Subsidiary or Affiliate thereof to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code involving any Plan which would subject such Ferguson Party or any ERISA Affiliate thereof to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA); (E) fail to make full payment when due (including any permissible extensions) of all amounts due as contributions to any Plan or Multiemployer Plan; or (F) fail to comply with the requirements of Section 4980B of the Code or Part 6 of Title I(B) of ERISA, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect; and

(ii)     Neither it nor any Subsidiary thereof shall (A) engage in any transaction prohibited by any Governmental Authority applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Authority applicable to any Foreign Plan, where singly or cumulatively, the above could have a Material Adverse Effect; and

(l)    Commingling. It will not direct any funds to be deposited into any Lockbox Account or Depositary Account other than Collections of Receivables.

Section 7.03.    Separateness Covenants. Until the Facility Termination, except as set forth below, each of the Ferguson Parties (as applicable) covenants and agrees as follows:

(a)    The Seller will at all times maintain at least one independent director or manager who (i) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of any of the Parent, Ferguson, any other Originator, the Servicer, or any of their respective Affiliates or Subsidiaries (except the Seller) (collectively, the “Other Companies”), (ii) is not a current or former officer or employee of the Seller, (iii) is not a stockholder of any of the Other Companies or any of their respective Affiliates, and (iv) who (A) has prior experience as an independent director for a corporation or manager for a limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. The Seller will provide not less than 30 business days’ prior written notice to the Administrative Agent and the Facility Agents in the event of the replacement of the Seller’s independent director or manager;

(b)    The Seller will conduct its business in its own name and from an office separate from that of the Other Companies (but which may be located in the same facility as one or more of the Other Companies). The Seller will have stationery and other business forms separate from that of the Other Companies;

(c)    The Seller will at all times be adequately capitalized in light of its contemplated business;

(d)    The Seller will at all times provide for its own operating expenses and liabilities from its own funds except that common overhead expenses may be shared by the Seller one or more of the Other Companies on a basis reasonably related to use;

(e)    The Seller will maintain its assets and transactions separately from those of the Other Companies and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies. The Seller will hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Companies. The Seller will not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies;

(f)    The Seller will hold at least one annual duly noticed meeting of its board of directors, make and retain minutes of such meetings and otherwise observe all limited liability company formalities as a distinct entity;

(g)    The Seller will prepare its financial statements separately from those of any of the Other Companies and will insure that any consolidated financial statements of any Other Company that are filed with the SEC or any other Official Body or are furnished to any creditors of any Other Company will include notes clearly stating that the Seller is a separate corporate entity and that its assets are available first and foremost to satisfy the claims of the creditors of the Seller;

(h)    The Seller will not direct or participate in the management of any of the Other Companies’ operations;

(i)    The Seller will not maintain any joint account with any Other Company or become liable as a guarantor or otherwise with respect to, or grant a security interest in any of its assets to secure, any debt or contractual obligation of any Other Company;

(j)    The Seller will not engage in any transaction with, or make loans, advances or otherwise extend credit to, any of the Other Companies except as expressly contemplated by the Transaction Documents;

(k)    The Seller will maintain its Limited Liability Company Agreement in conformity with this Agreement such that it does not amend, restate, supplement or otherwise modify its Limited Liability Company Agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents;

(l)    Such Ferguson Party (other than the Seller) will take all actions necessary to maintain the Seller as a separate, limited purpose subsidiary of Ferguson pursuant to, and in accordance with the terms of, the Seller’s Limited Liability Company Agreement; and

(m)    Such Ferguson Party (other than the Seller) will take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Mayer Brown LLP, as counsel for Seller, in connection with the closing of the Facility and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

ARTICLE VIII

TERMINATION

Section 8.01.    Termination Events. The occurrence of each of the following events shall constitute a “Termination Event”:

(a)    Failure of any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) to perform or observe any covenant or agreement under the Transaction Documents, and such failure shall continue for five (5) Business Days after such applicable party receives written notice or has actual knowledge of such failure;

(b)    Failure of any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) to make when due any payment or deposit required to be made by it under any Transaction Document, and such failure shall continue for one (1) Business Day with respect to payments of principal and three (3) Business Days with respect to all other payments under any Transaction Document;

(c)    Any representation or warranty made or deemed made by any Ferguson Party (other than Ferguson when acting in its capacity as Servicer) under or in connection with any Transaction Document or any certificate, report or other statement delivered by such Ferguson Party pursuant to the terms set forth in the Transaction Documents shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (unless such representation or warranty in Section 6.01(d) or Section 6.01(g) herein relates solely to one or more specific Receivables and immediately following the removal of the related Receivables from the Net Receivables Balance, the Percentage Interest does not exceed 100% (90% if the Parent is a Leverage Level 3));

(d)    the occurrence of (i) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued or evidenced, any Debt of the Seller in excess of $50,000; or (ii) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued or evidenced, any Debt of any other Ferguson Party (A) relating to the payment of principal of, or interest on, such Debt, but only if such Debt is in an aggregate amount exceeding $25,000,000, (B) relating to any Financial Covenant, or (C) of any other type which shall result in such Debt being accelerated, but only if such Debt is in an aggregate amount exceeding $25,000,000;

(e)    (i) One or more judgments or decrees involving a liability in excess of $50,000 shall be entered against the Seller; (ii) one or more judgments or decrees shall be entered against any Ferguson Party (other than the Seller) or any of their respective Subsidiaries or any combination thereof involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 and, in the case of either clause (i) or clause (ii), such judgments or decrees shall not have been vacated, dismissed, discharged or stayed within 30 days from the entry thereof;

(f)    Any Ferguson Party or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of all or a substantial part of its property, (ii) become unable, admit in writing its inability or fail to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal Bankruptcy Code or any applicable bankruptcy or insolvency Law of Jersey or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or (vi) if without the application, approval or consent of any Ferguson Party or any of its Material Subsidiaries, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Ferguson Party or any of its Material Subsidiaries an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of such Ferguson Party or such Material Subsidiaries or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Ferguson Party or such Material Subsidiaries in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed for any period of 60 consecutive days;

(g)    The Administrative Agent (for the benefit of the Purchasers and the LC Banks) shall cease to have, for any reason, a valid and perfected first priority ownership or security interest in the Receivables, the Related Security and the Collections;

(h)    A “purchase termination event” shall occur under the Purchase and Contribution Agreement, or any material provision thereof shall for any reason cease to be valid and binding on the Seller or any Originator, as the case may be, or the Seller or any Originator shall so state in writing;

(i)    Any Transaction Document shall terminate in whole or in part (except in accordance with its terms or with the consent of the parties thereto) or shall cease to be effective or to be legally valid, binding and enforceable obligation of any one of the Ferguson Parties, or any one of the Ferguson Parties shall directly or indirectly contest such effectiveness, validity, binding nature or enforceability of any such Transaction Document;

(j)    3-month rolling average Dilution Ratio exceeds 9.25% (9.25% when the Parent is at Leverage Level 2 and 9.25% when the Parent is at Leverage Level 3);

(k)    3-month rolling average Delinquency Ratio exceeds (i) for the January, February, March and December reporting months (as calculated in each such month for the preceding Calculation Period), 13.50% and (ii) for all other reporting months, 12.50% (13.50% or 12.50%, as applicable, when the Parent is at Leverage Level 2 and 13.50% or 12.50%, as applicable, when the Parent is at Leverage Level 3);

(l)    3-month rolling average Default Ratio exceeds 3.00% (3.00% when the Parent is at Leverage Level 2 and 3.00% when the Parent is at Leverage Level 3);

(m)    the Annual Gross Write-off Ratio exceeds 1.00%;

(n)    3-month rolling average of Days Sales Outstanding exceeds 46 days (46 days when the Parent is at Leverage Level 2 and 46 days when the Parent is at Leverage Level 3);

(o)    the Percentage Interest exceeds (i) 100% (90% if the Parent is at Leverage Level 3), and such circumstance continues for two (2) consecutive Business Days (one (1) Business Day if the Parent is at Leverage Level 2 or Leverage Level 3) after the Seller knows or should know of such circumstance;

(p)    a Servicer Default shall occur;

(q)    a Change of Control of Ferguson, any Originator, the Seller or the Parent (other than, in the case of the Parent, a “Permitted Change of Control” as defined in the Credit Agreement) shall occur;

(r)    there shall have been filed against any Ferguson Party (i) notice of a material federal tax Lien from the Internal Revenue Service and five (5) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged, (ii) notice of a material Lien from the PBGC under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to plan to which either of such sections applies and five (5) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged, or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a Material Adverse Effect with respect to such Person and thirty (30) days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged; or

(s)    there shall occur any change in the business, financial or other condition of any Ferguson Party which could reasonably be expected to have, as to any Ferguson Party a Material Adverse Effect specified in clauses (ii) through (iv) of that definition (and, if the Parent is at Leverage Level 3, clause (i) of that definition) or materially impair the collectability of the Receivables.

Section 8.02.    Consequences of a Termination Event. (a) Upon the occurrence and continuance of any Termination Event, the Administrative Agent may, or at the direction of the Required Facility Agents shall, by written notice to the Ferguson Parties, determine to commence the wind-down period during or after which no Reinvestment Purchases shall be made; provided, that, upon the occurrence of the Termination Event specified in Section 8.01(f) above, the wind-down period shall be deemed to commence automatically. In addition, (i) upon the occurrence and continuance of any Termination Event, (A) the Percentage Interest shall be increased to 100% and all Collections will be applied to repay the Facility, (B) pricing on the Facility will be at the Default Rate, (C) the Administrative Agent may, or at the direction of the Required Facility Agents shall, deliver the notices of exclusive control to the Depositary Banks under the Blocked Account Agreements, and (D) the Administrative Agent may, or at the direction of the Required Facility Agent shall, replace the Servicer and (ii) upon the occurrence of the Termination Date, (X) the Maximum Net Investment shall be reduced as of each calendar date thereafter equal to the Aggregate Exposure Amount as of such date (and each Purchase Group’s Exposure Amount will be reduced ratably) and (Y) the Seller shall deposit into the LC Cash Collateral Account the amount necessary to cause the amount therein to be equal to the Required LC Cash Collateral Amount.

(b)    Upon the occurrence and continuance of any Termination Event, the Purchasers, the LC Banks, the Facility Agents and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

(c)    The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

ARTICLE IX

THE CO-AGENTS AND THE FACILITY AGENTS

Section 9.01.    Authorization and Action. (a) Each Facility Agent, each Purchaser and each LC Bank hereby appoints RBC as Administrative Agent and SunTrust Bank as Co-Administrative Agent hereunder and authorizes each of the Administrative Agent and the Co-Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Co-Administrative Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by a Facility Agent, the Required Facility Agents or the Facility Agents (as the context herein requires or allows), each Co-Agent shall take such action or refrain from taking such action consistent with its duties hereunder and under the other Transaction Documents as a Facility Agent, the Required Facility Agents or the Facility Agents, as the case may be, direct under or in connection with or on any matter relating to any Ferguson Party, this Agreement and all other Transaction Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by any Purchaser, LC Bank or any Facility Agent, the determination or calculation of the Purchaser, the LC Bank or the Facility Agent shall control absent manifest error.

(b)    Each Purchaser and LC Bank (if any) in a Purchase Group hereby accepts the appointment of the applicable Facility Agent hereunder, and authorizes such Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Facility Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each other Purchaser or LC Bank within any other Purchase Group hereby accepts the appointment of the related Facility Agent for such Purchase Group and authorizes and empowers such Facility Agent as provided in the preceding sentence.

(c)    Except for actions which either Co-Agent or any Facility Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, neither the Administrative Agent, the Co-Administrative Agent nor any Facility Agent shall be required to take any action which exposes such Co-Agent or such Facility Agent to personal liability or which is contrary to applicable Law unless such Co-Agent or such Facility Agent shall receive further assurances to its satisfaction from the Purchasers and LC Banks of the indemnification obligations under Section 9.06 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Facility Agent, each Purchaser and each LC Bank prompt notice of each notice and determination given to it by any Ferguson Party or any Depositary Bank or by it to any Ferguson Party or any Depositary Bank, pursuant to the terms of this Agreement. Each Facility Agent agrees to give the Administrative Agent, the Co-Administrative Agent and such Facility Agent’s respective Purchasers and LC Banks prompt notice of each notice and determination given to it by any Ferguson Party, any Depositary Bank or by it to any Ferguson Party or any Depositary Bank, pursuant to the terms of this Agreement. Notwithstanding the foregoing, neither the Administrative Agent, the Co-Administrative Agent nor any Facility Agent shall be deemed to have knowledge or notice of the occurrence and continuance of any Termination Event unless the Administrative Agent, the Co-Administrative Agent or such Facility Agent has received written notice from a Conduit Purchaser, a Committed Purchaser, any LC Bank, any other Facility Agent, the Seller or the Servicer referring to this Agreement, describing such Termination Event and stating that such notice is a “notice of a Termination Event.” Subject to Section 9.07 hereof, the appointment and authority of the Administrative Agent, the Co-Administrative Agent and each Facility Agent hereunder shall terminate on the date of Facility Termination.

(d)    For the avoidance of doubt, notwithstanding any other provision hereof, (i) no Facility Agent in its capacity as such shall have any purchase, reinvestment or funding commitment or obligation hereunder, nor be obligated to remit funds to the Seller hereunder, unless such funds are received from the applicable Conduit Purchaser or Committed Purchaser, and (ii) no Facility Agent shall have any personal liability for any default by its Conduit Purchaser or Committed Purchaser hereunder.

Section 9.02.    UCC Filings. The Co-Administrative Agent, the Purchasers, the LC Banks, the Facility Agents, the Seller, Originators, the Servicer and the Parent expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Co-Administrative Agent, the Facility Agents, the Purchasers, the LC Banks, expressly authorize the Administrative Agent to execute on their behalf as their agent, the various UCC filings required to be made hereunder and under the Transaction Documents in order to perfect the sale and assignment of the Receivable Interest from the Seller to the Facility Agents, for the benefit of the Purchasers and the LC Banks, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Facility Agents, the Purchasers and the LC Banks or to execute UCC filings on behalf of the Facility Agents, the Purchasers and the LC Banks and that such listing and/or execution will not affect in any way the status of the Co-Administrative Agent, the Facility Agents, and the Purchasers and the LC Banks as the beneficial owners of, and secured parties with respect to, the Receivable Interest. In addition, such listing or execution shall impose no duties on the Co-Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX. In furtherance of the foregoing, the Co-Administrative Agent, each Facility Agent, Purchaser and LC Bank shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

Section 9.03.    Co-Agents’ and Facility Agents’ Reliance, Etc. (a) Neither the Administrative Agent, the Co-Administrative Agent nor any Facility Agent nor any of their respective directors, officers, agents or employees shall be liable to the Purchasers, the Co-Agents or the Facility Agents for any action taken or omitted to be taken by it or them as Administrative Agent, Co-Administrative Agent or Facility Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Receivables as Servicer pursuant to Section 4.01(c) hereof), except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Without limiting the foregoing, each Co-Agent and each Facility Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or LC Bank and shall not be responsible to any Purchaser or LC Bank for any statements, warranties or representations made by any Ferguson Party in connection with this Agreement or any Transaction Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement on the part of any Ferguson Party or to inspect the property (including the books and records) of any Ferguson Party; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

(b)    Each Facility Agent shall determine with its related Purchasers and LC Banks, the number of such (each, a “Voting Block”) which shall be required to request or direct such Facility Agent to take action, or refrain from taking action, under this Agreement and the other

Transaction Documents on behalf of such Purchasers and LC Banks. Such Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Facility Agent’s Purchasers and LC Banks.

(c)    Unless otherwise advised in writing by a Facility Agent or by any Purchaser or LC Bank on whose behalf such Facility Agent is purportedly acting, each party to this Agreement may assume that (i) such Facility Agent is acting for the benefit of each of its respective Purchasers and LC Banks, as well as for the benefit of each assignee or other transferee from any such Purchaser or LC Bank, and (ii) such action taken by such Facility Agent has been duly authorized and approved by all necessary action on the part of the Purchasers and LC Banks on whose behalf it is purportedly acting. Each Conduit Purchaser (or, with the consent of all other members of the respective Purchase Group then existing, any other Purchaser or LC Bank) shall have the right to designate a Facility Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Administrative Agent written notice thereof signed by such Purchaser(s) and/or LC Bank(s) and the newly designated Facility Agent; provided, however, if such new Facility Agent is not an Affiliate of a Facility Agent that is party hereto, any such designation of a new Facility Agent shall require the consent of the Seller, which consent shall not be unreasonably withheld. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be Facility Agent for such Purchasers and LC Banks under this Agreement. Each Facility Agent and its respective Purchasers and LC Banks shall agree among themselves as to the circumstances and procedures for removal and resignation of such Facility Agent.

Section 9.04.    Non-Reliance on the Co-Agents and the Facility Agents. Without limiting the generality of any other provision of this Agreement: (a) each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents expressly acknowledges that neither the Administrative Agent, the Co-Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Co-Administrative Agent hereinafter taken, including any review of the affairs of any Ferguson Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Co-Administrative Agent to any such Person. Each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents represents to the Administrative Agent and the Co-Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent or any other Conduit Purchaser, Committed Purchaser, LC Bank or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of any Ferguson Party and made its own decision to enter into this Agreement. Each of the Conduit Purchasers, the Committed Purchasers, the LC Banks and the Facility Agents also represents that it will, independently and without reliance upon the Administrative Agent, the Co-Administrative Agent or any other Conduit Purchaser, Committed Purchaser, LC Bank or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any Ferguson Party. Except for notices, reports and other documents expressly required to be furnished to the Facility Agents, the other Purchasers and LC Banks by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Conduit Purchaser, any Committed Purchaser, any LC Bank or any Facility Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Ferguson Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Each of the Committed Purchasers and LC Banks expressly acknowledges that neither its Facility Agent (or any other Facility Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Facility Agent (or any other Facility Agent) hereinafter taken, including any review of the affairs of any Ferguson Party shall be deemed to constitute any representation or warranty by any Facility Agent to any such Person. Each of the Committed Purchasers and LC Banks represents to the Facility Agents that it has, independently and without reliance upon its Facility Agent or any other Committed Purchaser, LC Bank or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Ferguson Party made its own decision to enter into this Agreement. Each of the Committed Purchasers and LC Banks also represents that it will, independently and without reliance upon its Facility Agent, any other Committed Purchaser, LC Bank or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Ferguson Party. Except for notices, reports and other documents expressly required to be furnished to any Purchaser or LC Bank by its Facility Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Purchaser or LC Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Ferguson Party which may come into the possession of such Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.05.    Co-Agents, Facility Agents and Affiliates. RBC, SunTrust Bank, each Facility Agent and their respective Affiliates may generally engage in any kind of business with any Ferguson Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Ferguson Party or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Purchasers or the LC Banks.

Section 9.06.    Indemnification. (a) The Committed Purchasers and LC Banks in each Purchase Groups (proportionately, among the Purchase Groups, in accordance with their respective Purchase Group Percentages) severally agrees to indemnify each Co-Agent (to the extent not reimbursed by the Seller or the Servicer), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Co-Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Co-Agent under this Agreement; provided, that (i) no Committed Purchaser or LC Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from such Co-Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order and (ii) no Committed Purchaser or LC Bank shall be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Facility Agents. Without limitation of the generality of the foregoing, the Committed Purchasers and LC Banks in each Purchase Groups (proportionately, among the Purchase Groups, in accordance with their respective Purchase Group Percentages) agree to reimburse each Co-Agent (to the extent not reimbursed by the Seller or the Servicer), promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by such Co-Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that no Purchaser or LC Bank shall be responsible for the costs and expenses of such Co-Agent in defending itself against any claim alleging the gross negligence or willful misconduct of such Co-Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

(b)    Each Purchaser and LC Bank also agrees to indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Purchaser or LC Bank (but only to the extent that the Seller has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Seller to do so), (ii) any Taxes attributable to such Purchaser’s or LC Bank’s failure to comply with the provisions of Section 11.02 relating to the maintenance of a participant register and (iii) any Excluded Taxes attributable to such Purchaser or LC Bank, in each case that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

Section 9.07.    Successor Co-Agent. Either Co-Agent may resign at any time by giving at least sixty days’ written notice thereof to the Purchasers, the LC Banks, the Facility Agents, the Seller, Originators, the Servicer and the Parent. Upon the resignation of the Administrative Agent, the Co-Administrative Agent shall have the right to act as Administrative Agent. Provided that the Co-Administrative Agent chooses not to act as Administrative Agent pursuant to the immediately preceding sentence, upon the resignation of the Administrative Agent, the Seller shall have the right to appoint a successor Administrative Agent approved by the Facility Agents (which approval will not be unreasonably withheld or delayed). Upon the resignation of the Co-Administrative Agent, the Administrative Agent shall have the right to act as the Co-

Administrative Agent. Provided that the Administrative Agent chooses not to act as Co-Administrative Agent pursuant to the immediately preceding sentence, upon the resignation of the Co-Administrative Agent, the Seller shall have the right to appoint a successor Co-Administrative Agent approved by the Facility Agents (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent or Co-Administrative Agent, as applicable shall have been so appointed by the Seller, and shall have accepted such appointment, within thirty days after the retiring Administrative Agent’s or Co-Administrative Agent’s, as applicable, delivery of notice of resignation, then the retiring Administrative Agent or Co-Administrative Agent, as applicable, may appoint a successor Administrative Agent or Co-Administrative Agent which, if such successor Administrative Agent or Co-Administrative Agent is not an Affiliate of any of the Facility Agents, is approved by the Seller (which approval will not be unreasonably withheld or delayed), and which successor Administrative Agent or Co-Administrative Agent shall be (a) a commercial bank having a combined capital and surplus of at least $250,000,000 and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent or Co-Administrative Agent, as applicable, hereunder by a successor Administrative Agent or Co-Administrative Agent, such successor Administrative Agent or Co-Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Co-Agent, and the retiring Co-Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Co-Agent’s resignation or removal hereunder, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Co-Administrative Agent, as applicable, under this Agreement.

ARTICLE X

INDEMNIFICATION; EXPENSES

Section 10.01.    Indemnity by Seller. (a) The Seller shall indemnify the Administrative Agent, the Co-Administrative Agent, the Facility Agents, the Purchasers, the Support Providers and the LC Banks and their respective assigns, officers, directors and employees (each, an “Indemnified Party”) against all liabilities, claims, damages, costs, expenses, or losses (“Losses”) associated with the Facility, excluding, however, (i) Losses to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party or the Indemnified Party’s breach of contract under any Transaction Document or any document delivered pursuant to any of the Transaction Documents, (ii) recourse (except as provided in this Agreement) for uncollectable Receivables or (iii) Losses that are due to or relate to Taxes (which are addressed in Section 10.02).

Without limiting the foregoing, the Seller shall indemnify the Indemnified Parties for all Losses resulting from:

(i)    False or incorrect representations, warranties or certifications of any Ferguson Party in any Transaction Document or any document delivered pursuant to any of the Transaction Documents;

(ii)    Failure by any Ferguson Party to comply with applicable law, rules or regulations related to the Receivables;

(iii)    Failure to vest in the Administrative Agent (for the benefit of the Purchasers and the LC Banks) a first priority perfected ownership or security interest in the Receivables, the Related Security and the Collections, free and clear of any Liens;

(iv)    Failure to file, or delay in filing, any financing statements or similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivables, the Related Security or the Collections;

(v)    Any dispute, claim or defense of an Obligor (other than discharge in bankruptcy) to the payment of any Receivable including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid or binding obligation of such Obligor, or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable or any Contract related thereto, or any adjustment, cash discount, warranty, rebate, return of product or cancellation with respect to such Receivable;

(vi)    Failure by any Ferguson Party to perform any of their respective duties or other obligations or comply with any of their respective covenants under the Transaction Documents;

(vii)    Any products liability, personal injury or damage suit, environmental or other claim by an Obligor or other third party arising out of the goods or services which are the subject of any Receivable;

(viii)    Any third party investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, or the use of proceeds of Purchases under this Agreement or the draw under any Letter of Credit, or in respect of any Receivable;

(ix)    Commingling of Collections with any other funds of any Ferguson Party or any set-off against Collections by any credit card servicers;

(x)    Third party claims arising from the Seller’s, any Originator’s or the Servicer’s administration of the Receivables;

(xi)    The sale of any Receivable in violation of applicable Law;

(xii)    Any setoff by any Obligor;

(xiii)    Any Letter of Credit issued pursuant to this Agreement or the use of the proceeds thereof by the applicable beneficiary or any affiliate, agent, employee or assignee thereof;

(xiv)    The failure of the Seller or any Originator to pay when due any sales, excise, business and occupation, property or other similar taxes payable in connection with the Receivables;

(xv)    Any action or omission by any Ferguson Party which reduces or impairs the rights of the Administrative Agent, the Co-Administrative Agent, the Facility Agents, the Purchasers or the LC Banks with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto;

(xvi)    Any dispute, suit or claim arising out of any provision in any Contract restricting or prohibiting sale and assignment of the related Receivables;

(xvii)    Overstatement of the balance of any Receivable due to provisions of the related Contract relating to retainage, data assumptions, cash on delivery sales, or bill and hold sales, or other similar provisions of comparable effect; and

(xviii)    Any dispute, suit or claim arising out of the efforts to collect on a Reassigned Receivable.

Except as set forth in Section 10.01(a)(xiv) above, all obligations of the Seller with respect to Taxes are addressed in Section 10.02.

(b)    Promptly upon receipt by any Indemnified Party under this Section 10.01 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. Any notice claiming compensation under this Section shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. The Seller may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and such Indemnified Party. The approval of the Seller and such Indemnified Party will not be unreasonably withheld or delayed. After notice from the Seller to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Co-Agents and the Facility Agents, and so long as the Seller so assumes the defense thereof in a manner reasonably satisfactory to the Co-Agents and the Facility Agents, the Seller shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).

(c)    The Seller will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to the Seller in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.

(d)    Each Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.

Section 10.02.    Indemnity for Taxes. (a) Any and all payments by or on account of any obligation of the Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Seller) requires the deduction or withholding of any Tax from any such payment by the Seller, then the Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.02) the applicable Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    The Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written request of the applicable Indemnified Party timely reimburse it for the payment of, any Other Taxes.

(c)    The Seller shall indemnify each Indemnified Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.02) payable or paid by such Indemnified Party or required to be withheld or deducted from a payment to such Indemnified Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent, the Co-Administrative Agent and each Facility Agent will promptly notify the Seller of any event of which it has knowledge, which will entitle it or any Person in its Purchase Group to compensation pursuant to this Section 10.02; provided, however, that failure of any Indemnified Party to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification, except that the Seller shall not be required to indemnify an Indemnified Party for Taxes under this Section 10.02 unless such Indemnified Party notifies the Seller of such claim no later than 180 days after such Indemnified Party has knowledge of such Taxes being imposed or arising. Any notice claiming compensation under this Section 10.02 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Absent manifest error, the Seller shall be obligated to any claim for tax indemnity promptly upon receipt of such notice.

(d)    Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 10.02 including, subject to applicable Law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs (without reimbursement) or imposes legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party’s reasonable opinion, would have an adverse effect on its business, operations or financial condition.

Section 10.03.    Indemnity by Originators. (a) Each Originator shall indemnify the Indemnified Parties for all Losses (other than recourse for uncollectible Receivables) resulting from:

(i)    False or incorrect representations, warranties or certifications of such Originator in this Agreement or any document delivered pursuant to this Agreement; and

(ii)     Failure by such Originator to perform any of its duties or other obligations or comply with any of its covenants under this Agreement.

(b)    Promptly upon receipt by any Indemnified Party under this Section 10.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against any Originator hereunder, notify such Originator in writing of the commencement thereof. Any notice claiming compensation under this Section 10.03 shall set forth in reasonable detail the amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Any affected Originator may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of such Originator and the Indemnified Party. The approval of such affected Originator will not be unreasonably withheld or delayed. After notice from an affected Originator to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Facility Agents, and so long as such Originator so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Facility Agents, such Originator shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of such Originator and the Indemnified Party, in which case the Indemnified Party(ies) shall have the right to employ one counsel to so represent it (them).

(c)    Each affected Originator will promptly pay to the Facility Agent for the Indemnified Party such indemnity amount as shall be specified to such Originator in a certificate of the Indemnified Party (or its Facility Agent, on its behalf) setting forth the calculations of such amount, together with the basis therefor. Any such certificate submitted by or on behalf of the Indemnified Party shall be conclusive and binding for all purposes, absent manifest error.

(d)    Each Indemnified Party, on behalf of itself, its assigns, officers, directors, officers and employees, shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.

Section 10.04.     Expenses. The Seller agrees, promptly following receipt of a written invoice, to pay or cause to be paid, and to save each Purchaser, each LC Bank, each Facility Agent and each Co-Agent harmless against liability for the payment of, (a) all reasonable out-of-pocket expenses (excluding salaries and overhead costs) incurred by or on behalf of any Purchaser, any LC Bank, any Facility Agent and either Co-Agent in connection with the negotiation, execution, delivery and preparation of this Agreement and the other Transaction Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, rating agency fees, the reasonable fees of Protiviti Inc. in conducting the agreed-upon procedures, and the reasonable fees and expenses of counsel of one law firm representing the Co-Agents and the Facility Agents) and (b) all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel from one law firm representing the Co-Agents and the Facility Agents), including all reasonable costs and expenses actually incurred by or on behalf of any Purchaser, any LC Bank, any Facility Agent and the Co-Agents from time to time (i) relating to any requested amendments, waivers or consents under the Transaction Documents, (ii) arising in connection with the Purchasers’, the LC Banks’, the Facility Agents’ or the Co-Agents’ enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Receivable Interest) under the Transaction Documents, (iii) relating to audit and due diligence fees (limited as provided in Section 4.06 hereof or (iv) relating to the maintenance of the transactions contemplated by or undertaken pursuant to or in connection with this Agreement or the other Transaction Documents; provided that so long as no Termination Event exists, Seller shall not be responsible for the fees and expenses of more than one law firm.

ARTICLE XI

MISCELLANEOUS

Section 11.01.    Amendments and Waivers. The Required Facility Agents may, in writing, from time to time, (a) enter into agreements with the Seller, the Originators, the Servicer and the Parent amending, modifying or supplementing this Agreement, and (b) in their sole discretion, grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller, the Originators, the Servicer or the Parent under this Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Facility Agents and LC Banks:

(i)    change the definitions of “Aggregate Exposure Amount”, “Concentration Limit”, “Downgrade Event”, “Eligible Receivable”, “Net Receivables Balance”, “Percentage Interest” or “Total Reserve Amount”, or any components of any of the foregoing, contained in this Agreement;

(ii)    change the definition of “Leverage Level” or any of the components or consequences thereof;

(iii)    reduce the amount of Aggregate Net Investment or Yield thereon or delay any scheduled date for payment thereof;

(iv)    reduce fees payable by the Seller to the Facility Agents or the Purchasers, or delay the dates on which such fees are payable;

(v)    extend the Scheduled Termination Date (except as extended in accordance with the terms of this Agreement);

(vi)    change any of the provisions of this Section 11.01 or the definition of “Required Facility Agents”; or

(vii)    change the first sentence of Section 11.02;

and provided, further, that no amendment, waiver or consent shall (a) increase the Purchase Group Maximum Net Investment of a Purchase Group or reduce the amount of Net Investment of, or Yield or fees payable to, any Purchase Group unless in writing and signed by the Facility Agent for such Purchase Group and its related Purchasers or (b) affect the rights of any LC Banks, including by the reduction of the amount of the Reimbursement Obligation or Yield thereon or any fees payable with respect to the Letters of Credit issued by it, unless in writing signed by such LC Bank. Any waiver of any provision hereof, and any consent to a departure by the Seller, an Originator, the Servicer or the Parent from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

To the extent that any Facility Agent for any Purchase Group determines that it (or the Conduit Purchaser(s) in such Purchase Group) is obligated by S&P or Moody’s to do so, such Facility Agent will provide S&P and/or Moody’s, as applicable, with a copy of each amendment to this Agreement prior to the effectiveness thereof.

Section 11.02.    Successors and Assigns; Assignments; Participations. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that except as provided in Section 4.01(c), no Ferguson Party may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Facility Agents. Each of the Purchasers may assign, (a) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any other then-existing Purchaser, any Support Provider or to any other Conduit Purchaser administered by its Facility Agent and (b) to any other Person, with the consent of the Seller and the Administrative Agent (and the LC Banks following the LC Effective Date), which consent shall not be unreasonably withheld or delayed; provided, that if a Termination Event exists, the Seller’s consent shall not be required. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, its Facility Agent) will be required to execute and deliver to the Seller, the Servicer and the Administrative Agent an Assumption Agreement (or other writing acceptable to the remaining parties hereunder), which will require such assignee to, among other things, deliver the tax forms required by Section 11.07, agree to the confidentiality provisions of Section 11.19 and such assignment must be recorded in book entries. Following any assignment in accordance with the foregoing criteria, the Purchase Group Percentage and Purchase Group Maximum Net Investment of each Purchase Group hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment (and Schedule I hereto shall be deemed to be amended accordingly). The Seller, each Originator and the Parent hereby agree and consent to the complete assignment by the applicable Conduit Purchasers of all of their respective rights under, interest in, title to and obligations under the Transaction Documents to the respective collateral agent under the applicable Conduit Purchaser’s Commercial Paper programs.

(b)    Any Committed Purchaser may sell participating interests (each acquirer of a participating interest, a “participant”) in its rights and obligations pursuant to this Agreement; provided, however, that the selling Committed Purchaser shall retain all rights and obligations under this Agreement and all parties to this Agreement shall continue to deal solely with such selling Committed Purchaser. Each agreement between a Committed Purchaser and a participant shall provide that (i) such Committed Purchaser shall retain the sole right to enforce the Transaction Documents and to approve any amendment, modification or waiver of any provision of this Agreement (other than any amendment, modification or waiver of a provision described in clause (ii) in Section 11.01 that affects such participant), (ii) such participant shall be entitled to receive no greater indemnity amounts than its related Committed Purchaser would have been entitled to receive (unless the Seller consents to such participant’s receipt of such greater amounts), (iii) such participant provide its related Committed Purchaser with the applicable tax forms that it would have had to provide under Section 11.07, if it were a Purchaser and (iv) such Committed Purchaser shall, as agent of the Seller solely for the purpose of this Section 11.02(b), record in book entries the name and the amount of the participating interest of each participant entitled to receive payments in respect of such participating interests.

(c)    Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any interests in the Receivable Interest and any rights to payment of Net investment and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of any Ferguson Party; provided, that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(d)    An LC Bank may assign its interests, rights and obligations as an LC Bank under this Agreement only with the consent of the Seller.

Section 11.03.    No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Purchaser, any LC Bank, any Facility Agent or either Co-Agent in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Co-Agents, the Facility Agents, Purchasers and the LC Banks under the Transaction Documents are cumulative and not exclusive of any rights or remedies which either Co-Agent, any Facility Agent, any Purchaser or any LC Bank would otherwise have.

Section 11.04.    No Discharge. The respective obligations of the Seller, the Originators, the Servicer and the Parent under the Transaction Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by either Co-Agent, any Facility Agent, any Purchaser or any LC Bank of any balance of any deposit account or credit on its books in favor of any Ferguson Party, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of any Ferguson Party as a matter of Law.

Section 11.05.    Set-Off. In case a Termination Event shall occur and be continuing, each Purchaser and LC Bank shall each have the right, in addition to all other rights and remedies available to it, without notice to any Ferguson Party, as the case may be, to set-off against and to appropriate and apply to any amount owing by any Ferguson Party hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, such Ferguson Party by a Purchaser or an LC Bank or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise), now or hereafter maintained by such Person with a Purchaser or an LC Bank, the Administrative Agent or the Co-Administrative Agent (it being understood that no such set-off with respect to any Ferguson Party shall be applied to any amounts owing by any other Person hereunder). Such right shall exist whether or not such debt owing to, or funds held for the account of, any Ferguson Party is or are matured other than by operation of this Section 11.05 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Purchaser or LC Bank. Each Facility Agent agrees that if its Purchase Group shall, by reason of any of its related Purchasers and LC Banks exercising any right of set-off or counterclaim or otherwise, receive payment of a portion of the Aggregate Net Investment which exceeds such Purchase Group’s Percentage of the Aggregate Exposure Amount, such Facility Agent shall, on behalf of its Purchase Group, purchase participations (and each Purchaser and LC Bank in such Facility Agent’s Purchase Group shall immediately reimburse the Facility Agent based on its interests in such Aggregate Exposure Amount) in the portion of the Aggregate Exposure Amount funded by each other Purchase Group, and such other adjustments shall be made, as may be required so that all reductions in the Aggregate Exposure Amount shall be shared by the Purchase Groups ratably in accordance with their respective Purchase Group Percentages. Nothing in this Agreement shall (a) be deemed a waiver or prohibition or restriction of any Purchaser’s or LC Bank’s or any holder’s rights of set-off or other rights under applicable Law or any Blocked Account Agreement or (b) affect a waiver of set-off provision in any Blocked Account Agreement or in any Letter of Credit.

Section 11.06.    Payments Set Aside. To the extent that any Ferguson Party or any Obligor makes a payment to a Purchaser or an LC Bank, or a Purchaser or LC Bank exercises its rights of set-off, and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to such Ferguson Party, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 11.06 shall survive the termination of this Agreement.

Section 11.07.    Tax Forms and Status. (a) Each Purchaser and each LC Bank agrees to provide the Seller, the Servicer, the Administrative Agent and the Facility Agent for such Purchaser and LC Bank with (A) (x) two appropriately executed copies of Internal Revenue Service Form W-9, or any successor form, on the date hereof (or, if later, on the date on which it becomes a Purchaser or LC Bank under this Agreement) certifying that such Purchaser or LC Bank is exempt from U.S. backup withholding or (y) two appropriate executed copies of Internal Revenue Service Form W-8ECI (or alternatively, Internal Revenue Service Form W-8BEN), or any successor forms, (i) on the date hereof (or, if later, the date on which it becomes an Purchaser or LC Bank under this Agreement), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) any other forms, certificates or information in connection therewith requested by the Seller, the Servicer, the Administrative Agent or the Facility Agent for such Purchaser or LC Bank.

(b)    If a payment made to a Purchaser under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller, the Servicer and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Seller or Servicer such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller, the Servicer or the Administrative Agent as may be necessary for the Seller, the Servicer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (b), FATCA shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser and each LC Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller, the Servicer, and the Administrative Agent in writing of its legal inability to do so.

Section 11.08.     Replacement of Purchase Groups. If (i) any Conduit Purchaser’s Commercial Paper ceases to have a short-term debt rating of “A-1” or better by S&P, “P-1” or better by Moody’s or “F-1” or better from Fitch Ratings (but only if such Conduit Purchaser’s Commercial Paper is then rated by such Rating Agency, (ii) any Purchase Group includes a Defaulting Purchaser, (iii) any Purchaser that has delayed a pending Purchase to a Deferred Purchase Date, or (iv) any Purchase Group makes an claim for indemnity pursuant to Section 2.14 (but not all Purchase Groups make such a claim)], as long as no Potential Termination Event or Termination Event then exists (or would occur after giving effect to any termination of a Purchase Group), upon notice to the related Facility Agent and the Administrative Agent, the Seller shall have the right to terminate the interests, rights and obligations of such Purchaser and its Purchase Group or require each Purchaser in such Facility Agent’s Purchase Group to assign and delegate, without recourse, all of its respective interests, rights and obligations under this Agreement to an Eligible Purchaser, or other Purchaser acceptable to the Administrative Agent, that shall execute an Assumption Agreement and, if applicable, shall not have the same cause to make a claim for indemnity pursuant to Section 2.14 or Section 10.02; provided, that each member of such terminated or assigning Purchase Group shall have received payment of an amount equal to all outstanding Net Investment, Yield in respect thereof, accrued and unpaid fees and all other Aggregate Unpaids payable to it hereunder, from the Seller or the assignee, as the case may be; and provided further, that if such terminated or assigning Purchase Group includes an LC Bank whose Letters of Credit will remain outstanding after such termination or assignment, as applicable, (i) the Seller makes a deposit to the LC Cash Collateral Account in an amount equal to the aggregate Stated Amount of such outstanding and undrawn Letters of Credit and (ii) such LC Bank (a) will remain a party hereto and shall continue to have the rights and obligations of an LC Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination or assignment, other than the right to receive the Used Fee or the Unused Fee, and (b) will have no LC Bank Sublimit and no obligation to issue additional Letters of Credit. The Seller agrees to use commercially reasonable efforts to cause the Letters of Credit issued by a LC Bank which is a member of a terminated or assigning Purchase Group to be terminated and replaced. The Administrative Agent shall (1) apply funds deposited to the LC Cash Collateral Account pursuant to this Section 11.08 to satisfy, as necessary, the Seller’s Reimbursement Obligations or the Required LC Cash Collateral Amount, and (2) transfer funds deposited in the LC Cash Collateral Account pursuant to this Section 11.08 to the Seller to the extent they exceed the sum of the aggregate Stated Amount of the outstanding and undrawn Letters of Credit of the LC Banks in the terminated or assigning Purchase Group and the amounts drawn on such Letters of Credit which have been reimbursed to such LC Banks.

Section 11.09.    No Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness of borrowed money of any Conduit Purchaser not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Purchaser to invoke, the process of any Official Body for the purpose of (a) commencing or sustaining a case against such Conduit Purchaser under any federal or state bankruptcy insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Purchaser or any substantial part of the property of such Person, or (c) ordering the winding up or liquidation of the affairs of such Conduit Purchaser.

Section 11.10.    No Recourse. The obligations of each Conduit Purchaser, under this Agreement shall be payable solely out of the funds of such Conduit Purchaser available for such purpose and shall be solely the corporate or limited liability company obligations of such Conduit Purchaser. No recourse shall be had for the payment of any amount owing by a Conduit Purchaser in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Affected Party, any Facility Agent, the Administrative Agent, or the Co-Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

Section 11.11    Holidays. Except as may be otherwise provided in this Agreement, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next Business Day.

Section 11.12.    Records. Except as may be otherwise provided in this Agreement to the contrary, all amounts calculated or due hereunder shall be determined from the records of the applicable Co-Agent or Facility Agent, which determinations shall be conclusive absent manifest error.

Section 11.13.    Term of Agreement. This Agreement shall terminate on the date of Facility Termination; provided, however, that (i) the indemnification and payment provisions set forth in Sections 2.14, 4.13 and 11.06 and Article X hereof and (ii) the agreement set forth in Section 11.09 and the limitations set forth in Section 11.10 hereof shall be continuing and shall survive any termination of this Agreement.

Section 11.14.    Notices. (a) All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including telexed, facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, courier, electronic mail or other mutually acceptable method of electronic delivery, or by telex or facsimile, in all cases with charges prepaid. All notices shall be sent to the applicable party at the notice addresses appearing on the signature page hereof (in the case of each of the Ferguson Parties and each of the Co-Agents) or on Schedule I hereto (in the case of the Facility Agents, the Purchasers and the LC Banks) or in accordance with the last unrevoked written direction from such party to the other parties hereto.

(b)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient.

Section 11.15.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 11.16.    Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

Section 11.17.    Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CHOICE OF LAWS PRINCIPLES

THEREOF). Each party hereto hereby submits to the nonexclusive jurisdiction of the federal courts for the Southern District of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Transaction Documents or any of the transactions contemplated thereby, and for such purpose, to the extent they may lawfully do so, waive any objection which each may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto.

Section 11.18.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 11.19.    Confidentiality. Each Ferguson Party agrees to keep the information contained in the Transaction Documents that relates to Yield, fees and other pricing terms strictly confidential. Each Purchaser, each LC Bank, each Facility Agent and each Co-Agent shall keep all non-public information obtained pursuant to the Transaction Documents and the transactions contemplated or otherwise relating to the Ferguson Party hereby or thereby or effected in connection herewith or therewith confidential and will not disclose such information to outside parties. Notwithstanding the foregoing, any party hereto may make disclosure (i) if it is obligated to do so pursuant to a request or order under any Law or pursuant to a subpoena or other legal process; (ii) if it is requested to do so by any regulatory authority; (iii) in the case of the Facility Agents, the Purchasers and the LC Banks, to bank examiners, and to potential assignees and participants; (iv) to its Affiliates, to its and its Affiliates’ directors, officers, employees, agents, auditors, counsel, equity holders and advisors; (v) in connection with any litigation or dispute or the exercise of any remedies under the Transaction Documents; (vi) to any rating agency; or (vii) by way of posting a copy of this Agreement on any website maintained by such party pursuant to the commitment to any Rating Agency relating to such party’s debt rating if required under 17 CFR 240.17g5(a)(3), subject to, in the case of each of clause (iii), (iv), (v) and (vi), reasonable efforts to cause the recipient of such proprietary information to keep it confidential.

Section 11.20.    USA Patriot Act. Each Committed Purchaser that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Ferguson Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each of the Ferguson Parties, which information includes the name and address of each of the Ferguson Parties and other information that will allow such Committed Purchaser to identify each of the Ferguson Parties in accordance with the Act.

Section 11.21.    Acquisitions. At such time as any Originator acquires the assets of another Person, including that Person’s receivables (such receivables, together with receivables generated by that Person after its acquisition by such Originator as well as receivables generated by such Originator through the business units/branches/division of that Person, until their respective Inclusion Dates, collectively, “Acquisition Receivables”), the Servicer shall notify the Facility Agents. At such time as the Acquisition Receivables relating to a particular acquisition are first reported on Ferguson’s computer data reporting system as exists on the Closing Date (which, in some cases, may be their date of acquisition), such Acquisition Receivables will become Receivables hereunder and under the Purchase and Contribution Agreement (each such time, the “Inclusion Date”). In connection with each Inclusion Date, the Required Facility Agents will promptly determine, which determination will be evidenced in writing from the Required Facility Agents, after receipt from the Seller and such Originator of appropriate data and conducting of any necessary due diligence, whether the applicable Acquisition Receivables may be considered to be Eligible Receivables; provided, however, that if, on the applicable Inclusion Date, such related Acquisition Receivables, together with other Acquisition Receivables which became Receivables hereunder on their respective Inclusion Dates during the 12-month period ending the last day of month preceding such Inclusion Date (with the Outstanding Balance of each pool of Acquisition Receivables determined at the applicable Inclusion Date), are less than 5.0% of the average Outstanding Balance of all Receivables during such 12-month period (before giving effect to such most recent Inclusion Date) satisfy all eligibility criteria, then such Receivables shall automatically be determined to be “Eligible Receivables”.

Section 11.22.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A BENCH TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.22 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 11.23.     Designated Excluded Receivables. s. (a) The Facility Agents agree that the receivables of the Designated Types specified on Schedule IV hereto shall be Designated Excluded Receivables. Schedule IV shall specify, for each Designated Type, the applicable Exclusion Date and the Originator(s) to which such Designated Types relate.

(b)    The Seller shall have the right to add from time to time the receivables owing to an Originator of a Designated Type as Designated Excluded Receivables as of a specified Exclusion Date, upon satisfaction of the following conditions:

(i)    the Seller (or the Servicer, on its behalf) shall provide the Facility Agents with a notice in substantially the form of Exhibit G hereto of its intention to add the receivables owing to an Originator of such Designated Type to the list of Designated Excluded Receivables, which notice shall be delivered not less than ten (10) Business Days before the Exclusion Date specified therein and shall further specify and include: (1) the Obligor name and customer number, or the Originator log-on location and log-on number, as applicable, of such Designated Type; (2) the applicable Originator(s) for such Designated Type’s receivables to be excluded; (3) an explanation of the reason for such addition; and (4) an updated Schedule IV (including the new Designated Excluded Receivables);

(ii)    as of such Exclusion Date, no Termination Event or Potential Termination Event shall have occurred and be continuing;

(iii)    such designation of a new Designated Type shall not result in there being more than 8 such designations during the Lookback Period for such Exclusion Date;

(iv)    such designation shall not have been made for reasons relating to the credit quality of the Receivables of such Designated Type or to manipulate the pool characteristics of the Receivables in a manner that would be expected to be materially adverse to the Purchasers; and

(v)    (1) the sum of (y) the aggregate, for all Designated Types added to Schedule IV during the Lookback Period for such Exclusion Date, of the aggregate Outstanding Balances of the Receivables generated during the Lookback Period of each such prior Designated Type, plus (z) the aggregate Outstanding Balance of Receivables generated during the Lookback Period for such Exclusion Date with respect to such new Designated Type would not exceed (2) 1% of the aggregate Outstanding Balance of the Receivables generated with respect to all Obligors (other than Excluded Receivables) in the Lookback Period for such Exclusion Date (all such calculations based on the information included in the Monthly Reports delivered during the relevant Lookback Periods).

(c)    For the avoidance of doubt, with respect to any Designated Type and its related Exclusion Date, all Receivables of that Designated Type which were generated prior to that Exclusion Date shall remain Receivables under this Agreement, the Purchase and Contribution Agreement and all other Program Agreements.

Section 11.24.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Janine D. Marsini
	Name:	Janine D. Marsini
	Title:	Authorized Signatory

SUNTRUST BANK, as Co-Administrative Agent

By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	First Vice President

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

THUNDER BAY FUNDING, LLC, as a Conduit Purchaser

By:	Royal Bank of Canada, as attorney-in-fact

By:	/s/ Janine D. Marsini
	Name:	Janine D. Marsini
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Committed Purchaser and a Facility Agent

By:	/s/ Janine D. Marsini
	Name:	Janine D. Marsini
	Title:	Authorized Signatory

By:	/s/ Veronica L. Gallagher
	Name:	Veronica L. Gallagher
	Title:	Authorized Signatory

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

SUNTRUST BANK, as a Committed Purchaser

By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	First Vice President

SUNTRUST BANK, as a Facility Agent

By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	First Vice President

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

BARTON CAPITAL LLC, as a Conduit Purchaser and a Committed Purchaser

By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as a Facility Agent

By:	/s/ C. Steve Coffman
	Name:	C. Steve Coffman
	Title:	Director

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser

By:	MAF Receivables Corp., Its Member

By:	/s/ Dewen Tarn
	Name:	Dewen Tarn
	Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:	/s/ David Kee
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC., as a Facility Agent

By:	/s/ Makoto Tagaya
	Name:	Makoto Tagaya
	Title:	President

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON RECEIVABLES, LLC, as Seller

By:	/s/ Brenda L. Crowder
	Name:	Brenda L. Crowder
	Title:	Treasurer

Address for Notices:

12500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON ENTERPRISES, LLC, as Servicer and as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Chief Financial Officer

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

CAL-STEAM, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

THE DAVIDSON GROUP COMPANIES, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

DAVIS & WARSHOW, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

ENERGY & PROCESS CORPORATION, as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

FERGUSON FIRE AND FABRICATION, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

L&H SUPPLY, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

ONDA-LAY PIPE AND RENTAL, INC., as an Originator

By:	/s/ David L. Keltner
	Name:	David L. Keltner
	Title:	Senior Vice President

Address for Notices:

2500 Jefferson Ave.
Newport News, VA 23602
Attention: General Counsel
Telephone: (757) 874-7795
Fax: (757) 989-2985

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

WOLSELEY PLC, as Parent

By:	/s/ R. Sholyekov
	Name:	R. Sholyekov
	Title:	Company Secretary

Address for Notices:

26 New Street
St. Helier
Jersey
JE2 3RA
Channel Islands

With a copy to:

Corporate Headquarters
Grafenauweg 10
CH-6301, Zug
Switzerland
Attention:
Telephone:
Fax: +41 (0) 41 723 22 31

[Signature Page to Receivables Purchase Agreement (Ferguson Receivables, LLC)]

EXHIBIT A

CREDIT AND COLLECTION POLICY

[On File with the Administrative Agent]

A-1

EXHIBIT B

FORM OF MONTHLY REPORT

B-1

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

This Assumption Agreement (this “Agreement”) dated as of [            ], 20     is made by [                    ] [(together with the Assignor’s Facility Agent (as defined below), the “New Purchaser”) pursuant to Section 2.16] [(together with the Assignor’s Facility Agent (as defined below), the “Assignor”) to [                    ] (the “Assignee”)] pursuant to Section [2.16] [11.02] [11.08]] of the Receivables Purchase Agreement dated as of July 31, 2013 (as modified, supplemented, amended or restated from time to time, the “Receivables Purchase Agreement”), among Ferguson Receivables, LLC, as Seller, Ferguson Enterprises, LLC, as Servicer and as an Originator, the Originators from time to time party thereto, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule I thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, Royal Bank of Canada, as Administrative Agent, SunTrust Bank, as Co-Administrative Agent, and Ferguson plc, as parent guarantor. Capitalized terms used (but not defined) in this Agreement shall have the meanings provided in the Receivables Purchase Agreement.

[Section 1.    Assignment and Assumption. In consideration of the payment of $         by the Assignee to the Assignor, the receipt and sufficiency of which payment is hereby acknowledged, effective on             , 20     (the “Effective Date”), the Assignor hereby assigns to the Assignee (or to                     (the “Assignee’s Facility Agent”) for the benefit of the Assignee) without recourse and (except as provided below) without representation or warranty, and the Assignee hereby purchases and assumes, an undivided     % interest in the Assignor’s portion of its Purchase Group’s Net Investment, together with the Assignor’s related undivided interest in the Receivable Interest. The Assignor represents and warrants to the Assignee (and to the Assignee’s Facility Agent) that (i) it owns the portion of its Purchase Group’s Net Investment assigned hereby and (ii) it has not created any Lien upon or with respect to the portion of its Purchase Group’s Net Investment assigned hereby.]

[Section 2.    Acceptance. The New Purchaser desires to accept a     % undivided interest in the Aggregate Net Investment, together with a related undivided interest in the Receivable Interest, and upon payment of $         to the Seller on             , 20     (the “Effective Date”) to acquire such interests will become a Purchaser under the Receivables Purchase Agreement.]

Section 3.    Effect of [Assignment and] Assumption. (a) From and after the Effective Date, (i) the [New Purchaser] [Assignee] (and the other members of its Purchase Group) shall be a party to and be bound by all of the terms of the Receivables Purchase Agreement and shall, to the extent of the interests assigned pursuant to this Assignment, have the rights and obligations of a Purchaser thereunder [and (ii) to the extent of the interests assigned pursuant to this Agreement, the Assignor shall relinquish its rights and be released from its obligations under the Receivables Purchase Agreement]. Without limiting the generality of this Section 2(a), the [Assignee] [New Purchaser] acknowledges receipt of a copy of Section 11.19 of the Receivables Purchase Agreement and agrees to be bound thereby.

(b)    [After giving effect to the assignment effected by this Agreement, (i) the Assignor’s Purchase Group Maximum Net Investment shall be $         and its Purchase Group Percentage [(based on information provided by the Administrative Agent)] shall be     %, (ii) the Assignee’s Purchase Group shall consist of the Assignee, [as Conduit Purchaser,] the Assignee’s Facility Agent, as its Facility Agent, [                    ], as its Committed Purchaser [and [                    ], as LC Bank], and (iii) the Assignee’s [initial] Purchase Group Maximum Net Investment shall be $         and its [initial] Purchase Group Percentage [(based on information provided by the Assignor)] shall be    %.]

(b)    [After giving effect to the purchase effected by this Agreement, (i) the New Purchaser’s Purchase Group Maximum Net Investment shall be $         and its Purchase Group Percentage [(based on information provided by the Administrative Agent)] shall be     %, and (ii) the New Purchaser’s Purchase Group shall consist of the New Purchaser, [as Conduit Purchaser,] the New Purchaser’s Facility Agent, as its Facility Agent, [                    ], as its Committed Purchaser [and [                    ], as LC Bank].]

Section 4.    The Co-Agents. The [Assignee’s] [New Purchaser’s] Facility Agent hereby accepts (for itself and the other members of its Purchase Group) the appointment of and authorizes each of the Co-Agents to take such action on its behalf and to exercise such powers as are delegated to such Co-Agent in its capacity under, by the terms of, the Receivables Purchase Agreement, together with such powers as are reasonably incidental thereto.

Section 5.    Miscellaneous. (a) This Agreement shall be effective upon receipt by the Assignor of the payment specified in Section 1 and the delivery of a fully executed counterparts of this Agreement to each of the Administrative Agent, the Servicer and the Seller.

(b)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CHOICE OF LAWS PRINCIPLES THEREOF).

(c)    The addresses for notices and for payments to the [Assignee] [New Purchaser], its Facility Agent, its Committed Purchaser [and its LC Bank] shall, for all purposes of the Receivables Purchase Agreement, be as set forth on the signature pages hereto (as such information may be changed from time to time in accordance with Section 11.14 of the Receivables Purchase Agreement). Schedule I to the Receivables Purchase Agreement shall be amended to reflect the [assignment and assumption] [purchase] effectuated by this Agreement.

(d)    This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

[ASSIGNOR] [NEW PURCHASER]

By:
Name:
Title:

[[ASSIGNOR’S] [NEW PURCHASER’S] FACILITY AGENT], as [ ] Facility Agent

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Address for Notices:

Address for Funds Transfer:

[ASSIGNEE’S FACILITY AGENT], as [ ] Facility Agent

By:
Name:
Title:

Address for Notices:

Address for Funds Transfer:

[ASSIGNEE’S COMMITTED PURCHASER], as Committed Purchaser

By:
Name:
Title:

Address for Notices:

Address for Funds Transfer:

CONSENTED TO: (if applicable)

FERGUSON RECEIVABLES, LLC, as Seller

By:
Name:
Title:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

[EACH FACILITY AGENT]

By:
Name:
Title:

EXHIBIT D

FORM OF ADDENDUM/AMENDMENT

(EXTENSION OF SCHEDULED TERMINATION DATE)

This Addendum/Amendment (this “Agreement”) dated as of [            ], 20     to Receivables Purchase Agreement (defined below) is entered into by and among Ferguson Receivables, LLC (the ”Seller”), Ferguson Enterprises, Inc., as Servicer and as an Originator, the Originators from time to time party to the Receivables Purchase Agreement, the Conduit Purchasers listed on Schedule I to the Receivables Purchase Agreement, the Committed Purchasers listed on Schedule I to the Receivables Purchase Agreement, the LC Banks listed on Schedule I to the Receivables Purchase Agreement, the Facility Agents listed on Schedule I to the Receivables Purchase Agreement, Royal Bank of Canada, as Administrative Agent, SunTrust Bank, as Co-Administrative Agent, and Ferguson plc, as parent guarantor, pursuant to Section 2.17 of the Receivables Purchase Agreement dated as of July 31, 2013 (as modified, supplemented, amended or restated from time to time, the “Receivables Purchase Agreement”), among the same parties. Capitalized terms used (but not defined) in this Agreement shall have the meanings provided in the Receivables Purchase Agreement.

Section 1.    Extension of Scheduled Termination Date. Pursuant to Section 2.17 of the Receivables Purchase Agreement, the Seller requested that the Scheduled Termination Date be extended. The Facility Agents, on behalf of their respective Purchase Groups, [other than [                    ] , on behalf of the [                    ] Purchase Group (the “Non-Extending Purchase Group”)] have agreed to extend the Scheduled Termination Date. As of the [Non-Pro Rata] Extension Date (defined below), the Scheduled Termination Date is hereby extended to [            , 20[    ]].

[Section 2.    Allocations and Payments to Non-Extending Purchase Group. On the Non-Pro Rata Extension Date (a) the Maximum Net Investment (and the LC Sub-Facility) is hereby reduced by $[         ] (the amount of the Non-Extending Purchase Group’s Purchase Group Maximum Net Investment) and (b) the Servicer shall set aside and hold in trust for the Non-Extending Purchase Group, a ratable percentage of Collections (based on the Exposure Amount of the Non-Extending Purchase Group as a percentage of the Aggregate Exposure Amount). If the amount so set aside on the Non-Pro Rata Extension Date is not adequate to repay the Non-Extending Purchase Group’s Net Investment, together with Yield thereon and other Aggregate Unpaids due to it, then on each Business Day after the Non-Pro Rata Extension Date, unless a Termination Event or Potential Termination Event shall have occurred and be continuing or would occur after giving effect to the payment of such amounts, the Servicer shall allocate to the Non-Extending Purchase Group its ratable portion of Collections (up to such Net Investment, Yield and other amounts). On each Distribution Date after the Non-Pro Rata Extension Date, the Servicer shall pay from the amounts so allocated and set aside, to the Facility Agent for the Non-Extending Purchase Group the Non-Extending Purchase Group’s Net Investment, Yield thereon and other Aggregate Unpaids due them until such amounts have been paid in full. The Facility Agent for the Non-Extending Purchase Group shall (i) not be obligated to make any Purchases or Issue or Modify Letters of Credit on and after the Non-Pro Rata Extension Date and (ii) relinquish its rights and be released of its obligations under the Receivables Purchase Agreement on and as of the date on which its Aggregate Unpaids have been fully repaid. ]

Section 3.    Representations and Warranties. Each of the Ferguson Parties hereby represents and warrants to each of the other parties hereto that, as to itself:

(a)    (i) it has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Receivables Purchase Agreement (as modified by this Agreement) and the other Transaction Documents, (ii) the execution and delivery of this Agreement and the performance of its obligations under the Receivables Purchase Agreement (as modified by this Agreement) and the other Transaction Documents have been duly authorized by all necessary corporate or business action on its part and (iii) this Agreement and its obligations under the Receivables Purchase Agreement (as modified by this Agreement) and the other Transaction Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)    on the date hereof, before and after giving effect to this Agreement, no Termination Event or Potential Termination Event has occurred and is continuing.

Section 4.    [Non-Pro Rata] Extension Date. The [Non-Pro Rata] Extension Date shall occur as of the date hereof (the “[Non-Pro Rata] Extension Date”) at such time as the Co-Agents and each Facility Agent shall have received (a) executed counterparts hereof, and [(ii) amended and restated Fee Letter and any extension fees].

Section 5.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CHOICE OF LAWS PRINCIPLES THEREOF).

Section 6. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

SUNTRUST BANK, as Co-Administrative Agent

By:
Name:
Title:

THUNDER BAY FUNDING, LLC, as a Conduit Purchaser

By:	Royal Bank of Canada, as attorney-in-fact

By:
Name:
Title:

ROYAL BANK OF CANADA, as a Committed Purchaser and a Facility Agent

By:
Name:
Title:

By:
Name:
Title:

SUNTRUST BANK, as a Committed Purchaser

By:
Name:
Title:

SUNTRUST BANK, as a Facility Agent

By:
Name:
Title:

BARTON CAPITAL LLC, as a Conduit Purchaser and a Committed Purchaser

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as a Facility Agent

By:
Name:
Title:

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser

By:	MAF Receivables Corp., Its Member

By:
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC., as a Facility Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Facility Agent

By:
Name:
Title:

FERGUSON RECEIVABLES, LLC, as Seller

By:
Name:
Title:

FERGUSON ENTERPRISES, LLC, as Servicer and as an Originator

By:
Name:
Title:

ENERGY & PROCESS CORPORATION, as an Originator

By:
Name:
Title:

FERGUSON FIRE & FABRICATION, INC., as an Originator

By:
Name:
Title:

FERGUSON PLC, as Parent

By:
Name:
Title:

Exhibit E

FORM OF PURCHASE NOTICE/LETTER OF CREDIT REQUEST

PURCHASE NOTICE

[DATE]

To:        Addressees on Schedule I hereto

From:    Ferguson Receivables, LLC (the “Seller”)

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to Section 2.02 of that certain Receivables Purchase Agreement (the “Agreement”), dated as of July 31, 2013 (as amended, supplemented, restated or otherwise modified from time to time), among Ferguson Receivables, LLC; Ferguson Enterprises, LLC, the Originators, the Conduit Purchasers; the Committed Purchasers; the Facility Agents; Royal Bank of Canada, as Administrative Agent; SunTrust Bank, as Co-Administrative Agent; and Ferguson plc.

A.	(i)	Pursuant to Section 2.02 of the Agreement, the undersigned hereby requests an Incremental Purchase in the following aggregate amount, (at least $1,000,000 or any higher multiple of $100,000 per each Purchase Group) which will be allocated among the Purchase Groups as set forth on Schedule I hereto:	[ ]

	(ii)	The date such Incremental Purchase is requested is:	[ ]

	(iii)	The Aggregate Net Investment under the Agreement, after giving effect to the requested Incremental Purchase under (i) above, will equal:	[ ]

	(iv)	The amount in (iii) above does not exceed the Maximum Net Investment, which equals:	[ ]

	(v)	The Percentage Interest under the Agreement, after giving effect to the requested Incremental Purchase under (i) above, will equal:	[ ]

	(vi)	The amount in (v) above does not exceed the maximum Percentage Interest, which equals:	[ ]

	(vii)	The amount in (i) above shall be wired to the Designated Account specified in the Agreement, as follows:

Bank Name: Bank of America 411 North Akard Street Dallas, TX 75201 ABA No.: 026009593 Account Name: Ferguson Receivables, LLC Account No.: 4427713552

E-1

B.

The undersigned Responsible Officer hereby acknowledges that the delivery of this Purchase Notice and the acceptance by the undersigned of the proceeds of the Purchase requested hereby constitute a representation and warranty by the undersigned that, on the date of such Purchase, and before and after giving effect thereto and to the application of the proceeds there from, all conditions set forth in Section 3.03 and, as applicable, Section 3.04 of the Agreement have been satisfied.

The undersigned Responsible Officer agrees that if prior to the time of the Purchase requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Committed Purchaser and each Conduit Purchaser, if any, in your Purchase Group. Except to the extent, if any, that prior to the time of the Purchase requested hereby you and each Committed Purchaser and each Conduit Purchaser, if any, in your Purchase Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Purchase as if then made.

Capitalized terms used by not defined herein shall have the meanings given to them in the Agreement.

The undersigned certifies to the accuracy of the foregoing.

Date:	FERGUSON RECEIVABLES, LLC

By:
Name:
Title:

E-2

Schedule I to Purchase Notice/Letter of Credit Request

Royal Bank of Canada, as Administrative Agent and a Facility Agent

SunTrust Bank, as Co-Administrative Agent and a Facility Agent

Societe Generale, as a Facility Agent

SMBC Nikko Securities America, Inc., asa Facility Agent

PNC Bank, National Association, as a Facility Agent

Exhibit F

FORM OF OPTIONAL REDUCTION NOTICE

FERGUSON RECEIVABLES, LLC

Reference is made to Section 2.15(b) of the Receivables Purchase Agreement dated as of July 31, 2013 (as modified, supplemented, amended or restated from time to time, the “Receivables Purchase Agreement”), among Ferguson Receivables, LLC, as Seller, Ferguson Enterprises, LLC, as Servicer and as an Originator, the Originators from time to time party thereto, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule I thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, Royal Bank of Canada, as Administrative Agent, SunTrust Bank, as Co-Administrative Agent, and Ferguson plc, as parent guarantor. Capitalized terms used (but not defined) in this Agreement shall have the meanings provided in the Receivables Purchase Agreement.

1.    Pursuant to Section 2.15(b) of the Receivables Purchase Agreement, the Seller has determined to reduce the Aggregate New Investment from $[        ] to $[        ], resulting in an Optional Reduction Amount of $[        ].

2.    The Optional Reduction Date will occur on [                    ], on which Optional Reduction Date, the Optional Reduction Amount will be paid to the Facility Agents in accordance with their ratable shares of the Aggregate Net Investment, together with any applicable Break Funding Costs.

3.    Each Facility Agent is responsible for providing the Seller and the Servicer with an invoice for its Break Funding Costs, if any, due on the Optional Reduction Date in advance of the Optional Reduction Date.

The Seller has caused this Optional Reduction Notice to be executed and delivered as of this      day of             , 201[  ].

FERGUSON RECEIVABLES, LLC

By:
Name:
Title:

F-1

Exhibit G to

Receivables Purchase Agreement

FORM OF NOTICE OF DESIGNATED EXCLUDED RECEIVABLES

FERGUSON RECEIVABLES, LLC

Reference is made to Section 11.23 of the Receivables Purchase Agreement dated as of July 31, 2013 (as modified, supplemented, amended or restated from time to time, the “Receivables Purchase Agreement” and such Section, the “Exclusion Section”), among Ferguson Receivables, LLC, as Seller, Ferguson Enterprises, LLC, as Servicer, the Originators from time to time party thereto, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, Royal Bank of Canada, as Administrative Agent, SunTrust Bank, as Co-Administrative Agent, and Ferguson plc, as parent guarantor.    Capitalized terms used (but not defined) in this Notice of Designated Excluded Receivables Addition (the “Notice”) shall have the meanings provided in the Receivables Purchase Agreement.

1.    Pursuant to the Exclusion Section:

(i) the Seller has determined to designate the receivables owing to [Name of Originator(s)], which are owing by [Name of Obligor] [Originator log-on location(s)], identified by [Customer Number] [Log-On Number] [#], as Designated Excluded Receivables (the “Designation” and such Receivables, the “Designated Receivables”);

(ii) such Designation shall be effective on [        ] [    ], 20[    ] (with respect to the Designated Type and Originator(s) above, the “Exclusion Date”), which date is not less than ten (10) Business Days subsequent to the date of this Notice.

2.    The reason for the Designation is [                    ].

3.    The Designation provided in this Notice shall be the [                    ] Designation of a new Designated Type in the Lookback Period for such Exclusion Date.

4.    The Seller hereby certifies that as of the date hereof:

(i)    no Termination Event or Potential Termination Event has occurred and is continuing;

(ii)    (1) the sum of (y) the aggregate, for all Designated Types added to Schedule IV during the Lookback Period for such Exclusion Date, of the aggregate Outstanding Balances of the Receivables generated during the applicable Lookback Period of each such prior Designated Type, plus (z) the aggregate Outstanding Balance of Receivables generated during the Lookback Period for such Exclusion Date with respect to such new Designated Type would not exceed (2) 1% of the aggregate Outstanding Balance of the Receivables generated with respect to all Obligors (other than Excluded Receivables) in the Lookback Period for such Exclusion Date (all such calculations based on the information included in the Monthly Reports delivered during the relevant Lookback Periods); and

(iii)    the Designation has not been made for reasons relating to the credit quality of the Designated Receivables or to manipulate the pool characteristics of the Receivables in a manner that would be expected to be materially adverse to the Purchasers.

In effecting the Designation on the date specified above, the Seller shall be deemed to re-certify the foregoing.

5.    Attached to this Notice is a copy of Schedule IV revised to include the Designated Type, the applicable customer or log-on number(s) for the Designated Type, the Originator(s) of the Designated Receivables and the Exclusion Date.

The Seller has caused this Notice to be executed and delivered as of this          day of             , 20[    ].

FERGUSON RECEIVABLES, LLC

By:
Name:
Title:

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

FERGUSON RECEIVABLES, LLC

By:
Name:
Title:

FERGUSON ENTERPRISES, LLC

By:
Name:
Title:

ENERGY & PROCESS CORPORATION

By:
Name:
Title:

FERGUSON FIRE & FABRICATION, INC.

By:
Name:
Title:

FERGUSON PLC

By:
Name:
Title:

ROYAL BANK OF CANADA, as Administrative Agent and a Facility Agent

By:
Name:
Title:

By:
Name:
Title:

SUNTRUST, as Co-Administrative Agent and a Facility Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as a Facility Agent

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC, as a Facility Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Facility Agent

By:
Name:
Title:

SCHEDULE I

TO

RECEIVABLES PURCHASE AGREEMENT

(AS OF DECEMBER 6, 2013)

SCHEDULE II

SCHEDULE OF

DEPOSITARY BANKS,

ACCOUNTS AND

LOCKBOXES

(Effective September 8, 2017)

SCHEDULE III

LC BANKS AND LC BANK SUBLIMITS

Schedule IV to

Receivables Purchase Agreement

(Effective as of March 1, 2016)